UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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SERVICENOW, INC.

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2225 Lawson Lane
Santa Clara, California 95054

April 24, 2020

To Our Shareholders,

You are cordially invited to attend the 2020 Annual Meeting of Shareholders of ServiceNow, Inc., a Delaware corporation (“ServiceNow”) on Wednesday, June 17, 2020 at 9:00 a.m. (Pacific Time). The annual meeting will be conducted online through a live webcast, which is often referred to as a “virtual meeting” of shareholders. As digital transformation makes our lives safer, more efficient and more convenient, our virtual shareholder meeting format allows us to increase shareholder access, save us and our shareholders time and money and preserve our shareholders’ rights and opportunities to participate in the meeting as effectively as they could by attending the meeting in person. Particularly at a time of increasing limitations on public gatherings and travel, our digital format allows shareholders to participate safely, conveniently and effectively. You will be able to listen to the official meeting, submit questions and comments and vote your shares from any location with an Internet connection. You also will be able to submit questions before the meeting. You can participate by visiting www.virtualshareholdermeeting.com/NOW2020. As a shareholder, all you need to join the meeting is the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding Availability of Proxy Materials (the “Notice of Internet Availability”). You may also submit comments and questions before the meeting at the same website address.

We have elected to deliver our proxy materials to our shareholders over the Internet under the Securities and Exchange Commission rules that allow companies to do so. This delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without adversely impacting our shareholders’ timely access to this important information. On or about April 24, 2020, we expect to mail to our shareholders the Notice of Internet Availability containing instructions on how to access our proxy statement for our 2020 Annual Meeting of Shareholders and our 2019 annual report to shareholders. The Notice of Internet Availability also provides instructions on how to vote by mail or over the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters we will discuss and vote on at the 2020 Annual Meeting of Shareholders are described in the notice of annual meeting on the next page, as well as the full proxy statement.

Please use this opportunity to share your views by participating in our meeting and voting your shares. Even if you cannot participate in the meeting, please vote over the Internet or by telephone or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.

We appreciate your continued support of ServiceNow as we strive to create the defining enterprise software company of the 21st century.

Sincerely,

William R. “Bill” McDermott
President and Chief Executive Officer

2225 Lawson Lane
Santa Clara, California 95054

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS
To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders (together with any adjournments, postponements or other delays thereof, the “Annual Meeting”) of ServiceNow, Inc., a Delaware corporation (the “Company”), will be conducted via a live webcast at www.virtualshareholdermeeting.com/NOW2020 on Wednesday, June 17, 2020 at 9:00 a.m. (Pacific Time).

We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.
To elect three Class II directors, each to serve until the 2023 annual meeting of shareholders and until his or her successor is elected and qualified or his or her earlier death, resignation or removal;

2.	To hold a non-binding advisory vote on a resolution to approve the compensation of our named executive officers (commonly referred to as “Say-on-Pay”);

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

4.	To approve an amendment to our Restated Certificate of Incorporation to declassify our board of directors.

In addition, shareholders may be asked to consider and vote upon such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on April 20, 2020 are entitled to notice of, and to vote at, the Annual Meeting.

All shareholders are invited to attend the Annual Meeting. Any shareholder attending the Annual Meeting may vote online at the Annual Meeting even if the shareholder previously voted. The previous votes will be superseded by the vote such shareholder casts online at the Annual Meeting.

Thank you for your continued support of ServiceNow.

By Order of the Board of Directors,
Russell S. Elmer
General Counsel and Secretary
Santa Clara, California
April 24, 2020

Whether or not you expect to attend the Annual Meeting, we encourage you to read this proxy statement and vote over the Internet, by telephone or by requesting and submitting your proxy card as soon as possible, so that your shares may be represented at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section titled “Questions and Answers” beginning on page 1 of the proxy statement and the instructions on the enclosed Notice of Internet Availability.
STATEMENT FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

SERVICENOW, INC.
2225 Lawson Lane
Santa Clara, California 95054
________________
PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

________________
April 24, 2020

GENERAL INFORMATION

We are soliciting the accompanying proxy on behalf of the board of directors (the “Board of Directors” or the “Board”) of ServiceNow, Inc. (the “Company” or “ServiceNow”) for use at the Company’s 2020 Annual Meeting of Shareholders (together with any adjournments, postponements or other delays, the “Annual Meeting”) to be conducted via a live webcast at www.virtualshareholdermeeting.com/NOW2020 on Wednesday, June 17, 2020 at 9:00 a.m. (Pacific Time).

QUESTIONS AND ANSWERS

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters will be voted on at the Annual Meeting?

The following items will be voted on at the Annual Meeting:

•
The election of three Class II directors, each to serve until the 2023 annual meeting of shareholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal;

•	A non-binding advisory vote on a resolution to approve the compensation of our named executive officers (commonly referred to as “Say-on-Pay”);

•	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020;

•	The amendment to the Company’s Restated Certificate of Incorporation (“Charter”) to declassify our Board of Directors; and

•	Any other business that may properly come before the Annual Meeting.

What are the voting recommendations of our Board of Directors?

Our Board of Directors recommends that you vote:

•
“FOR” the election of each of William R. McDermott, Anita M. Sands, and Dennis M. Woodside as Class II directors, each to serve until the 2023 annual meeting of shareholders and until his or her successor is elected and qualified or his or her earlier death, resignation or removal;

•	“FOR” the approval, on an advisory and non-binding basis, of the compensation of our named executive officers (commonly referred to as “Say-on-Pay”);

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

•	“FOR” the amendment to our Charter to declassify our Board.

If any other items of business or other matters are properly brought before the Annual Meeting and you have not given us prior instruction on how to vote your shares, your proxy gives authority to the persons named on the proxy card to vote those shares with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting. We are not currently aware of any other matters that may properly be presented by others for action at the Annual Meeting.

Where can I access the proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders via the Internet instead of mailing printed copies of those materials to each shareholder. However, on or about April 24, 2020, we expect to mail to our shareholders a Notice Regarding Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy materials, including this proxy statement and our 2019 annual report to shareholders. The Notice of Internet Availability also provides instructions on how to vote over the Internet, by telephone and by mail and includes instructions on how to receive a paper copy of the proxy materials by mail.

This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials without adversely impacting your timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

What is the record date?

Only holders of record of our common stock at the close of business on April 20, 2020 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 190,703,756 shares of common stock outstanding and entitled to vote. No shares of preferred stock were outstanding as of such date.

What is a quorum?

The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the close of business on the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are virtually present and vote online at the meeting or if you have properly submitted a proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum. If a quorum is not obtained, the chairperson of the Annual Meeting or the holders of a majority of the shares of common stock present at the Annual Meeting may adjourn the Annual Meeting to a later date.

Who is entitled to vote?

Shareholder of Record. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the shareholder of record with respect to those shares. As a shareholder of record, you may vote online at the Annual Meeting, by telephone, over the Internet, or by filling out and returning the proxy card.

Beneficial Owner. If, at the close of business on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee on your behalf, then you are considered to be the “beneficial owner” of shares. In the system of record used for identifying shareholders, those shares will be reported as being held by the nominee (e.g., your brokerage firm). We refer to those shares as being held in “street name.” As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account by following the voting instructions that your nominee provides. The nominee that holds your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. Because you are not the shareholder of record in that case, you may vote your shares online at the Annual Meeting only by following the instructions from your brokerage firm, bank or other nominee.

How many votes do I have?

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on the Record Date. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner in street name through a brokerage firm, bank or other nominee.

Why are you holding a virtual meeting and how can I attend?

We believe hosting our Annual Meeting virtually expands access and enables improved communication by allowing shareholders to participate from any location. Digital transformation of experiences like our Annual Meeting allow shareholders to gather safely and without the burden to the environment from traveling. We have designed our virtual format to expand, rather than reduce, shareholder access, participation and communication. Shareholders will be able to attend our Annual Meeting, vote and submit questions online from virtually any location around the world.

We do not place restrictions on the type or form of questions that you may ask; however, we ask that you be respectful, and we reserve the right to edit profanity or other inappropriate language for publication. During the live Q&A portion of the Annual Meeting, we will answer questions as they come in and address those asked in advance, as time permits. We have committed to publishing and answering each question received on the Investor Relations section of our website, which can be found at https://investors.servicenow.com, following the Annual Meeting. Although the live webcast is available only to shareholders at the time of the Annual Meeting, a replay of the Annual Meeting will be publicly available 24 hours after the Annual Meeting at www.virtualshareholdermeeting.com/NOW2020. Our virtual Annual Meeting website contains instructions for addressing technical and logistical issues related to accessing the virtual Annual Meeting and accessing technical support to assist a shareholder who encounters any difficulties accessing the virtual Annual Meeting.

To participate in our virtual Annual Meeting, visit www.virtualshareholdermeeting.com/NOW2020 and enter your 16-digit control number included in the Notice of Internet Availability, on your proxy card or in the instructions that accompanied your proxy materials.

How do I vote?

Shareholders of Record. If you are a shareholder of record, you may vote in one of the following ways:

•
You may vote by telephone or over the Internet. To vote by telephone or over the Internet, follow the instructions provided in the Notice of Internet Availability or proxy card. If you vote by telephone or over the Internet, you do not need to return a proxy card by mail.

•	You may vote by mail. If you request or receive a paper proxy card, simply sign and date the proxy card and return it in the envelope provided.

•
You may vote online at the Annual Meeting website. If you plan to attend the Annual Meeting, you may vote online at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/NOW2020. Please have your 16-digit control number to join the Annual Meeting.

Votes submitted by telephone, over the Internet or by mail must be received by 11:59 p.m., Eastern Time, on June 16, 2020. Submitting your proxy (whether by telephone, over the Internet or by mail if you request or receive a paper proxy card) will not affect your right to vote online at the Annual Meeting should you decide to attend.

Beneficial Owners. If you are the beneficial owner of shares held of record by a brokerage firm, bank or other nominee (as described above in the question “Who is Entitled to Vote?”), you will receive voting instructions from your nominee. You must follow the voting instructions provided by your nominee to instruct your nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your brokerage firm, bank or other nominee. As discussed above, you may vote your shares online at the Annual Meeting only by following the instructions from your brokerage firm, bank or other nominee.

What are abstentions and broker non-votes, and what are the effects of those? How many votes are needed for approval of each matter?

Abstentions. An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal. If a shareholder indicates that it wishes to abstain from voting its shares, or if a brokerage firm, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for such shares, the shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence of a quorum.

Broker Non-Votes. A broker non-vote occurs when shares held by a brokerage firm, bank or other nominee holding shares for a beneficial owner are not voted with respect to a proposal because (1) the brokerage firm or other nominee has not received voting instructions from the shareholder who beneficially owns the shares and (2) the brokerage firm or other nominee lacks the authority to vote the shares in the brokerage firm’s discretion. Under the rules of the NYSE, brokerage firms, banks and other nominees do not have discretionary authority to vote shares with respect to Proposal No. 1 (election of directors), Proposal No. 2 (compensation of named executive officers) or Proposal No. 4 (Charter Amendment), but do have discretionary authority to vote shares with respect to Proposal No. 3 (ratification of independent registered public accounting firm). This means that, for example, if you hold your shares at a brokerage firm and do not instruct your broker on how to vote your shares, the broker will not vote your shares for Proposals 1, 2 or 4, but may vote your shares for Proposal 3. For every matter other than Proposal No. 4, broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast for or against a proposal. Therefore, a broker non-vote will make a quorum more readily attainable, but will not otherwise affect the outcome of the vote on any proposal other than Proposal No. 4.

Proposal	Votes Required for Approval	How May You Vote?	Will “Broker Non-Votes” impact the outcome?	Will “Abstentions” impact the outcome?
Proposal No. 1: Election of Directors	Votes cast “For” such nominee exceed the votes cast “Against” such nominee(1)	“For”, “Against”, or “Abstain” with respect to each nominee	No	No, so long as quorum exists
Proposal No. 2: Advisory vote to approve the compensation of our named executive officers(2)	Majority of votes cast(3)	“For”, “Against”, or “Abstain”	No	No, so long as quorum exists
Proposal No. 3: Ratification of the appointment of PricewaterhouseCoopers LLP	Majority of votes cast(3)	“For”, “Against”, or “Abstain”	No	No, so long as quorum exists
Proposal No. 4: Amendment to our Charter to declassify our Board	Majority of all of the outstanding shares of capital stock(4)	“For”, “Against”, or “Abstain”	Yes, same as a vote against	Yes, same as a vote against
__________
(1) Under our Corporate Governance Guidelines, if any director nominee does not receive more than 50% of the vote FOR his or her nomination from the shares voted with respect to such nominee, the director nominee will tender his or her resignation and our Board will decide whether to accept that resignation.

(2) This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this proxy statement. As an advisory vote, this proposal is not binding. However, our Board and Leadership Development and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

(3) Our Restated Bylaws (“Bylaws”) provide, that unless otherwise provided by law, the rules of the New York Stock Exchange (“NYSE”), or our Charter, as applicable every matter other than Proposal No. 1 and Proposal No. 4 will be decided by the affirmative vote of the majority of the voting power of shares of stock entitled to vote on the proposal that are virtually present or represented by proxy at the Annual Meeting and are voted for or against the matter.

(4) An amendment to our Charter requires the affirmative supermajority vote of the holders of at least two-thirds of all outstanding shares of common stock unless two-thirds of our Board has approved such amendment, in which case such amendment would require only the affirmative vote of the holders of at least a majority of all outstanding shares of common stock. The Board has unanimously approved the Charter Amendment; therefore, the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote generally in the election of directors is required to approve this proposal.

Who will pay for the expenses of solicitation?

The expenses of soliciting proxies will be paid by the Company. Following the original mailing of the soliciting materials, the Company and its agents may solicit proxies by mail, electronic mail, telephone, by other similar means or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original mailing of the soliciting materials, the Company will request brokerage firms, banks or other nominees to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur. We do not currently plan to retain a proxy solicitor to assist in the solicitation of proxies.

Can I revoke my proxy or change my vote?

Shareholders of Record. If you are a shareholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	delivering to the Corporate Secretary of the Company a written notice stating that the proxy is revoked;

•	signing, dating and delivering a proxy bearing a later date;

•	voting again by telephone or over the Internet; or

•	virtually attending and voting online at the Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Beneficial Owners. If you are a beneficial owner (as described above in the question “Who is Entitled to Vote?”), you must contact the brokerage firm, bank or other nominee holding your shares and follow its instructions to change your vote or revoke your proxy.

Where can I find the voting results of the Annual Meeting?

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

BOARD AND CORPORATE GOVERNANCE MATTERS

We are committed to strong corporate governance. Our governance practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our shareholders.

Board and Corporate Governance Highlights

Our Board provides rigorous independent oversight and has the wealth of expertise necessary to guide business strategy and create shareholder value. Our Board is highly independent, with diverse backgrounds, experience and perspectives.

Key highlights of our Board and corporate governance practices are set forth below.

Corporate and Compensation Governance Highlights
✓	100% Independent Committee Members	✓	Ongoing Shareholder Engagement
✓	Strong Lead Independent Director	✓	Comprehensive Board Risk Oversight
✓	Separate Chair and CEO	✓	Stock Ownership Guidelines for Directors and Executive Officers
✓	Majority Voting Standard for Directors with Resignation Policy	✓	Prohibition on Hedging and Pledging
✓	Annual Board and Committee Evaluation	✓	Annual Say-on-Pay Vote
✓	Regular Executive Sessions of Independent Directors	✓	Clawback Policy
✓	Proxy Access Bylaws (3/3/20/20)	✓	Rigorous Director Selection Process
✓	Formal CEO Evaluation Process	✓	Diverse Board
✓	Significant Portion of Compensation at Risk for our CEO and Executive Officers	✓	Equity-Based Compensation is a Significant Portion of Pay for our CEO and Executive Officers with Multi-Year Vesting Requirements on Equity
✓	Performance-Based Incentives Tied to Shareholder Interests	✓	No Pension or Retirement Plan
✓	Annual Executive Compensation Review	✓	No 280G Tax Gross-Ups

Recent Board Composition Changes

On October 21, 2019, John J. Donahoe informed the Board of his decision to resign as President and Chief Executive Officer to pursue the opportunity to become the Chief Executive Officer of Nike. Mr. Donahoe decided to continue serving as a member of our Board until his current term of office expires at the Annual Meeting in order to ensure a smooth transition, and will not stand for re-election as a director. The Board expressed its appreciation for Mr. Donahoe’s service to the Company and his invaluable contributions to the Board during his term of service.

In connection with Mr. Donahoe’s resignation, we appointed Bill McDermott as our President and Chief Executive Officer in November 2019. During our search, it quickly became apparent that Mr. McDermott would be the right leader to take our business to the next phase of growth given his over 30 years of global leadership experience in enterprise software and proven track record. In connection with Mr. McDermott’s appointment, on November 15, 2019, our Board, including members of our Nominating and Governance Committee, increased the authorized size of the Board from 10 to 11 members and appointed Mr. McDermott to serve as a Class II director.

On April 18, 2020, upon the recommendation of our Nominating and Governance Committee, our Board decreased the size of the Board from 11 to 10 members, effective immediately following the Annual Meeting.

Our Board of Directors

Our Board of Directors is currently composed of 11 members. Eight of our directors are independent within the meaning of the listing standards of the NYSE. Our Board of Directors is divided into three staggered classes of directors. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the same class whose term is expiring. Mr. Donahoe will not stand for re-election and will retire from our Board at the Annual Meeting.

The following table sets forth the names, ages and certain other information as of the filing date, for each of our director nominees and for each of the continuing members of our Board of Directors.

Director Nominees	Class	Age	Position	Director Since
William R. McDermott	II	58	President, Chief Executive Officer & Director	2019
Anita M. Sands*	II	43	Director	2014
Dennis M. Woodside*	II	51	Director	2018
Continuing Directors	Class	Age	Position	Director Since
Teresa Briggs*	I	59	Director	2019
Paul E. Chamberlain*	I	56	Director	2016
Tamar O. Yehoshua*	I	55	Director	2019
Susan L. Bostrom*	III	59	Director	2014
Jonathan C. Chadwick*	III	54	Director	2016
Frederic B. Luddy	III	65	Chairman of the Board	2004
Jeffrey A. Miller*	III	69	Lead Independent Director	2011
___________________
* Denotes Independent Director

Summary of Director Experience and Qualifications

The matrix below summarizes what our Board believes are some of the most relevant types of experience, qualifications, attributes and skills possessed by our directors (other than Mr. Donahoe). While these characteristics were considered by the Board in connection with the director nomination process, the following matrix does not encompass all experience, qualifications, attributes or skills of our directors. Additional biographical descriptions of each nominee and continuing director are set forth in the text below the table.

	McDermott	Bostrom	Briggs	Chadwick	Chamberlain	Luddy	Miller	Sands	Woodside	Yehoshua
Significant technical or business experience in software industry	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Experience as CEO or senior executive at a public company or other large organization	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Experience at high-growth organization with $5+ billion annual revenue	✓	✓	✓	✓					✓	✓
Experience as a director of another public company	✓	✓		✓	✓		✓	✓		✓
Risk management experience	✓		✓	✓	✓			✓		✓
Designated audit committee financial expert for 2020			✓	✓	✓
Multi-product or multi-segment company experience	✓	✓	✓	✓		✓	✓		✓	✓
Leadership experience involving global operations	✓	✓		✓	✓	✓	✓	✓	✓	✓
Knowledge of future enterprise architectures	✓					✓		✓	✓	✓
Experience with large scale transformations in key functions	✓	✓	✓	✓				✓
Experience with M&A, debt and equity financings and other strategic transactions	✓		✓	✓	✓		✓		✓

Nominees for Director

William R. McDermott President and Chief Executive Officer
William R. McDermott has served as our President and Chief Executive Officer and as a member of our Board of Directors since November 2019. From 2010 through 2014, Mr. McDermott served as Co-Chief Executive Officer, and from 2014 until October 2019, as sole Chief Executive Officer, of SAP SE (“SAP”), a multinational software company providing enterprise software. Mr. McDermott joined SAP in 2002 as Chief Executive Officer of SAP America, Inc., and served on the SAP Executive Board from 2008 until October 2019. Prior to joining SAP, Mr. McDermott served as Executive Vice President of Worldwide Sales and Operations at Siebel CRM Systems, Inc. from 2001 to 2002 and served as President of Gartner, Inc. from 2000 to 2001. Mr. McDermott studied Business Management at Dowling College, received his M.B.A from Northwestern University’s Kellogg School of Management and completed the Executive Development Program at the Wharton School of Business.

Our Board of Directors believes that Mr. McDermott’s management experience and business expertise, including his prior executive level leadership and experience in scaling companies, as well as his past board service at a number of other publicly-traded technology companies, give him the operational expertise, breadth of knowledge and understanding of our industry that qualify him to serve as a member of our Board of Directors.

Anita M. Sands Independent Former Group Managing Director, Head of Change Leadership of UBS Financial Services ServiceNow Committees: Audit Committee; Nominating and Governance Committee
Anita M. Sands has served on our Board of Directors since July 2014. From April 2012 to September 2013, Ms. Sands served as Group Managing Director, Head of Change Leadership and a member of the Wealth Management Americas Executive Committee of UBS Financial Services, a global financial services firm. Prior to that, from April 2010 to April 2012, Ms. Sands was Group Managing Director and Chief Operating Officer of UBS Wealth Management Americas at UBS Financial Services, and from October 2009 to April 2010, Ms. Sands was a Transformation Consultant at UBS Wealth Management Americas. Prior to joining UBS Financial Services, Ms. Sands was Managing Director, Head of Transformation Management at Citigroup N.A.'s Global Operations and Technology organization. Ms. Sands also held several leadership positions with RBC Financial Group and CIBC. Ms. Sands currently serves on the board of directors of Symantec Corporation, a provider of security solutions, and on the board of directors of Pure Storage, Inc., a provider of enterprise flash storage solutions and iStar, a New York-based real estate development company. Ms. Sands holds a B.S. degree in Physics and Applied Mathematics from The Queen's University of Belfast, Northern Ireland, a Ph.D. degree in Atomic and Molecular Physics from The Queen's University of Belfast, Northern Ireland and an M.S. degree in Public Policy and Management from Carnegie Mellon University.

Our Board of Directors believes that Ms. Sands possesses specific attributes that qualify her to serve as a member of our Board of Directors, including her extensive experience and leadership roles in the financial services industry and her experience on the boards of directors of other publicly-traded technology companies.

Dennis M. Woodside Independent President of Impossible Foods Inc. ServiceNow Committees: Leadership Development and Compensation Committee
Dennis M. Woodside has served on our Board of Directors since April 2018. Since March 2019, Mr. Woodside has served as President of Impossible Foods Inc., a company that develops plant-based substitutes for meat and dairy products. From April 2014 to September 2018, Mr. Woodside served as Chief Operating Officer of Dropbox, Inc., a cloud-based storage and collaboration company. From May 2012 to April 2014, Mr. Woodside served as Chief Executive Officer for Motorola Mobility LLC, a consumer electronics and telecommunications company now owned by Lenovo Group Ltd. From March 2009 to September 2011, Mr. Woodside served as President, Americas & Senior Vice President for Google Inc., a global technology company. Mr. Woodside holds a B.S. degree in Industrial Relations from Cornell University and a J.D. degree from Stanford Law School.

Our Board of Directors believes that Mr. Woodside’s management experience and business expertise, including his experience as a chief operating officer, gives him the operational expertise, breadth of knowledge and understanding of our industry that qualify him to serve as a member of our Board of Directors.

Continuing Directors

Susan L. Bostrom
Independent

Former Executive Vice President, Chief Marketing Officer, and Head of Worldwide Government Affairs of Cisco Systems, Inc.

ServiceNow Committees:
Leadership Development and Compensation Committee;
Nominating and Governance Committee (Chair)

Susan L. Bostrom has served on our Board of Directors since July 2014. From January 2006 to January 2011, Ms. Bostrom served as Executive Vice President, Chief Marketing Officer, Worldwide Government Affairs of Cisco Systems, Inc., a networking equipment provider. Prior to that, from 1997 to January 2006, Ms. Bostrom served in a number of positions at Cisco, including Senior Vice President, Global Government Affairs and the Internet Business Solutions Group and Vice President of Applications and Services Marketing. Ms. Bostrom serves on the boards of directors of Cadence Design Systems, Inc., an electronic design software company, Nutanix, Inc., an enterprise cloud computing company, and Anaplan, a software company. Ms. Bostrom previously served as a member of the board of directors of Varian Medical Systems, Inc., a manufacturer of medical devices and software, Marketo, Inc., a provider of software as a service marketing automation solutions, until its acquisition by Vista Equity Partners in 2016, and Rocket Fuel Inc., an artificial intelligence media buying company, until its acquisition by Sizmek in 2017. Ms. Bostrom holds a B.S. degree in Business from the University of Illinois and an M.B.A. degree from the Stanford Graduate School of Business.

Our Board of Directors believes that Ms. Bostrom possesses specific attributes that qualify her to serve as a member of our Board of Directors, including her extensive experience and leadership roles in the technology industry, her knowledge of marketing, and her experience serving on the boards of directors of other publicly-traded technology companies.

Teresa Briggs Independent Former Vice Chair & West Region Managing Partner of Deloitte LLP ServiceNow Committees: Audit Committee
Teresa Briggs has served on our Board of Directors since March 2019. From June 2013 to August 2019, Ms. Briggs served as Vice Chair & West Region Managing Partner of Deloitte LLP and from June 2011 to August 2019 as Managing Partner, San Francisco. Ms. Briggs also served on the board of directors of Deloitte USA LLP from January 2016 to March 2019. In her work with Deloitte, Ms. Briggs played a central role in building a structure and go-to-market strategy in consulting for non-audit clients. Ms. Briggs also served as an adjunct member of Deloitte’s Center for Board Effectiveness and built a program for Bay Area-based female corporate directors that now totals over 100 members. Ms. Briggs holds a B.S. degree in Accounting from the University of Arizona, Eller College of Management.

Our Board of Directors believes that Ms. Briggs possesses specific attributes that qualify her to serve as a member of our Board of Directors, including her deep financial and strategic acumen. Further, Ms. Briggs’ financial expertise provides her with the necessary skills and experience to perform audit committee functions.

Jonathan C. Chadwick Independent Former Executive Vice President, Chief Financial Officer and Chief Operating Officer of VMware, Inc. ServiceNow Committees: Audit Committee (Chair)
Jonathan C. Chadwick has served on our Board of Directors since October 2016. Since April 2016, Mr. Chadwick has been a director, advisor and private investor in various technology companies. Mr. Chadwick served as the Executive Vice President, Chief Financial Officer and Chief Operating Officer at VMware, Inc., a virtualization and cloud infrastructure solutions company, from November 2012 to April 2016. Prior to VMware, he served as the Chief Financial Officer of Skype, an internet communications company, and as a corporate vice president of Microsoft Corporation after its acquisition of Skype in October 2011. From 2010 to 2011, Mr. Chadwick served as Executive Vice President and Chief Financial Officer of McAfee, Inc., a security technology company. From 1997 to 2010, he held various finance roles at Cisco Systems, Inc., a provider of communications and networking products and services. Mr. Chadwick currently serves on the board of directors of Elastic N.V., a search engine company, and Zoom Video Communications, Inc., a cloud video communications company. Mr. Chadwick also previously worked for Coopers & Lybrand LLP in various accounting roles in the U.S. and the U.K. Mr. Chadwick holds an honors degree in Electrical and Electronic Engineering from the University of Bath, U.K.

Our Board of Directors believes that Mr. Chadwick’s extensive management experience and experience in the software industry give him the breadth of knowledge and valuable understanding of our industry to qualify him to serve as a member of our Board of Directors. Further, Mr. Chadwick’s depth of knowledge of financial and accounting issues, having spent over two decades in senior financial roles in the software industry, provides him with the necessary and desired skills and experience to perform audit committee functions.

Paul E. Chamberlain
Independent

Financial Advisor; Former Managing Director and Co-Head of Global Technology Banking of Morgan Stanley

ServiceNow Committees:
Audit Committee;
Nominating and Governance Committee

Paul E. Chamberlain has served on our Board of Directors since October 2016. Mr. Chamberlain currently operates his own investment and financial advisory firm, PEC Ventures, which focuses on early-stage technology and health care companies. Prior to starting PEC Ventures in 2015, Mr. Chamberlain worked at Morgan Stanley for 26 years, most recently serving as Managing Director and Co-Head of Global Technology Banking and as a member of the Investment Banking Division’s Operating Committee. Mr. Chamberlain currently serves on the board of directors of TriNet Group, Inc., a provider of human resources solutions, and Veeva Systems Inc., a provider of business solutions for the global life sciences industry. He also serves as Chair of the Strategic Advisory Committee of JobTrain, a vocational and life skills training group focused on the neediest in the Silicon Valley community. Mr. Chamberlain holds a B.A. degree in History, magna cum laude, from Princeton University and received an M.B.A. degree from Harvard Business School. Mr. Chamberlain has served as a Distinguished Visiting Professor at Princeton University and leads classes on Economics at Stanford University and Entrepreneurial Finance at Santa Clara University.

Our Board of Directors believes that Mr. Chamberlain’s investment banking experience, his experience in equity investments and advising on strategic transactions as well as his ongoing board service at two other publicly-traded technology companies give him the breadth of knowledge and valuable understanding of our industry that qualify him to serve as a member of our Board of Directors. Further, Mr. Chamberlain’s financial expertise provides him with the necessary skills and experience to perform audit committee functions.

Frederic B. Luddy Chairman of the Board Founder and Former President, Chief Executive Officer and Chief Product Officer of ServiceNow
Frederic B. Luddy founded ServiceNow in June 2004 and has served on our Board of Directors since inception and as Chairman of our Board since April 2018. Mr. Luddy served as our Chief Executive Officer from June 2004 to May 2011, and from May 2011 to August 2016 he served as our Chief Product Officer. From April 1990 to October 2003, Mr. Luddy served as Chief Technology Officer of Peregrine Systems, Inc., an enterprise software company. Prior to joining Peregrine Systems, Mr. Luddy founded Enterprise Software Associates, a software company, and was employed by Boole and Babbage, Inc., a software company, and the Amdahl Corporation, an information technology company.

Our Board of Directors believes Mr. Luddy’s experience as the founder of ServiceNow, his knowledge of software and the software industry, as well his executive level experience and expertise in software and hardware development give him the breadth of knowledge and leadership capabilities that qualify him to serve as a member of our Board of Directors.

Jeffrey A. Miller Lead Independent Director Chief Executive Officer of JAMM Ventures ServiceNow Committees: Leadership Development and Compensation Committee (Chair)
Jeffrey A. Miller has served on our Board of Directors since February 2011 and as our lead independent director since October 2017. Mr. Miller has served as President and Chief Executive Officer of JAMM Ventures, a business consulting firm, since January 2002. In addition, Mr. Miller has served as a trustee for Santa Clara University since October 2012. From January 2002 to March 2006, Mr. Miller served as a Venture Partner with Redpoint Ventures. From July 1993 to July 2001, Mr. Miller also served President and Chief Executive Officer of Documentum, Inc., a management information company. Mr. Miller previously served on the board of directors of Data Domain, Inc., an electronic storage solution company, and McAfee, Inc., a security technology company. Mr. Miller holds a B.S. degree in Electrical Engineering and Computer Science and an M.B.A. degree from Santa Clara University.

Our Board of Directors believes that Mr. Miller’s consulting and investment experience and his experience on the boards of directors of other publicly-traded companies in the information technology industry give him the appropriate set of skills that qualify him to serve as a member of our Board of Directors.

Tamar O. Yehoshua Independent Chief Product Officer of Slack Technologies, Inc.
Tamar O. Yehoshua has served on our Board of Directors since March 2019. Ms. Yehoshua currently serves as the Chief Product Officer of Slack Technologies, Inc., a cloud-based software company that builds professional collaboration tools, a position she has held since January 2019. Previously, she was Vice President of Identity and Privacy of Google Inc., a multi-national technology company, from October 2017 to January 2019 and Vice President of Product Management from September 2013 to October 2017. Ms. Yehoshua currently serves on the board of directors of Yext, Inc., a brand management technology company. Ms. Yehoshua holds a B.A. degree in Mathematics from the University of Pennsylvania and an M.S. degree in Computer Science from the Hebrew University of Jerusalem.

Our Board of Directors believes that Ms. Yehoshua possesses specific attributes that qualify her to serve as a member of our Board of Directors, including her extensive experience driving innovation and product development and her experience serving on the board of directors of another publicly-traded technology company.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, orientation of new directors, continuing education for directors, and other policies for the governance of the Company. Our Corporate Governance Guidelines are available in the Investor Relations section of our website under the link to “Governance” under the section titled “Resources,” which can be found at http://investors.servicenow.com. The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Governance Committee, and changes are recommended to our Board of Directors to respond to changes in regulations and generally accepted practices.

Board Leadership Structure and Lead Independent Director

Recognizing that there is no single approach to board structure that is best for all companies, our Corporate Governance Guidelines permit our Board of Directors to choose its Chair in any way that it considers in the best interests of the Company and its shareholders. The Board believes that separating the roles of CEO and Board Chair is the appropriate approach for us and our shareholders. Periodically, our Nominating and Governance Committee will consider whether to change that structure. However, our Corporate Governance Guidelines provide that if the positions of Chair and CEO are held by the same person, the independent directors shall designate one independent director as “Lead Independent Director.”

At this time, the Board has designated Fred Luddy as its Chair. Mr. Luddy is our founder, and his vision that a technology platform could simplify the management of workflows for the people doing the work led to the establishment of our Company. As our Company grew, Mr. Luddy stepped aside as CEO to serve as the Company’s Chief Product Officer, a position he held from May 2011 to August 2016. During his tenure as Chief Product Officer, Mr. Luddy was continually focused on making our products easier for people to use. As our Board Chair, Mr. Luddy serves a vital role in helping Mr. McDermott, our CEO, maintain a consistent focus on product innovation and customer experience while leveraging our CEO’s deep management expertise to manage and continue to grow the business. Our Board believes that the combination of Mr. Luddy as our Chair and Mr. McDermott as our CEO represents a powerful set of complementary skills that will continue to help us scale rapidly in a very competitive industry.

Given that Mr. Luddy is our founder and served as our Chief Product Officer until 2016, the Board does not consider Mr. Luddy to be “independent.” Therefore, the Board also designated a Lead Independent Director, as discussed in more detail below.

Substantively, the Chair serves as a mentor and coach to the CEO, helps the Board understand our technology and innovation and helps lead the discussion of our strategy and vision. Administratively, the responsibilities of the Chair include serving as the Chair of the Board meetings and performing such other functions and responsibilities as requested by our Board from time to time.

Our Board has designated Jeffrey A. Miller to serve as the Lead Independent Director. The responsibilities of the Lead Independent Director include:

•	presiding at all meetings of the Board at which the Chair is not present, including executive sessions of independent directors;

•	encouraging direct dialogue between the directors and management;

•	serving as a liaison between the Chair and the independent directors;

•	disseminating information, decisions, suggestions, views or concerns expressed by independent directors to the Chair, the rest of the Board and management;

•	providing leadership to the Board if circumstances arise in which the role of CEO and Chair may be, or may be perceived to be, in conflict;

•	facilitating discussion and open dialogue among the independent directors;

•	guiding our outreach to major shareholders and meeting with those shareholders; and

•	performing such other functions and responsibilities as requested by our Board of Directors from time to time. In 2019, this included leading the process to retain and onboard a new CEO.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight.

Independence of Directors

Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the NYSE and SEC rules and regulations. Such standards provide that a director is independent only if the board of directors affirmatively determines that the director has no material relationship with the company or any relationship, which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The standards also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, our Board of Directors annually reviews the independence of the Company’s directors, taking into account all relevant facts and circumstances. In its most recent review, our Board of Directors considered, among other things, the relationships that each non-employee director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director.

Based upon this review, our Board of Directors has determined that the following director nominees and members of our Board of Directors are currently independent:

Susan L. Bostrom	Jeffrey A. Miller
Teresa Briggs	Anita M. Sands
Jonathan C. Chadwick	Dennis M. Woodside
Paul E. Chamberlain	Tamar O. Yehoshua

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a Leadership Development and Compensation Committee (the “Compensation Committee”) and a Nominating and Governance Committee. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to ServiceNow, Inc., 2225 Lawson Lane, Santa Clara, California 95054, Attn: General Counsel or under the link to “Governance” in the Investor Relations section of our website under the section titled “Resources,” which can be found at http://investors.servicenow.com. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.

The members of the committees as of the date of this proxy statement are identified in the following table:

Director	Audit	Leadership Development and Compensation	Nominating and Governance
Susan L. Bostrom		☑	Chair
Teresa Briggs	☑
Jonathan C. Chadwick	Chair
Paul E. Chamberlain	☑		☑
Jeffrey A. Miller		Chair
Anita M. Sands	☑		☑
Dennis M. Woodside		☑

Audit Committee

Our Audit Committee assists the Board in overseeing the integrity of our financial statements and our compliance with our legal and policy obligations. The Audit Committee is comprised of Mr. Chadwick, who is the Chair, Mss. Briggs and Sands and Mr. Chamberlain. Mr. Ronald E.F. Codd was a member of the Audit Committee for a portion of 2019. The composition of our Audit Committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Each member of our Audit Committee is financially literate as required by current NYSE listing standards. In addition, our Board of Directors has determined that each of Messrs. Chadwick and Chamberlain and Ms. Briggs is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose on Messrs. Chadwick or Chamberlain or Ms. Briggs any duties, obligations or liabilities that are greater than are generally imposed on any other member of our Audit Committee or our Board of Directors. Ms. Sands currently serves on the audit committee of one other public company and Messrs. Chamberlain and Chadwick each currently serve on the audit committees of two other public companies. Our Board of Directors has determined that such simultaneous service does not impair the ability of any of Ms. Sands or Messrs. Chadwick or Chamberlain to effectively serve as members of our Audit Committee. The primary responsibilities of the Audit Committee are, among other things, to:

•	appoint an independent registered public accounting firm to examine our accounts, controls and financial statements;

•	assess the independent registered public accounting firm’s qualifications, performance and independence annually;

•
review the audit planning, scope and staffing of the independent registered public accounting firm and pre-approve all audit and permissible non-audit related services provided to us by the independent registered public accounting firm;

•
oversee our accounting and financial reporting processes and review with management and the independent registered public accounting firm our interim and year-end operating results and the associated quarterly reviews and annual audit results;

•	oversee our internal audit function, including internal audit staffing, the annual internal audit plan and audit procedures and reports issued;

•	review the integrity, adequacy and effectiveness of our accounting and financial reporting processes, systems of internal control, and disclosure controls and procedures;

•	oversee the effectiveness of our program for compliance with laws and regulations;

•	review and monitor our compliance and enterprise risk management programs;

•
establish and oversee procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential submission by employees of concerns regarding questionable accounting or audit matters;

•
review with management our investment philosophy and policies, allocation and performance of our investment portfolio, management of investment risk, policies and procedures to comply with laws and regulations pertinent to our investment portfolio, and foreign exchange risk management;

•	discuss our cybersecurity program and receive periodic updates from management on cybersecurity; and

•	review and approve transactions with related parties.

Compensation Committee

Our Compensation Committee assists the Board in overseeing our executive compensation practices, our general employee compensation and benefit plans and our leadership development programs. The Compensation Committee is comprised of Mr. Miller, who is the Chair, Ms. Bostrom and Mr. Woodside. The composition of our Compensation Committee meets the requirements for independence under current NYSE and SEC rules and regulations. Each member of the Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors relating to the compensation of our executive officers. The primary responsibilities of the Compensation Committee are, among other things, to:

•	review and approve, or recommend to the Board for approval, the compensation of our executive officers, including our Chief Executive Officer;

•	review and approve, or recommend to the Board for approval, the terms of any material agreements with our executive officers;

•	administer our cash-based and equity-based compensation plans;

•	administer our 401(k) plan;

•	recommend to the Board, for determination by the Board, the form and amount of cash-based and equity-based compensation to be paid or awarded to our non-employee directors;

•
consider the results of the most recent shareholder vote on executive compensation and feedback received from shareholders and, if appropriate, make recommendations to the Board to adjust our compensation practices for our executive officers;

•	review and discuss the Company’s Compensation Discussion and Analysis and related disclosures; and

•	review with management our major compensation-related risk exposures, including leadership succession and pay equity, and the steps management has taken to monitor or mitigate such exposures.

As the Chair of the Compensation Committee, Mr. Miller personally met with shareholders during 2019 and 2020, together with the Company’s management, to discuss our compensation programs, understand shareholder perspectives and bring those perspectives back to the Compensation Committee and the full Board. These engagements and the views of our shareholders contribute to the continuous improvement of our compensation programs to better balance the need to attract and retain top executive talent and shareholders’ interest in ensuring that compensation is tightly correlated with long-term performance.

At least annually, our Compensation Committee reviews and approves our executive compensation strategy and principles to confirm that they are aligned with our business strategy and objectives, as well as shareholder interests. The Compensation Committee has the sole authority, subject to any approval by the Board that the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the rules of the NYSE, to make decisions regarding all aspects of executive compensation packages for executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the compensation of non-employee directors. Under its charter, our Compensation Committee has the authority to retain outside counsel or other advisors. Pursuant to that authority, the Compensation Committee engaged an independent compensation consultant, Compensia, Inc. (“Compensia”), to evaluate our executive compensation levels and practices and to provide advice and ongoing recommendations on executive compensation matters for the year ended December 31, 2019. The Compensation Committee retains and does not delegate any of its power to determine all matters of executive compensation and benefits for our executive officers, although the Chief Executive Officer and the Global Talent department present compensation and benefit proposals to the Compensation Committee. Compensia representatives meet informally with the Chair of our Compensation Committee and formally with our Compensation Committee during its regular meetings, including in executive sessions from time to time without any members of management present. Compensia works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will undertake no projects for management without our Compensation Committee’s approval.

With the assistance of Compensia, our Compensation Committee generally reviews executive officer compensation, including base salary levels, and the target levels for variable cash and any equity incentive awards, following the end of each year. In connection with this review, our Compensation Committee considers any input that it may receive from our Chief Executive Officer (with respect to executive officers other than himself) to evaluate the performance of each executive officer and sets each executive officer’s total target cash compensation for the current year. Our Chief Executive Officer does not participate in the deliberations regarding the setting of his own compensation by our Compensation Committee other than those establishing, in consultation with our Compensation Committee, our performance objectives for all executive officer participants under our performance-based bonus plans.

Nominating and Governance Committee

Our Nominating and Governance Committee assists the Board in overseeing our corporate governance practices and developing our Board to meet the needs of our shareholders. The Nominating and Governance Committee is comprised of Ms. Bostrom, who is the Chair, Mr. Chamberlain and Ms. Sands. The composition of our Nominating and Governance Committee meets the requirements for independence under current NYSE and SEC rules and regulations. The primary responsibilities of our Nominating and Governance Committee are, among other things, to:

•	develop and recommend policies regarding the director nomination processes;

•	determine the desired qualifications, expertise and characteristics of Board members, with the goal of developing a diverse, experienced and highly qualified Board;

•	identify and recruit qualified candidates for Board membership to fill new or vacant positions on the Board, consistent with criteria approved by the Board;

•	consider nominations properly submitted by our shareholders in accordance with procedures set forth in our Bylaws or determined by the Nominating and Governance Committee from time to time;

•	recommend to the Board for selection all nominees to become members of the Board by appointment or to be proposed by the Board for election by our shareholders;

•	oversee and review with management our major environmental, social and governance (“ESG”) activities, programs and public disclosures, including in light of any feedback received from shareholders;

•
together with the Audit Committee, develop and recommend to the Board the Code of Business Conduct and Ethics for Directors and the Code of Conduct and Ethics for employees and consider waivers of such codes for executive officers and directors;

•
review, assess and consider evolving corporate governance best practices and develop and maintain a set of corporate governance guidelines that may be recommended to the Board for approval or modification, as appropriate;

•	consider and make recommendations to the Board regarding the Board’s leadership structure; and

•
oversee the evaluation of the Board on an annual basis and, if appropriate, make recommendations to the Board for improvements in the Board’s operations, committee member qualifications, committee member appointment and removal, and committee structure and operations.

Compensation Risk Assessment

Our Compensation Committee has reviewed compensation-related risks and does not believe that our compensation programs encourage excessive or inappropriate risk-taking or create risks that are reasonably likely to have a material adverse effect on us for the following reasons:

What We Do
Mix of fixed and variable components in compensation program
☑
The fixed (or base salary) component of our compensation program is designed to provide income independent of our stock price performance so that our employees will not focus exclusively on short-term stock price performance to the detriment of other important business metrics and the creation of long-term value for our stakeholders.

☑
The variable (cash bonus and equity) components of compensation are designed to reward both short- and long-term Company performance and individual performance, which we believe discourages employees from taking actions that focus only on our short-term success. Performance-based elements of our compensation program are a sufficient percentage of overall compensation to motivate our executives and other employees to pursue superior short-term and long-term corporate results, while the fixed element is also sufficient to discourage the taking of unnecessary or excessive risks in pursuing such results.

Strict internal controls over measurement and calculation of our three performance metrics
☑
These controls are designed to minimize the risk of manipulation by any employee, including our executive officers. Combined, these metrics limit the ability of our executive officers to be rewarded for taking excessive risks in any one of these areas and deter our executive officers from pursuing any one measure to the detriment of our overall financial performance. In addition, all of our employees are required to comply with our Code of Conduct and Ethics, which covers among other things, accuracy in keeping our records.

Stock award and ownership guidelines
☑
The Compensation Committee approves the annual employee and new hire equity guidelines that control the standard equity grants, which are then granted by the Plan Grant Administrator, who has been delegated authority to grant equity awards. Any equity grants outside of equity guidelines or to any vice president granted by the Plan Administrator must be reported either to our Board of Directors or to the Compensation Committee either in advance of or subsequent to the grant. Any equity grants to executive officers and employees reporting to the Chief Executive Officer of the Company require approval by the Compensation Committee. The Plan Grant Administrator is currently our Chief Executive Officer.

☑ We maintain stock ownership guidelines for executive officers and non-employee members of our Board to support these individuals acting as owners of the Company.
Insider Trading Policy
☑
Our insider trading policy prohibits our executive officers, the non-employee members of our Board and our employees from purchasing our securities on margin, borrowing against any account in which our securities are held, or pledging our securities as collateral for any purpose. Our insider trading policy also prohibits such individuals from engaging in any hedging transaction with respect to our securities.

Clawback Policy
☑
This compensation recovery policy provides that, in the event we are required to prepare an accounting restatement as a result of fraud or intentional misconduct, we may recover from those current and former executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act and were involved in the fraud or misconduct any incentive compensation erroneously paid or awarded in excess of what would have been paid pursuant to the restated financial statements.

Compensation Committee Interlocks and Insider Participation

During 2019, the members of our Compensation Committee were Ms. Bostrom and Messrs. Miller and Woodside. None of the members of our Compensation Committee in 2019 were at any time during 2019 or at any other time an officer or employee of the Company or any of its subsidiaries, and none had or has any relationships with the Company that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2019.

Board and Committee Meetings and Attendance

Our Board of Directors is responsible for the oversight of management and the strategy of the Company and for establishing corporate policies. Our Board of Directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our Board of Directors. Our Board of Directors held seven meetings during 2019 and also acted by unanimous written consent, the Audit Committee held eight meetings, the Compensation Committee held four meetings and also acted by unanimous written consent, and the Nominating and Governance Committee held four meetings and also acted by unanimous written consent. During 2019, each member of our Board of Directors participated in at least 75% of the aggregate of all meetings of our Board of Directors, and meetings of committees on which such member served, that were held during the period in which such director served during 2019.

Board Attendance at Annual Shareholders’ Meeting

It is our policy that directors are invited and encouraged to attend the annual meeting of shareholders. Eight of our then-serving directors attended our 2019 annual meeting of shareholders.

Presiding Director of Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our Lead Independent Director, currently Mr. Miller, is the presiding director at these meetings.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our executive officers and employees, and we have further adopted a Code of Business Conduct and Ethics for directors (together, the “Codes of Conduct”). Our Codes of Conduct are posted in the Investor Relations section of our website under the link to “Governance” in the Investor Relations section of our website under the section titled “Resources, which can be found at http://investors.servicenow.com.

Any amendments or waivers of our Codes of Conduct pertaining to a Board member or one of our executive officers will be disclosed on our website at the above-referenced address.

Communication with our Board of Directors

Any interested party wishing to communicate with our Board of Directors may write to the Board at Board of Directors, c/o ServiceNow, Inc., 2225 Lawson Lane, Santa Clara, California 95054 or send an email to ir@servicenow.com. Our Corporate Secretary will forward these letters and emails directly to our Board of Directors. Interested parties may indicate in their letters and email messages if their communication is intended to be provided to certain director(s) only. We reserve the right not to forward to our Board of Directors any abusive, threatening or otherwise inappropriate materials.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Governance Committee in accordance with the Nominating and Governance Committee’s Charter, our Charter and Bylaws, our Corporate Governance Guidelines, and the criteria adopted by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Governance Committee considers candidates recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates, as appropriate, and, in addition, the Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees and/or conducting background checks.

Policy Regarding Shareholder Nominations. The Nominating and Governance Committee considers shareholder recommendations for director candidates. The Nominating and Governance Committee has established the following procedure for shareholders to submit director nominee recommendations:

•	Our Bylaws establish procedures pursuant to which a shareholder may nominate a person for election to the Board of Directors.

•
If a shareholder would like to recommend a director candidate for the next annual meeting, he or she must submit the recommendations by mail to our Corporate Secretary at our principal executive offices, not fewer than 75 or more than 105 days prior to the first anniversary of the previous year’s annual meeting.

•
Recommendations for a director candidate must be accompanied by all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected.

•
The Nominating and Governance Committee considers nominees based on our need to fill vacancies or to expand the Board of Directors, and also considers our need to fill particular roles on the Board of Directors or committees thereof (e.g. independent director, audit committee financial expert, etc.).

•	The Nominating and Governance Committee evaluates candidates in accordance with its charter and policies regarding director qualifications, qualities and skills discussed above.

Director Qualifications

The goal of the Nominating and Governance Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from diverse, high-quality business and professional experience. The Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors. To this end, the Nominating and Governance Committee seeks nominees on the basis of, among other things, independence, integrity, leadership and operating experience, financial expertise, corporate governance expertise, talent management expertise, global experience, enterprise experience, technology expertise, knowledge about our business or industry, and characteristics that may contribute to a diverse perspective, including gender, age, race and ethnicity. Nominees must also demonstrate a willingness and ability to devote adequate time and effort to current and future Board and committee responsibilities.

Although the Nominating and Governance Committee uses these and other criteria to evaluate potential nominees, it has not established any minimum criteria. In addition, while the Nominating and Governance Committee does not have a formal policy with respect to diversity, the Nominating and Governance Committee values members who represent diverse viewpoints. The Nominating and Governance Committee does not use different standards to evaluate nominees whether they are proposed by our directors and management or by our shareholders. When appropriate, the Nominating and Governance Committee may retain executive recruitment firms to assist it in identifying suitable candidates. Any such recruitment firm is instructed to look for a slate of candidates with a diverse set of characteristics, backgrounds and experiences. After its evaluation of potential nominees, the Nominating and Governance Committee recommends its chosen nominees to our Board of Directors for approval. The brief biographical description of each director set forth above in the section titled “Our Board of Directors” includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

DIRECTOR COMPENSATION

2019 Compensation

The following table provides information for the year ended December 31, 2019 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for all or a portion of 2019. The table excludes Messrs. McDermott and Donahoe, who did not receive separate compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	Total ($)
Susan L. Bostrom	62,000	324,938	386,938
Teresa Briggs(2)	35,263	406,046	441,309
Jonathan C. Chadwick	70,000	324,938	394,938
Paul E. Chamberlain	55,000	324,938	379,938
Ronald E.F. Codd(3)	22,527	—	22,527
Frederic B. Luddy	40,000	324,938	364,938
Jeffrey A. Miller	80,000	324,938	404,938
Anita M. Sands	55,000	324,938	379,938
Dennis M. Woodside	47,000	324,938	371,938
Tamar O. Yehoshua(4)	33,333	406,046	439,379
___________________

(1)
Amounts listed under “RSU Awards” in the foregoing table represent the aggregate fair value computed as of the grant date of each restricted stock unit (“RSU”) award during 2019 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The fair value of our common stock on the date of grant is used to calculate the fair value of RSUs as disclosed in Note 2 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Ms. Briggs was appointed to the Board of Directors effective March 1, 2019 and the Audit Committee effective October 22, 2019. The amount reported under the “Fees Earned or Paid in Cash” column reflects a pro-rated portion of her retainer for service on our Board of Directors and Audit Committee. The amount reported under the “RSU Awards” column also includes a pro-rated equity award, recognizing her service from March 1, 2019 until the 2019 Annual Meeting of Shareholders, in addition to the regular annual grant, as discussed below.

(3)
Mr. Codd retired from the Board of Directors at the 2019 Annual Meeting of Shareholders on June 12, 2019. The amount reported under the “Fees Earned or Paid in Cash” column reflects a pro-rated portion of his retainer for service on our Board of Directors and Audit Committee.

(4)
Ms. Yehoshua was appointed to the Board of Directors effective March 1, 2019. The amount reported under the “Fees Earned or Paid in Cash” column reflects a pro-rated portion of her retainer for service on our Board of Directors. The amount reported under the “RSU Awards” column also includes a pro-rated equity award, recognizing her service from March 1, 2019 until the 2019 Annual Meeting of Shareholders, in addition to the regular annual grant, as discussed below.

Our non-employee directors held option and RSU awards to acquire the following number of shares as of December 31, 2019. The table excludes Messrs. McDermott and Donahoe, whose outstanding awards are reflected in the section entitled “Executive Compensation Tables—2019 Outstanding Equity Awards at Fiscal Year End,” and Mr. Codd, who was not serving as a director as of December 31, 2019.

	Number of Shares Underlying Outstanding Awards
Name	Option Awards	RSU Awards
Susan L. Bostrom	—	1,213
Teresa Briggs	—	1,213
Jonathan C. Chadwick	—	1,213
Paul E. Chamberlain	—	1,213
Frederic B. Luddy	—	1,213
Jeffrey A. Miller	61,536	1,213
Anita M. Sands	17,884	1,213
Dennis M. Woodside	—	1,213
Tamar O. Yehoshua	—	1,213

Policy Regarding Compensation for Non-Employee Director Compensation

In January 2019, the Compensation Committee reviewed competitive market data in consultation with Compensia, and recommended that no changes be made for 2019 to the following non-employee director compensation, which the Board initially approved in 2017. In January 2020, the Compensation Committee reviewed our non-employee director compensation and recommended that no changes be made for 2020.

Cash Retainers.

•	$40,000 annual cash retainer for services on our Board of Directors;

•	$20,000 for the Lead Independent Director;

•	$30,000 for the chair of our Audit Committee and $10,000 for each of its other members;

•	$20,000 for the chair of our Compensation Committee and $7,000 for each of its other members; and

•	$15,000 for the chair of our Nominating and Governance Committee and $5,000 for each of its other members.

Equity Awards. Under our non-employee director compensation policy, a newly-elected or appointed non-employee director will be granted an RSU award with an aggregate grant date fair value of $325,000 based on the fair market value of our common stock on the date of grant, immediately aligning director and shareholder interests. Such initial RSU award will vest in full on the date of our next annual meeting, so long as such director continues to provide services to us through such date. In the event that a newly-appointed or elected non-employee director joins our Board of Directors other than at an annual meeting, such new director’s initial RSU award will be pro-rated based on the number of months served from the initial appointment or election until our next annual meeting. In addition, each year on the date of our annual meeting, each continuing non-employee director will be granted an RSU award with an aggregate grant date fair value of $325,000 based on the fair market value of our common stock on the date of grant. Each such annual RSU award will vest in full on the earlier of the first anniversary of the grant date or the date immediately preceding the next annual meeting, so long as such director continues to provide services to us through that date. No non-employee director who is a former employee of the Company will receive an initial RSU award or an annual RSU award if that former employee director is still vesting in equity awards granted for prior service as a Company employee.

All equity awards granted to non-employee directors accelerate and vest in full in the event of a change in control of the Company.

In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards; however, no such discretionary equity awards were granted in 2019.

Members of our Board of Directors are subject to our policy regarding minimum stock ownership requirements. Non-employee members of our Board of Directors are required to own shares of our common stock with a value equal to three times their annual cash retainer fee. The non-employee members of our Board of Directors are required to meet these guidelines within five years of becoming subject to them.

Other Compensation. Non-employee directors receive no other form of remuneration, perquisites or benefits for their service as members of our Board of Directors, but are reimbursed for their reasonable travel expenses incurred in attending Board and committee meetings, certain Company events and approved continuing education programs.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Introduction

Our Board of Directors currently consists of eleven members, and is divided into three classes with each class serving for three years, and with the terms of office of the respective classes expiring in successive years. The term of office of directors in Class II will expire at the Annual Meeting. The terms of office of directors in Class III and Class I do not expire until the annual meetings of shareholders to be held in 2021 and 2022, respectively.

At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the three Class II nominees named below be elected as a Class II director, each to serve for a three-year term expiring at the 2023 annual meeting of shareholders and until such director’s successor is elected and qualified or until such director’s earlier resignation or removal:

William R. McDermott
Anita M. Sands
Dennis M. Woodside

Each person nominated has agreed to be named in this proxy statement and to serve as a director, if elected. Our Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve as a director. In the event, however, that any nominee is unable or declines to serve as a director, following appropriate disclosure of the identity of that individual, the proxies will be voted for any nominee who is designated by our Board to fill the vacancy. There are no family relationships among any of our directors or executive officers.

Information Regarding the Director Nominees

Information regarding the qualifications and experience of each of the nominees may be found in the section of this proxy statement titled “Our Board of Directors.”

Vote Required and Recommendation of the Board

In an uncontested election of directors, each director nominee will be elected to our Board of Directors if the nominee receives more votes cast “FOR” that nominee’s election than “AGAINST” that nominee’s election. In other words, the director must receive support from a majority of the shares voted on the proposal with respect to such director. Broker non-votes and abstentions (as explained above) will have no effect on the outcome of the vote. Under our Corporate Governance Guidelines, when a director is elected or re-elected to the Board, he or she is required to submit a letter of resignation that will be effective only upon both (1) the failure to receive the required vote at the next shareholders’ meeting at which the director faces re-election; and (2) the acceptance of such resignation by our Board. If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will decide whether to recommend that the Board accept the director’s irrevocable, conditional resignation and the Board will make the final decision.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH
OF THE THREE NOMINATED DIRECTORS.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(“SAY-ON-PAY”)

General

In accordance with SEC requirements (under Section 14A of the Exchange Act and the related rules), our shareholders have an opportunity to approve the compensation of our named executive officers as disclosed in this proxy statement (commonly referred to as “Say-on-Pay”). While the results of the vote are non-binding and advisory in nature, our Board of Directors will carefully consider the results of this vote.

Frequency of Shareholder Advisory Votes on Executive Compensation

At our 2014 Annual Meeting of Shareholders, we asked our shareholders to express a preference for the frequency of our Say-on-Pay vote. The majority of our shareholders voted to hold the Say-on-Pay vote on an annual basis, and therefore, based on that vote, we present this vote every year.

In considering their Say-on-Pay vote, we urge shareholders to carefully review the information on our compensation policies and decisions presented in the “Compensation Discussion and Analysis” section of this proxy statement, as well as the discussion regarding the Compensation Committee above in the section of this proxy statement titled “Board and Corporate Governance Matters—Committees of Our Board of Directors.”

Our goal for our executive compensation program is to retain, motivate, and attract our executive officers who are critical to our success. We seek to accomplish this goal in a way that rewards performance and is aligned with our shareholders’ long-term interests. We believe our executive compensation program has been instrumental in helping us achieve our strong financial performance.

Key Executive Compensation Policies and Practices

Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term shareholder interests, including the following:

•
Compensation Depends on Performance. Our executive compensation program is designed so that a significant portion of cash compensation and all of the performance-based restricted stock units (the “PRSUs”) are only earned if we meet corporate performance targets;

•
Equity-Based Compensation. At least 87% of the total compensation, excluding one-time awards, we pay to our executive officers is in the form of equity-based compensation, which aligns the interests of our executive officers and shareholders;

•	Performance-Based Incentives. We use performance-based short-term cash incentives and performance-based long-term equity incentives in the form of PRSUs;

•	Multi-Year Vesting Requirements. The RSUs and PRSUs granted to our executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.

•	No 280G Tax Gross-Ups. We do not provide 280G tax gross-ups to our executive officers;

•	Stock Ownership Policy. We maintain stock ownership guidelines for our executive officers and the non-employee members of our Board of Directors; and

•
Compensation Recovery Policy. We maintain a clawback policy which provides that, in the event we are required to prepare an accounting restatement as a result of fraud or intentional misconduct, we may recover from those current and former executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act and were involved in the fraud or misconduct, any incentive compensation erroneously paid or awarded in excess of what would have been paid pursuant to the restated financial statements.

Advisory Vote and Recommendation of the Board

We are asking the shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, our Board of Directors requests that the shareholders vote on an advisory basis to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in this proxy statement, is hereby approved.

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions regarding named executive officers. The Compensation Committee and our Board of Directors value the opinions of our shareholders. Unless our Board of Directors modifies its determination on the frequency of future Say-on-Pay advisory votes, the next Say-on-Pay advisory vote will be held at our 2021 Annual Meeting of Shareholders.

Vote Required and Recommendation of the Board

The approval of this non-binding proposal requires the affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting that are voted “FOR” or “AGAINST” this proposal. Broker non-votes and abstentions will have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2020. PricewaterhouseCoopers LLP also served as our principal independent registered public accounting firm for our fiscal year ended December 31, 2019.

At the Annual Meeting, shareholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by our Bylaws or other applicable legal requirements. However, our Audit Committee has decided to submit its selection of our principal independent registered public accounting firm to our shareholders for ratification as a matter of good corporate governance. In the event that PricewaterhouseCoopers LLP is not ratified by our shareholders, our Audit Committee will review its future selection of PricewaterhouseCoopers LLP as our principal independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2020 if our Audit Committee believes that such a change would be in the best interests of the Company and its shareholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee at least annually. In accordance with standard policy, PricewaterhouseCoopers LLP periodically rotates the individuals who are responsible for the Company’s audit.

In addition to performing the audit of our consolidated financial statements, PricewaterhouseCoopers LLP provided various other services during the years ended December 31, 2019 and 2018. Our Audit Committee has determined that PricewaterhouseCoopers LLP’s provision of these services, which are described below, does not impair PricewaterhouseCoopers LLP’s independence from the Company. The aggregate fees billed for the years ended December 31, 2019 and 2018 for each of the following categories of services are as follows (in thousands):

	Year Ended December 31,
	2019	2018
Audit fees(1)	$4,677	$4,628
Audit-related fees(2)	608	20
Tax fees(3)	970	175
All other fees(4)	3	3
Total fees	$6,258	$4,826
___________________

(1)
“Audit fees” include fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements and audit fees related to accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements.

(2)
“Audit-related fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” This primarily consists of fees for service organization control audits under Statement on Standards for Attestation Engagements No.18.

(3)	“Tax fees” consists of fees billed for tax compliance and transfer pricing services.

(4)	“All other fees” comprise fees primarily in connection with subscriptions to PricewaterhouseCoopers LLP's web-based research program.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were pre-approved by our Audit Committee.

Vote Required and Recommendation of the Board

The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting that are voted “FOR” or “AGAINST” this proposal. Abstentions will have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 4

CHARTER AMENDMENT TO DECLASSIFY THE BOARD

Currently, our Charter provides for a classified board of directors divided into three classes of directors, with each class elected for three-year terms.
After taking the Company’s growth and maturity into consideration and carefully weighing the advantages and disadvantages of a classified board, including through dialogue with the Nominating and Governance Committee and our shareholders, the Board has determined that this was an appropriate time and is in the best interests of the Company and its shareholders to amend the Charter and the Bylaws to eliminate the classified board structure to provide for the annual election of directors. This will result in a fully declassified board by the 2023 Annual Meeting of Shareholders.
In deciding to approve the proposed amendment to the Charter and to recommend that the shareholders vote to adopt the proposed amendment, the Board considered the benefits of retaining a classified board structure, which has a long history in corporate law, such as providing continuity and stability of the Board, encouraging directors to take a long-term perspective in the management of the business and affairs of the Company, reducing the Company’s vulnerability to coercive takeover tactics and enhancing the independence of non-management directors by providing them with a longer term of office and insulating them against pressure from management or special interest groups. However, the Board also considered the feedback it received from shareholders in the course of its regular shareholder outreach programs. The prevailing viewpoint expressed by shareholders in our outreach was that they believed that the declassification of the Board, while not essential in the shorter term, was a better long-term practice. Ultimately, the Board is committed to strong corporate governance and to listening and responding to shareholder sentiment; therefore, the Board is proposing to eliminate the classified board structure.
The proposed amendment to the Charter would eliminate the classification of the Board over a three-year period beginning at the 2021 Annual Meeting of Shareholders, with directors elected to a one-year term following the expiration of the directors' existing terms and provide for the annual election of all directors beginning at the 2023 Annual Meeting of Shareholders. We believe that a gradual declassification of the Board is in the best interests of our shareholders because it honors our shareholders’ prior decisions in electing incumbent directors for three-year terms. Further, a gradual declassification assures a smooth transition to the new board structure.
The proposed amendment to the Charter would become effective upon the filing of a Charter Amendment with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting if our shareholders approve the amendment. In the case of any vacancy on the Board created by an increase in the number of directors, the vacancy would be filled through an interim appointment by the Board with the new director to serve a term ending at the next annual meeting. Vacancies created by resignation, removal or death would be filled by the Board by appointment of a new director to serve until the end of the term of the director being replaced. The proposed amendment would not change the present number of directors or the Board's authority to change that number and to fill any vacancies or newly created directorships.
Delaware law provides, unless otherwise addressed in the certificate of incorporation, that members of a board that is classified may be removed only for cause. As a result of the proposed amendment, once our Board is fully declassified as of the 2023 Annual Meeting of Shareholders, directors may be removed with or without cause.
The proposed Charter Amendment is attached to this proxy statement as Appendix A.

Vote Required and Recommendation of the Board

An amendment to our Charter requires the affirmative supermajority vote of the holders of at least two-thirds of all outstanding shares of common stock unless two-thirds of our Board has approved such amendment, in which case such amendment would require only the affirmative vote of the holders of at least a majority of all outstanding shares of common stock. The Board has unanimously approved the Charter Amendment; therefore, the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote generally in the election of directors on the Record Date is required to approve this proposal pursuant to the Charter. If our shareholders approve the proposed Charter Amendment, the Board has approved certain conforming changes to the Bylaws, to be effective immediately upon the effectiveness of the proposed Charter Amendment.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE CHARTER TO DECLASSIFY THE BOARD.

CORPORATE SUSTAINABILITY AND HUMAN CAPITAL MANAGEMENT

Our Board and management believe that operating our business in line with corporate sustainability principles and in a socially responsible manner is what creates the greatest value for our stakeholders and drives long-term value. We are committed to social and environmental responsibility, including community giving, diversity, equality and employee well-being. In 2019, our Board made clear its role in overseeing the Company’s pay equity and ESG practices. In particular, we amended the Compensation Committee Charter to include the responsibility of overseeing internal pay equity practices and the Nominating and Governance Committee Charter to include the responsibility of overseeing the Company’s ESG activities, programs and public disclosure.

In determining how to shape our programs around corporate sustainability, we have resisted taking a “one size fits all” approach. In speaking to over 50%(1) of our shareholder base over the past two years during our shareholder outreach efforts, we learned that there are many lenses through which to measure and report ESG matters.

We believe that we can and should focus on what we can uniquely do to positively impact our customers, our employees, our community and our shareholders. First and foremost, we employ over 11,000 people located around the globe. Those employees, in turn, support their own families and communities. The place where we can have the most impact is in human capital management—the well-being of our employee population. For that reason, we have dedicated ourselves to creating a workforce that is diverse and inclusive and creates a sense of belonging—where all of our employees can bring their unique perspectives and experiences to create a better product and a better world.

The current health pandemic and resulting economic environment further emphasizes the critical role we play in caring for the health and security of our employees. As discussed in more detail below, we acted to protect the health of our employees through the creation and implementation of emergency response management apps on the Now Platform. In addition, the relative stability of our business model allowed us to responsibly commit to our employees that we would not have a layoff in 2020 due to the COVID-19 pandemic.

Beyond our employees, our digital platform plays a positive role in environmental sustainability and social well-being. As a fundamental premise, our technology platform allows us to help companies create digital transformation. By moving away from manual, paper-based and inefficient processes, our customers can reduce their own environmental impacts and free their employees to focus their time and attention on their best and highest contributions. We are in the early stages of evaluating our energy and carbon metrics and methodology. We are measuring and establishing a baseline for our energy usage and carbon emissions (generated by our offices, data centers and corporate travel), which will inform our plans to reduce our global environmental impacts. However, the Digital Transformation Initiative of the World Economic Forum noted that the benefits of digitization include net job creation and reduced income inequality, improved health outcomes and fewer accidents, reduced carbon emissions and time and cost savings for consumers. For example, in January 2016, the World Economic Forum estimated that digital initiatives in the industries they examined could deliver an estimated 26 billion metric tons of net avoided CO2 emissions from 2016 to 2025.

Separate from the benefits of digital transformation derived from our products and services, we strive to be sustainable in the operation of our business. All of our office space is leased, and in retaining office space we prioritize buildings that are Leadership in Energy and Environment Design (LEED) certified or a local equivalent of such certification in other jurisdictions. In operating our data centers, we lease space from third-party providers who have publicly committed to continually reduce the environmental impact of its hardware or to a long-term goal to achieve 100% clean and renewable energy across its global operations. Additionally, we are engaged in clean power projects: at our headquarters, in Santa Clara, California, we procure 100% of our power through a clean-power program from the local power company. In San Diego, California, a portion of our power needs are met by purchasing clean power from our landlord, who has installed solar panels on the roof of our buildings. Our office design standards specify sustainable features including recycling, energy-efficient lighting, and sustainable furnishings.

Our platform has been helping with digital transformation for years, but when we began to see the challenges created by the rapid spread of COVID-19, we and our customers engaged the power of our platform to quickly help governments, universities, businesses, citizens, students and employees manage through a global crisis. Having created critical workflows in a matter of days, we and the ServiceNow community shared them with the world.
_______
(1) Estimates based on Schedule 13Fs filed with the SEC

The following is a summary of the programs and activities that we regularly undertake, as well as the unique work we have done for our global community in the face of the COVID-19 pandemic.

Human Capital Management

Diversity, Inclusion and Belonging and Commitment to Pay Equity

Embracing diversity, inclusion and belonging is a business imperative that is core to how we operate, recruit talent, develop our people, create culture and innovate. Our Board is committed to human capital management practices that promote productivity. Diverse, inclusive teams where everyone feels like they belong are high performing teams that are more innovative, more productive and more engaged. As shown in the diversity reports we publish annually, we believe progress can be made when we focus on what matters. This year we were pleased to report that the percentage of women in our workforce increased from 27.2% in 2018 to 29.0% in 2019 and the percentage of women in leadership positions increased from 25.5% in 2018 to 28.2% in 2019. Our practices earned us a place on Fortune Magazine’s list of 100 Best Workplaces for Diversity.

In line with promoting a diverse and inclusive workforce, we regularly look across our ecosystem of policies and practices and strive for a fair system of opportunity and treatment for all. In past years, we have evaluated pay practices for our workforce, and we plan to do so on an ongoing basis, to ensure employees at the same job title and level are paid consistently.

This year, for the first time, our 2020 Diversity Report discloses the results of our third-party pay equity evaluation, which examined pay equity across our Company as of December 2019 for every $1.00 earned by men or white counterparts at the same job title and level. In the US, women in our Company earn $1.00 for every $1.00 earned by men; and globally, women in our Company earn $0.99 for every $1.00 earned by men. Also, in the US, racial and ethnic minority employees in our Company earn $1.01 for every $1.00 earned by their white counterparts. Breaking it down even further, African American/Black employees earn $0.99; Hispanic/Latinx employees earn $0.99; and Asian employees earn $1.02 for every $1.00 earned by their white counterparts.

Employee Well-Being—Providing Programs and Resources for our Employees

Our employees are our biggest asset and we have offered a range of programs to promote their well-being in areas of health, education, finance, leave policies, vacation and philanthropy. We offer a variety of options for health insurance coverage to our employees in the U.S., including extensive coverage for mental health needs and an employee assistance program. We offer employees around the world generous family leave, including 12-20 weeks of fully paid parental leave in the US for welcoming a new child through birth, adoption, foster placement or surrogacy. We were recognized by Fortune Magazine as one of the Fifty Best Workplaces for Parents. We also offer annual learning stipends and opportunities for career growth, including transfers within the company. We offer employees in the US 401(k) matching up to $2,000 per year, commuter benefits and unlimited paid time off. As a result of our focus on our employees, among other things, we were also recognized by Fortune Magazine as one of the World’s Most Admired Companies for 2020.

Social Responsibility & Community Giving

We have taken a three-tiered approach to investing in our communities. The first tier is a focus on community investment by ServiceNow as a company: a corporate focus. The second tier is a focus on community investment directed by leadership teams in the communities in certain offices where we have a significant presence: a local focus. The third tier is a focus on supporting our employees in their community involvement: an individual focus.

For our corporate focus, we have taken the same approach we have taken in the rest of our ESG activities. We asked ourselves what we could uniquely offer to our communities. We decided to focus on two primary corporate initiatives: food security and digital literacy. We recognize that our company operates in communities with significant income inequality. That income inequality can manifest itself most acutely in food insecurity. Without sufficient income in a community in which the cost of living is increasing at a significant rate, many have difficulty in gaining access to sufficient nutritious food. We also recognize that our offices operate in communities that are largely focused on industries driven by technology. In an industry in which the competition for qualified talent is fierce, we believe that an investment in digital literacy in our communities will help all to participate in the opportunities generated by digital transformation. In 2019, we made multi-million dollar, multi-year commitments to serving these needs.

For our local focus, we support the leadership teams in local sites in which we have a significant presence. We allocate charitable giving funds to the leadership teams to invest in initiatives that support our corporate initiatives. In addition to charitable giving, many of our local sites organize volunteer opportunities where employees can work as a team to support these two initiatives.

For our individual focus, we provide matching gifts of up to $1,000 per year to employees who choose to make contributions to charitable organizations. We require only that the organizations be qualified under Section 501(c)(3) of the U.S. Tax Code or the local equivalent in other jurisdictions. In 2019, we matched approximately $600,000 in individual contributions to over 1,700 separate organizations. We also support employees with up to 20 hours of time off per year for volunteer activities.

Our COVID-19 Social Impact and Human Capital Management Activities

Leveraging our Platform to Play a Unique Role in Supporting the Fight against the Coronavirus Pandemic

When faced with an unfolding economic crisis and global health pandemic, we, like many companies, asked ourselves, “How can we help?” At ServiceNow, we answered this question by turning to our purpose: we make the world of work, work better for people. We asked how we can uniquely contribute to improve conditions. The Coronavirus pandemic has disrupted the flow of the economy and put unprecedented strains on governments, health care systems, educational institutions and businesses around the world. We found the answer from our customers. The State of Washington Department of Health, working closely with the ServiceNow team, had built an application on our platform to help them manage and direct emergency response operations. And they were able to do so in a matter of days. Looking at the needs of our other customers, we were then able to build three additional applications that could help enterprises quickly and efficiently get information to their workforce; allow members of a workforce to report when they are going into quarantine and when they can safely return to work; and allow enterprises to manage and better contain any potential exposure across the workforce. These three applications were also built in a matter of days. We released all four applications at no charge to customers and non-customers.

We also established a COVID-19 customer care plan and forums where users can share ideas about how to better manage all their work and help governments and organizations keep their citizens and employees safe with the tools built on the Now Platform. Within a little over a week of the applications becoming available, over 1,000 customers worldwide, including local, state and federal agencies, downloaded the applications and began using them, to potential life-saving effect.

Human Capital Management in Response to COVID-19

Remote Working and Employee Wellness

Our first priority in responding to the COVID-19 pandemic was to do what we could do to ensure the safety and health of our employees. From the beginning of the outbreak, we closely monitored the guidance of the World Health Organization, the U.S. Center for Disease Control and local health officials. We also closely reviewed our business continuity plans to ensure we were well positioned to continue our business operations. Our digital platform is particularly well suited to facilitating remote working. Well before health guidance suggested sheltering in place initiatives, we began to limit business travel and encourage working from home. Then, in advance of sheltering in place requirements, we adopted a company policy encouraging all employees to work from home and closed most of our offices, except for certain critical positions. In the time that we have been working remotely, we have not seen a degradation in employee productivity.

When we launched our emergency response management applications to our customers, we also launched them for use by our own employees. We have been able to communicate to our employees and support their health using our own applications. In addition to supporting their physical health, we have also significantly increased our efforts to support our employees’ mental health, including increased emphasis on existing mental health benefits. We also launched numerous informal company-wide initiatives to support our employees and their families as they face new challenges in working from home.

Employee Job Security

Faced with uncertain economic conditions, we were able to rely on the strength of our business model and our strong capital position to announce to our employees that we have committed to protect the jobs of our 11,000-plus global workforce through 2020 despite the economic uncertainty of the COVID-19 pandemic. In fact, since January 1, 2020, the Company has increased its headcount by approximately 800 employees and expects to continue hiring in key positions across the organization. In addition, in the interest of investing in the future of our workforce, we will be hosting our summer intern program globally, with interns participating digitally until such time as it has been deemed safe to return to the workplace.

Social Giving to Support COVID-19 Efforts

As the impact of the COVID-19 pandemic became felt in our communities, we sought to focus our efforts on where the need was greatest. In addition to our existing social impact efforts, we and our employees have pledged $1.5 million to support COVID-19-related initiatives. This includes targeted grants and employee giving campaigns to support local, regional and global organizations on the front lines of the COVID-19 pandemic response, including providing personal protective equipment and meals for front-line hospital staff and other essential workers, food and housing support for needy individuals and families, grants and low-interest loans for small businesses, and medical training, testing and research.

We believe this sort of unique contribution distinguishes our environmental, social and governance betterment efforts for all of our stakeholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2020, by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.

Percentage ownership of our common stock is based on 190,700,501 shares of our common stock outstanding on March 31, 2020. Under the rules of the SEC, beneficial ownership represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons in the table have sole voting and investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. In accordance with SEC rules, we have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2020, or subject to RSU or PRSU awards that will vest and settle within 60 days of March 31, 2020, to be outstanding and to be beneficially owned by the person holding the option, RSU or PRSU award for purposes of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the individuals and entities named below is c/o ServiceNow, Inc., 2225 Lawson Lane, Santa Clara, California 95054.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
5% or Greater Shareholders:
T. Rowe Price Associates, Inc.(1)	18,204,867	9.5%
Vanguard Group, Inc.(2)	15,087,268	7.9%
BlackRock, Inc.(3)	14,964,220	7.8%

Directors and Named Executive Officers:
William R. McDermott(4)	4,211	*
John J. Donahoe(5)	312,625	*
Michael P. Scarpelli(6)	—	*
Chirantan “CJ” Desai(7)	76,215	*
David L. Schneider(8)	56,297	*
Patricia Wadors(9)	11,240	*
Frederic B. Luddy(10)	753,483	*
Susan L. Bostrom	4,949	*
Teresa Briggs	332	*
Jonathan C. Chadwick	7,550	*
Paul E. Chamberlain	7,550	*
Jeffrey A. Miller(11)	117,346	*
Anita M. Sands(12)	15,385	*
Dennis M. Woodside	2,077	*
Tamar O. Yehoshua	332	*
All current executive officers and directors as a group (17 persons) (13)	1,380,573	*
___________________
* Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)
Consists of shares of common stock beneficially owned as of December 31, 2019 according to a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”) on February 14, 2020. The Schedule 13G/A reports that Price Associates has sole voting power with respect to 6,974,718 shares of common stock and sole dispositive power with respect to all 18,204,867 shares of common stock. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(2)
Consists of shares of common stock beneficially owned as of December 31, 2019 according the Schedule 13G/A filed with the SEC by the Vanguard Group, Inc. (the “Vanguard Group”) on February 12, 2020. The Vanguard Group has beneficial ownership of 15,087,268 shares of common stock. The Vanguard Group reported (i) sole dispositive power with respect to 14,762,592 shares of common stock, (ii) shared dispositive power with respect to 324,676 shares of common stock, (iii) sole voting power with respect to 291,371 shares of common stock, and (iv) shared voting power with respect to 51,273 shares of common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 224,627 shares of common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 163,568 shares of common stock as a result of its serving as investment manager of Australian investment offerings. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Consists of shares of common stock beneficially owned as of December 31, 2019 according to a Schedule 13G/A filed with the SEC by BlackRock Inc. (“BlackRock”) on February 10, 2020, reporting (i) sole voting power with respect to 12,748,860 shares of our common stock and (ii) sole dispositive power with respect to all 14,964,220 shares of our common stock. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)	Consists of (i) 611 shares of common stock subject to RSUs that will vest and settle within 60 days of March 31, 2020, and (ii) 3,600 shares of common stock held by Mr. McDermott.

(5)
Consists of (i) 224,808 shares of common stock subject to stock options held by Mr. Donahoe that are exercisable within 60 days of March 31, 2020, (ii) 17,895 shares of common stock subject to RSUs that will vest and settle within 60 days of March 31, 2020, and (iii) 69,922 shares of common stock held by Mr. Donahoe.

(6)	Mr. Scarpelli resigned as CFO effective August 2019.

(7)
Consists of (i) 37,089 shares of common stock subject to stock options held by Mr. Desai that are exercisable within 60 days of March 31, 2020, (ii) 17,923 shares of common stock subject to RSUs that will vest and settle within 60 days of March 31, 2020, and (iii) 21,203 shares of common stock held by Mr. Desai.

(8)
Consists of (i) 2,750 shares of common stock subject to stock options held by Mr. Schneider that are exercisable within 60 days of March 31, 2020, (ii) 18,509 shares of common stock subject to RSUs that will vest and settle within 60 days of March 31, 2020, (iii) 190 shares of common stock held by Schneider 2001 Living Trust, of which Mr. Schneider is a Trustee, and (iv) 34,848 shares of common stock held by Mr. Schneider.

(9)	Consists of 11,240 shares of common stock subject to RSUs that will vest and settle within 60 days of March 31, 2020.

(10)
Consists of (i) 76,000 shares of common stock held by the Luddy Family Dynasty Trust LLC, of which Mr. Luddy may be deemed to have voting and investment power, and (ii) 677,483 shares of common stock held by the Frederic B. Luddy Family Trust, of which Mr. Luddy is a trustee.

(11)
Consists of (i) 61,536 shares of common stock subject to stock options held by Mr. Miller that are exercisable within 60 days of March 31, 2020, (ii) 54,040 shares of common stock held by the Miller Living Trust, dated July 7, 1985, of which Mr. Miller is co-trustee, and (iii) 1,770 shares of common stock held by Mr. Miller.

(12)	Consists of (i) 9,084 shares of common stock subject to stock options held by Ms. Sands that are exercisable within 60 days of March 31, 2020, and (ii) 6,301 shares of common stock held by Ms. Sands.

(13)
Consists of (i) 975,529 shares of common stock, (ii) 335,267 shares of common stock subject to stock options that are exercisable within 60 days of March 31, 2020, and (iii) 69,777 shares of common stock subject to RSUs that will vest and settle within 60 days of March 31, 2020.

MANAGEMENT

The names of our currently serving executive officers, their ages as of April 15, 2020, and their positions are shown below.

Name	Age	Position
William R. McDermott	58	Director, President and Chief Executive Officer
Gina Mastantuono	49	Chief Financial Officer
Chirantan “CJ” Desai	49	Chief Product Officer
David L. Schneider	52	President, Global Customer Operations
Patricia Wadors	55	Chief Talent Officer
Russell S. Elmer	55	General Counsel and Secretary

Our Board of Directors appoints our executive officers, who then serve at the discretion of our Board of Directors. There is no family relationship between any of the directors or executive officers and any other director or executive officer of ServiceNow.

For biographical information regarding Mr. McDermott, please refer to “Our Board of Directors” above.

Gina Mastantuono has served as our Chief Financial Officer since January 2020. From December 2016 to January 2020, Ms. Mastantuono served as Executive Vice President and Chief Financial Officer of Ingram Micro Inc., a provider of global technology and supply chain services and as its Executive Vice President, Finance from April 2013 to December 2016. From June 2007 to April 2013, Ms. Mastantuono served as Senior Vice President, Chief Accounting Officer, Controller and International Chief Financial Officer of Revlon, Inc., a cosmetics, skin care, fragrance and personal care company. Ms. Mastantuono holds a B.S. degree in Accounting and Business Administration from the State University of New York at Albany.

Chirantan “CJ” Desai has served as our Chief Product Officer since December 2016. From September 2013 to December 2016, Mr. Desai held several positions at EMC. Most recently, he served as the President of the Emerging Technologies Division from September 2014 to December 2016, where he oversaw product management, engineering, product marketing, research and development, the launch of new product lines, and the growth of new businesses that help customers accelerate their journey to cloud computing. Prior to joining EMC, Mr. Desai held several leadership roles at Symantec Corporation from November 2004 to September 2013. Most recently, he served as Executive Vice President of Information Management from January 2013 to September 2013, where he led the strategy, development, technical support and delivery of Symantec's backup and recovery, storage and availability, archiving and eDiscovery products. He also served as Senior Vice President and General Manager of Symantec's Endpoint and Mobility Group from May 2011 to May 2012, where he headed engineering, product management and all related product operations for Symantec's Endpoint Protection, Protection Suites, Mail and Web Security, Virtualization Security, and Mobility solutions. Prior to Symantec, he held product development roles at Pivotal Corporation and Oracle Corporation. Mr. Desai currently serves as a member of the board of directors of Zebra Technologies Corp., an enterprise asset intelligence company. Mr. Desai holds an M.S. degree in Computer Science and an M.B.A. degree from the University of Illinois at Urbana-Champaign.

David L. Schneider has served as our President, Global Customer Operations since January 2019. From June 2014 to January 2019, Mr. Schneider served as our Chief Revenue Officer. From June 2011 to May 2014, Mr. Schneider served as our Senior Vice President of Worldwide Sales and Services. From July 2009 to March 2011, Mr. Schneider served as Senior Vice President of Worldwide Sales of the Backup Recovery Systems Division of EMC. From January 2004 to July 2009, Mr. Schneider held senior positions at Data Domain, most recently Senior Vice President of Worldwide Sales. Prior to joining Data Domain, Mr. Schneider served as Vice President of Alliances, Channel and OEM Sales for Borland Software from January 2003 to December 2003. From May 2002 to January 2003, Mr. Schneider served as Vice President of Western United States Sales for TogetherSoft Corporation (later acquired by Borland Software). From January 1999 to May 2002, Mr. Schneider was Western Regional Manager at Iona Technologies, Inc., an infrastructure software company. Mr. Schneider holds a B.A. degree in Political Science from the University of California, Irvine.

Patricia Wadors has served as our Chief Talent Officer since September 2017. From March 2015 to September 2017, Ms. Wadors served as CHRO-SVP, Global Talent Organization at LinkedIn, and from February 2013 to March 2015, as VP, Global Talent Organization at LinkedIn, where her focus was on creating an amazing employee experience in a high growth company, recruiting top talent, talent development, supporting a highly engaged workforce and growing LinkedIn’s global footprint. From April 2010 to February 2013, Ms. Wadors served as Senior Vice President of Human Resources at Plantronics, Inc., a designer, manufacturer and distributor of headsets for business and consumer applications. Prior to Plantronics, she served as Senior Vice President of Human Resources at Yahoo! and as Chief Human Resources Officer at Align Technologies, and she has held senior human resource management positions at Applied Materials, Merck Pharmaceutical, Viacom International, and Calvin Klein Cosmetics. Ms. Wadors holds a B.S. degree in business management with a concentration in human resources management and a minor in psychology from Ramapo College of New Jersey.

Russell S. Elmer has served as our General Counsel and Secretary since November 2018. From September 2016 to November 2018, Mr. Elmer served as General Counsel of LendingClub Corporation. From July 2015 to September 2016, he served as Deputy General Counsel of PayPal Holdings, Inc., following its separation from eBay Inc. From February 2014 to July 2015, he served as the Deputy General Counsel of eBay Inc. From April 2009 to August 2012, he served as the General Counsel of Pricelock, Inc. From 2000 to 2007 and 2008 to 2009, he served as the General Counsel of E*TRADE Financial Corporation. From 1990 to 2000, he served as an attorney and partner at Gray Cary Ware & Freidenrich LLP. Mr. Elmer holds a J.D. degree from the University of California, Berkeley, School of Law and an A.B. degree in Political Science and International Relations from Stanford University.

LETTER FROM THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

A message to our fellow shareholders:
We believe that ServiceNow is a very special company. As we continue to build the defining enterprise software company of the 21st century, we are entering a new phase of our growth. In 2019, our total revenues were over $3.4 billion, representing 33% growth over 2018. And we see ourselves well on our way to reaching our goal of $10 billion in annual revenue and beyond.
Our goals are audacious, and we know that we can achieve them only by keeping our customers, our employees and our community at the center of everything we do. We build technology in the service of people; technology that helps them get their work done efficiently and productively so they can focus on their most critical and important work. To do that, we must innovate and execute at scale.
Innovation and execution at scale requires disciplined, seasoned and dedicated leadership. Since the Company’s inception, the Board has been focused on ensuring that the Company has the right management team in place for its stage in the growth cycle. From our visionary founder, Fred Luddy; to Frank Slootman, who took the Company to the next phase of growth; to John Donahoe, who brought seasoned Silicon Valley and consumer retail experience to lead us to the next phase of maturity; and to our new CEO, Bill McDermott, a global leader in enterprise software with a proven track record of driving transformative growth and shareholder value, the Board has insisted on excellence in leadership.
In 2019, when our prior CEO, John Donahoe, left ServiceNow to pursue a lifelong dream in becoming the CEO of Nike, we knew that the customers, employees and shareholders of ServiceNow deserved the strongest leadership in the industry. After considering a number of top global leaders, it quickly became apparent that Mr. McDermott would be the right leader to take our business to the next phase of growth. Mr. McDermott has decades of experience in enterprise software, and a history of innovation and the creation of a performance culture at scale.
In determining the initial compensation package for Mr. McDermott, the Committee looked to Mr. Donahoe’s compensation package as its model. The package is heavily weighted toward the achievement of aggressive longer-term performance metrics, and if the Company achieves those metrics, both our shareholders and Mr. McDermott will be rewarded. For example, the initial performance options that were granted will only fully vest if the market capitalization of the Company increases by over $25 billion from the date of grant.
We take the same performance-based approach to compensation for all of our senior leadership team. In measuring performance, we place the greatest emphasis on the metrics that we believe will most impact long term value for our shareholders and other stakeholders. Our business is a subscription-based model in which our customers typically contract to use our services for at least three years. In addition, our customers have renewed their contracts at a rate of 97% or greater over the past three years. Thus, our revenue is fairly predictable for some years out.
To influence performance in future periods, we set very aggressive targets for net new annual contract value (“NNACV”). This metric reflects the net, new multi-year contractual commitments made by our customers to ServiceNow and represents potential revenue and customer relationships often three or more years into the future. We believe that setting aggressive, one year NNACV targets properly motivates and rewards our leadership team for taking the bold actions that will create value for our shareholders for many years to come.
In part, we feel comfortable with our compensation structure because we have discussed it with you, our shareholders. We have been honored to have a rich engagement, meeting with you at least twice a year to discuss our long-term vision for the company and how our compensation philosophy helps us realize that vision. Each time we have reached out, we have been able to speak with approximately 40% or more of our shareholder base. We value these conversations and your feedback is reflected in our programs. We look forward to continuing that dialogue with you as we continue to drive the next phase of our growth.
Thank you for your support and your continuing commitment to the success of ServiceNow.

Sincerely,

Jeffrey A. Miller (Chair)
Susan L. Bostrom
Dennis M. Woodside

COMPENSATION DISCUSSION AND ANALYSIS
Overview

This Compensation Discussion and Analysis discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. In addition, we explain how and why the Compensation Committee arrived at specific compensation policies and decisions involving our named executive officers (“Named Executive Officers”) for and during the year ended December 31, 2019.

Fiscal year 2019 was a year of important accomplishments for ServiceNow. In terms of our business, 2019 represented our first full year of GAAP profitability and our addition to the S&P 500. Along with these milestones, we executed a leadership transition with the departure of John J. Donahoe and subsequent appointment of our new President and Chief Executive Officer (“CEO”), Bill McDermott. In line with our CEO compensation practices, Mr. McDermott received a performance-oriented compensation package that tightly ties compensation to the long-term growth and performance of ServiceNow.

The contents of this Compensation Discussion and Analysis are organized in the following Sections:

•	Section 1 - Executive Summary

•	Section 2 - Compensation Philosophy and Objectives

•	Section 3 - Shareholder Engagement and Evolving Compensation Program

•	Section 4 - Compensation Governance Highlights and Elements of our 2019 Executive Compensation Program

•	Section 5 - 2019 Compensation Decisions

•	Section 6 - Other Compensation Policies and Information
Our Named Executive Officers as of December 31, 2019 are as follows:

Name	Title
William R. McDermott	President and Chief Executive Officer
John J. Donahoe	Former President and Chief Executive Officer
Michael P. Scarpelli	Former Chief Financial Officer
Chirantan “CJ” Desai	Chief Product Officer
David L. Schneider	President, Global Customer Operations
Patricia Wadors	Chief Talent Officer

Section 1 - Executive Summary

Our executive compensation program is designed to align with our pay-for-performance philosophy, drive achievement of our strategic and financial goals and continue to incentivize value creation for all our stakeholders.

Business Overview - Our Purpose

Founded in 2004, ServiceNow’s purpose is to make the world of work, work better for people. We believe that people should work the way they want to, so we build applications that help automate existing processes and create efficient, digitized workflows. Our products and services enable the steps of a job to flow naturally across disparate departments, systems and processes of a business. When work flows naturally, great experiences follow. We deliver digital workflows that create great experiences and unlock productivity to approximately 6,200 enterprise customers worldwide, including approximately 80% of the Fortune 500.

We help global enterprises (such as companies, hospitals, universities and governments) digitize their workflows—the tasks that need to be done to get a job done. Whether it is getting a new laptop, onboarding a new employee, helping a customer resolve a problem or making sure that a security vulnerability is identified and patched, our solutions automate these processes across information technology, customer service, human resources, security operations and risk management, and they can be quickly built and customized to support any part of an enterprise’s operations. As discussed above, it is that ability to quickly build fit-for-purpose applications that allowed us to launch emergency response applications in a matter of days to help governments, hospitals, universities and businesses respond to the outbreak of the coronavirus.

Our applications resonate in the market. Customers must commit to a multi-year subscription to utilize our solutions, and our customers consistently renew their subscriptions when their term nears expiration, as shown by our 97% or greater renewal rate over the past three years. As a result, we were recognized as one of Fortune’s most admired companies in 2020. Building an enduring company requires innovative and visionary technical product expertise combined with seasoned, disciplined and world-class management. We have invested heavily in our talent to both innovate and scale, and in 2019 our number of employees grew 27% year-over-year, which benefits our customers and long-term shareholders.

Highlights of 2019 Corporate Results

In 2019, we had another year of high year-over-year growth as shown in the graphs below, which translated into superior shareholder returns as we outperformed the S&P 500, Russell 3000 and our 2019 Peer Group.

Leadership Transition

Bill McDermott Appointed as CEO

In 2019, John Donahoe stepped down as CEO, and the Board sought to recruit a world class leader in enterprise software with a demonstrated track record of success to continue to lead and scale the Company to $10 billion in revenue and beyond. The Board conducted an extensive, in-depth search for candidates that culminated in the appointment of Mr. McDermott as our CEO in November 2019. With his over 30 years of global leadership experience in enterprise software and a proven track record of tripling the market value of his previous company to approximately $140 billion(1), Mr. McDermott’s skills were in high demand. Mr. McDermott ultimately decided to join ServiceNow because of our innovative culture, potential for growth with our transformational Now Platform and our immensely talented, hungry and humble employee base. Mr. McDermott has already executed a smooth transition and demonstrated continued strong leadership, further enhancing ServiceNow’s momentum, driving customer success by making work flow, and building on our reputation as a preferred strategic partner enabling digital transformation. Since November 2019, Mr. McDermott’s leadership has been impactful. Prior to the global economic disruption caused by the Coronavirus pandemic, our stock experienced an over 25% increase in total shareholder return and an over $12 billion increase in market capitalization(2). As we faced a global market disruption, Mr. McDermott led the Company in responding quickly and decisively to help our customers, employees and shareholders navigate uncertain conditions, protecting value for all stakeholders.

Given his skills, experience and proven track record and our current stage of growth, Mr. McDermott was a natural choice for us. Our purpose of making work, work better for people and our hungry and humble culture were compelling for Mr. McDermott. As with Mr. Donahoe, we offered Mr. McDermott a compensation package that strove to attract him to ServiceNow and that would retain and motivate him after joining the Company, which is described in more detail in the section titled “—New Executive Compensation to Ensure Smooth Transition”.

Gina Mastantuono Appointed as CFO

Additionally, after an extensive search, we hired Gina Mastantuono as our Chief Financial Officer (“CFO”) in January 2020. The hiring of Ms. Mastantuono was the first senior executive hire selected by Mr. McDermott. Ms. Mastantuono is an experienced leader in the technology industry with over 20 years of financial experience who is committed to our purpose of driving customer success and delivering shareholder value. Her most recent experience leading the global finance organization of a large, complex hardware business with over $50 billion in revenue in fiscal 2018 has uniquely positioned her to help us grow our business as she helps us scale to $10 billion in revenue and beyond.

______
(1) As of October 1, 2019.
(2) As of February 28, 2020.

Compensation Highlights

Compensation Philosophy and Objectives

We design our executive compensation program to achieve the following objectives:

•	retain, motivate, attract and manage turnover of Named Executive Officers of outstanding ability and potential on our path to $10 billion in revenue and beyond;

•	demand and reward the achievement of key performance measures;

•	reinforce our values, which serve to motivate our leaders to deliver the highest level of company, team and individual performance;

•	discourage excessive risk taking; and

•	ensure that executive compensation is meaningfully related to the creation of long-term shareholder value.

Compensation Strongly Tied to Performance

Executive compensation for all of our Named Executive Officers is tightly linked to our financial and operational performance in order to align compensation with shareholder value creation. While our compensation program balances fixed and variable (at-risk) pay, approximately 77% and 76% of our CEO and other Named Executive Officers’ target 2019 compensation, respectively, is based on performance and therefore at-risk.

Target 2019 Compensation

CEO(1)
17% Performance Based
69%
17%
6%
8%
Other NEOs
16% Performance Based
70%
17%
7%
6%

(1) Target value based on annual CEO compensation program components described below

= Base Salary = Performance-Based Cash Bonus = Long-Term Incentive (PRSU) = Long-Term Incentive (RSU)

Elements of our 2019 Compensation Program

The compensation program for our Named Executive Officers for 2019 consists of a mix of variable and fixed compensation in order to align compensation with short- and long-term shareholder value creation.

Pay Component	Rationale and Value to Shareholders
Base Salary
• Conservative to market and determined based on experience, skills and responsibilities and internal pay equity
• Small portion of overall compensation to maintain program’s focus on performance-based pay

Performance-Based Cash Incentive	• Aligned to growth plan strategy and encourages achievement of defined corporate performance objectives • A diversified mix of metrics to drive efficient growth and shareholder value creation
Performance- and Time-Based Restricted Stock Units	• Incentivizes long-term shareholder value creation and strong financial performance • Aligns to shareholder interests • Provides retention incentive

Metric Selection: Importance of Net New Annual Contract Value (“NNACV”) to our Business

After extensive review and analysis, including multiple discussions with our shareholders, the Compensation Committee and management continue to consider NNACV a very effective measure of our short- and long-term performance, as it represents bookings from new customers and additional bookings from existing customers. NNACV is of unique importance in our business model, as it is simultaneously a driver of our short-term success, in that it measures the business booked in a given year, and our long-term success, in that our contracts are typically three years in length and our renewal rates are consistently very high. Thus, NNACV provides both current and forward-looking insight into our performance, unlike revenue, which primarily provides insight into past performance. As such, NNACV is incorporated into both our short- and long-term cash- and equity-based compensation plans for 2019 and 2020.

Compensation Best Practices

To ensure our executive compensation program is effective in aligning shareholder and Named Executive Officer interests, we adhered to the following best practices in 2019:

What We Do		What We Don’t Do
☑	Conduct annual executive compensation review	☒	Offer retirement plans other than standard 401(k) offered to all employees
☑	Maintain an independent compensation advisor	☒	Offer significant perquisites
☑	Place a significant amount of targeted compensation at-risk (77% for CEO)	☒	Provide Section 280G tax gross-ups
☑	Target a significant portion of total compensation in equity (86% for CEO)	☒	Allow hedging or pledging
☑	Maintain stock ownership guidelines for executive officers and directors (3x base salary for CEO)
☑	Maintain a “clawback” policy
☑	Multi-year vesting requirements for all equity awards

Commitment to Shareholder Engagement

Throughout the year, our Investor Relations team, frequently along with our CEO, engages with our shareholders. Additionally, starting in 2018, ServiceNow’s Board, Compensation Committee, Lead Independent Director and management committed to bi-annual shareholder engagement efforts to maintain an active dialogue with shareholders and seek their input as we continue to evolve the design of our compensation program. In June 2019, leading up to our 2019 annual meeting of shareholders, we engaged with shareholders representing approximately 50% of our shares. In December 2019 and January 2020, we engaged with shareholders representing approximately 40% of our shares(1). We thoughtfully consider shareholder input on topics ranging from compensation strategy to ESG issues. Our Lead Independent Director and Chair of the Compensation Committee as well as our Legal, Investor Relations and Global Talent teams participate in these engagement efforts and provide a summary of all relevant feedback to the Compensation Committee, the Nominating and Governance Committee and the Board. Our Board reviews our compensation and corporate governance framework each year based on a number of inputs, including shareholder feedback. In response to shareholder feedback we received, our Compensation Committee implemented changes to our executive compensation program as discussed in “Section 3 - Shareholder Engagement and Evolving Compensation Program”.
________
(1) Estimates based on Schedule 13Fs filed with the SEC

New Executive Compensation to Ensure a Smooth Transition

Mr. McDermott’s New Hire CEO Compensation Package

In hiring Mr. McDermott, the Board and the Compensation Committee prepared a compensation package to align our CEO with shareholder interests and ensure a smooth transition. The Board and the Compensation Committee believed that providing him with a compensation package with similar components as the new hire package Mr. Donahoe received would drive the greatest shareholder value, performance and long-term success for the Company, while attracting him to ServiceNow and retaining and motivating him after joining us. It was important that we provided Mr. McDermott with a compensation package that was competitive with those of experienced leaders at other major global companies, with performance as an important element of his pay that would provide him the opportunity to build meaningful ownership with the creation of sustained long-term value for shareholders. Below is a detailed look at Mr. McDermott’s initial compensation package and rationale for each component, which aligns with Mr. Donahoe’s initial compensation package and tightly links pay with performance.

New CEO Compensation Package in Line with Prior CEO and Structured to Drive Shareholder Value, Performance and Long-Term Success

Pay Component	Compensation Package	Rationale and Value to Shareholders
Annual CEO Compensation Program		
Base Salary	$1,000,000	• Below market and small portion of overall compensation to maintain focus on performance-based (at risk) pay
Performance-Based Cash Incentive	150% of base salary (prorated in 2019 for partial year of service)	• At market to align with growth plan strategy and encourage achievement of defined corporate performance objectives • Diversified mix of top- and bottom-line metrics, including a profitability metric, to drive efficient growth and shareholder value creation
Long-Term Incentive Award	No initial LTI award in 2019. $16,000,000 LTIP value granted in 2020 on same terms as other executives (80% PRSU)[1]	• Incentivizes long-term shareholder value creation and strong financial performance • Aligns to shareholder interests • Provides retention incentive
CEO New-Hire Awards		
New Hire Option ➤ ***While stock-price performance conditions align with Mr. Donahoe's award, it will be more challenging for Mr. McDermott to meet the performance hurdles since Mr. Donahoe's performance is based on an ~$14B initial market cap, while Mr. McDermott's is based on an ~ $49B initial market cap.***	$16,000,000 value	• Incentivizes stock price appreciation and alignment with shareholder value creation, and is earned subject to both time and performance-vesting conditions discussed below over a 5-year period ○ First 30 months – performance-vesting condition met <u>only if average closing stock price is 25% higher</u> than exercise price for the 20-business day period prior to each time-based vesting date — **= +$12.6B *Market Cap*[2]** ○ Second 30 months – performance-vesting condition met <u>only if average closing stock price is 50% higher</u> than exercise price for the 20-business day period prior to each time-based vesting date — **= +$25.1B *Market Cap*[2]**
New Hire RSU	$16,000,000 value	• Emphasizes retention and long-term growth • Market-standard for attracting seasoned executives but with longer than average vesting requirements (5 years versus 4 years for total vesting)
New Hire Additional RSU	$2,500,000 value	• Jump starts alignment of CEO and shareholder interests by providing further equity incentive in connection with CEO purchase of $1M of ServiceNow shares on the open market

(1) As this was not awarded in 2019, this value is not included in the 2019 Summary Compensation Table.
(2) Using option exercise price of $266.31 and shares outstanding on 9/30/2019. To meet the first performance-vesting condition, the average closing stock price must be at least $332.89. To meet the second performance-vesting condition, the average closing stock price must be at least $399.47. The option is subject to complete forfeiture if stock price hurdles are not met over the term.

Make-Whole Payments and Obligations

In addition to the above, Mr. McDermott has vested in and has the right to receive long-term incentive payments from his prior employer that are scheduled to pay out over four years. If his former employer fails to make any of such required payments and after demand by Mr. McDermott to ServiceNow, Mr. McDermott’s employment agreement provides that ServiceNow will make him whole for the payments he should have received up to an aggregate of $21,115,498 (the “LTIP Make-Whole Payments”).

Further, Mr. McDermott’s employment agreement anticipated that he would begin his employment on January 1, 2020. Mr. McDermott would have continued working for his former employer and received substantial payments that were scheduled in the fourth quarter of 2019. However, following the announcement of Mr. McDermott as the incoming CEO, both the Company and Mr. McDermott were interested in having his employment to begin as soon as possible. Mr. McDermott began his employment with the Company full time on November 15, 2019. As a consequence of Mr. McDermott leaving his prior employment prior to December 31, 2019, Mr. McDermott forfeited certain payments from his prior employer, and his prior employer also contested certain other payments to which Mr. McDermott believed he was contractually entitled.

As a consequence, in 2019 the Board determined to pay Mr. McDermott $1,554,332 in cash for foregone payments from his previous employment in connection with his early termination of his previous employment and early commencement of his employment with us prior to January 1, 2020.

In addition, Mr. McDermott’s prior employer was also obligated to make certain non-competition payments to Mr. McDermott (the “Non-competition Payments”). As a consequence of Mr. McDermott beginning employment with the Company prior to January 1, 2020, Mr. McDermott’s prior employer disputed its obligation to make this payment to Mr. McDermott and refused to pay the full amount of the Non-competition Payments to Mr. McDermott despite his best efforts to secure such payments. In the interest of avoiding the distraction of Mr. McDermott trying to resolve this situation with his prior employer, so that he could continue to devote his time and attention to aggressively pursue the Company’s growth strategy, the Company agreed to amend his employment agreement (the “Amendment”) to provide that we would make a payment to Mr. McDermott of $3,900,000 (the “Non-competition Make-Whole Payment”). This represents the amount which restores the benefit Mr. McDermott was entitled to receive from his prior employer. The Amendment does not increase the Company’s total obligation for make-whole payments to Mr. McDermott. The Amendment provides the total of the Non-competition Make-Whole Payment and any and all LTIP Make-Whole Payments will not exceed $21,115,498 in the aggregate.

Compensation Forfeited by Former CEO

In connection with Mr. Donahoe's resignation as CEO in 2019, the Company did not make any severance payment to Mr. Donahoe of any kind. In addition, despite the fact that Mr. Donahoe remained employed by the Company in the role of special advisor to the CEO, Mr. Donahoe was not paid any annual cash bonus for performance for 2019.

Based on his term as a director expiring at the Annual Meeting, Mr. Donahoe forfeited or will forfeit an aggregate of approximately $79 million in cash and equity compensation as shown below:

Pay component	Forfeited or Anticipated Forfeited Value as of December 31, 2019 ($)
Performance-Based Cash Incentive	1,125,000 target value
Options(1)(2)	33,705,000
PRSUs(1)	19,856,000
RSUs(1)(2)	24,260,000
__________
(1) Based on ServiceNow closing stock price as of December 31, 2019 and rounded to the nearest thousands.
(2) Please see “2019 Summary Compensation Table” Footnote 10 for additional information.

Section 2 - Compensation Philosophy and Objectives

We operate in an extremely competitive market for talent. In our industry, there is substantial and continuous competition for leadership with the experience and aptitude to motivate and lead product, engineering, sales, general and administrative, and operations teams. ServiceNow’s headquarters are located in the Bay Area, where competition for talented leadership is particularly intense. Further, our continued success has made our employees and executives more attractive as candidates for employment with other companies, and they are subject to significant ongoing recruiting efforts by other companies in the technology industry generally. In order to grow our Company to $10 billion in revenue and beyond, we need to retain and attract experienced leaders. At the same time, our programs need to balance this need with shareholders’ interest in ensuring that compensation is tightly correlated to long-term, sustained performance. To accomplish this, we believe our compensation packages must have components that executives can understand, be comparable to competing alternatives and appropriately reward strong performance. We believe that to accomplish this we must provide a compelling total compensation package to our Named Executive Officers through a combination of base salary, performance-based cash incentives, equity awards and broad-based employee programs. We design our executive compensation program to achieve the following objectives:

•	retain, motivate, attract and manage turnover of Named Executive Officers of outstanding ability and potential on our path to $10 billion in revenue and beyond;

•	demand and reward the achievement of key performance measures;

•	reinforce our values, which serve to motivate our leaders to deliver the highest level of company, team and individual performance;

•	discourage excessive risk taking; and

•	ensure that executive compensation is meaningfully related to the creation of long-term shareholder value.

We believe that our executive compensation program should include short-term (base salary and cash bonus) and long-term (equity) elements, with an outsized weighting on performance-based equity compensation. Our program is designed to primarily focus on, demand and reward consistent performance that meets or exceeds expectations. We evaluate both performance and compensation to ensure that the compensation provided to our Named Executive Officers remains competitive relative to compensation paid by companies of similar size that we compete with for executive talent, and that it takes into account our absolute and relative performance, our short- and long-term strategic objectives and the performance of the individual executive.

Section 3 - Shareholder Engagement and Evolving Compensation Program

Our Proactive Response to Shareholder Feedback

As we manage our business with a focus on continued innovation and growth, we recognize that our compensation program must balance shareholder perspectives with our ability to retain and attract the highest caliber of talent to help facilitate growth at scale. To help us better understand the perspectives of our shareholders, we have established a robust shareholder engagement program, and the compensation-related feedback we receive from shareholders is an important component that informs the Compensation Committee’s decision-making process. Additionally, the Chair of our Compensation Committee, who also serves as our Lead Independent Director, is actively involved in our shareholder engagement efforts. Over the past two years we have made changes to our 2019 and 2020 compensation programs not only reflect the evolving nature of our business, but also respond to feedback from our shareholders. Below is a summary of the changes made since 2018 in response to shareholder feedback:

Changes to 2019 Compensation Program

In January 2019, and in connection with its annual review of our compensation program, the Compensation Committee approved changes to the compensation program to further tie executive compensation to performance and to further align the interests of our executives with those of our shareholders. In response to shareholder feedback, the 2019 performance-based cash incentive (“Cash Incentive”) consisted of a mix of top-line and bottom-line metrics to provide balanced incentives that drive efficient growth. Additionally, the 2019 Cash Incentive would not be funded unless the Company met 80% of the target NNACV. Once the 2019 Cash Incentive pool was funded, payout was based on 50% Company performance against three metrics (NNACV, Net Expansion Rate and Free Cash Flow (“FCF”)) Margin and 50% individual performance against individual metrics approved by the Compensation Committee.

As discussed with shareholders during our 2019 outreach process, and in order to enhance the longer-term alignment of our executive officer compensation and shareholder interests, the Compensation Committee determined that 20% of the 2019 Long-Term Incentive (“LTI”) would be awarded in the form of RSUs, with a longer total vesting period. The LTI RSUs vest quarterly over four years. The remaining 80% were awarded in PRSUs with a one-year NNACV performance metric and three-year total vesting period with one-third vesting after the first year and quarterly vesting thereafter.

Shareholder Feedback from Recent Outreach

As discussed above, we engaged with shareholders in June 2019, December 2019 and January 2020. While shareholders were generally supportive of our compensation programs, we received valuable feedback from shareholders about their preferred enhancements to our compensation programs and disclosures. The following represents the most common requests we received from shareholders:

•
New Hire Compensation: Ensure sufficient disclosure is provided for compensation paid to new hires, and in particular the circumstances regarding compensation paid to our new CEO, Mr. McDermott (disclosed above under “—Executive Summary—New Executive Compensation to Ensure a Smooth Transition”).

•
Forfeited Compensation: Ensure sufficient disclosure is provided for compensation that our previous CEO, Mr. Donahoe, forfeited as a result of resigning in November 2019 (disclosed above under “—New Executive Compensation to Ensure a Smooth Transition”).

•
Performance Metrics: Enhance disclosure regarding the relevance of metric selections to the business and strategy, particularly NNACV (as disclosed below under “—Metric Selection: NNACV is a very effective indicator of Company performance and long-term growth”).

•
LTI: Further enhance long-term alignment and ensure sufficient disclosure is provided to explain why an annual performance period is the best motivator and driver of shareholder value (as disclosed below under “—A one-year performance period is the best measurement period to drive shareholder value and motivate our Named Executive Officers”).

•	Individual performance metric for cash incentive: Ensure sufficient disclosure of individual metrics of each Named Executive Officer (as disclosed below under “—2019 Compensation Decisions”)

At the 2019 annual meeting of shareholders, our say-on-pay proposal received approximately 88% support from shareholders, an increase from approximately 60% support the prior year. The Board and the Compensation Committee believe the vote indicates support for our redesigned compensation program, which takes into account the continuous shareholder feedback received and our key objective of aligning the program to the achievement of strategic corporate performance goals within our growth plan. Given the shareholder support at our 2019 annual meeting of shareholders on our say-on-pay proposal, feedback from our continued shareholder engagement with shareholders in late 2019 and early 2020, and for consistency given the recent management changes, the Compensation Committee decided to keep the 2020 compensation program components largely the same as our 2019 compensation program as described below in “—Multi-Year Evolution of Compensation Program,” other than increasing the Company performance weighting for payout after funding for the Cash Incentive, and clarifying the circumstances under which the Compensation Committee may exercise its discretion to modify the compensation program in its formal mid-year review.

As noted above, after the bonus pool is funded based on the three financial metrics, 25% of the individual payout for the 2020 Cash Incentive will be based on performance against individual goals. The Compensation Committee approved individual goals for 2020 for each of our Named Executive Officers. Mr. McDermott’s 2020 goals are aligned with the following key strategic priorities:

•	Be the trusted innovator for the C-Suite

◦	Elevate our relevance to the C-Suite through brand and product messaging initiatives

•	Engage Customers with a world-class Go-to-Market (“GTM”) machine

◦	Build foundations for GTM $10 billion+ in annual revenue

◦	Improve ease of doing business

•	Force multiply ServiceNow with industry/ ecosystem

◦	Accelerate our partners and vertical solutions

•	Create product experiences that people at work love

◦	Execute product innovation plan across three core workflows and platform

•	Teamwork makes the dream work

◦	Build a world class talent engine

◦	Innovate and execute at scale

Metric Selection: NNACV is a very effective indicator of Company performance and long-term growth

We received feedback from shareholders that they want to better understand our selection of performance metrics and their relevance to our business. NNACV is a metric that is incorporated in both our short- and long-term compensation plans for 2019 and 2020. As discussed above, when a customer subscribes to our solutions, it must make a contractual commitment to pay for the products and services for a period of time—typically a three-year period. Thus, a contract signed in a given year typically represents a long-term revenue stream for three years. This revenue stream is compounded by our consistently high renewal rates. While the Compensation Committee considered a three-year revenue target, it did not find it as meaningful as NNACV because revenue provides insight primarily into past performance rather than future performance and outlook into the health and growth of our business.

We believe that NNACV provides a very effective measure of our performance and organic growth, as it represents bookings from new customers and additional bookings from existing customers. In addition, due to our consistently high renewal rate, which was 97% or greater for the past three years, the NNACV we achieve in one year creates an opportunity for renewal and expansion of revenues in future years. We use NNACV internally to evaluate our performance and forecast future performance. As a result, and after much scrutiny and analysis at multiple Compensation Committee meetings in 2018 and 2019, the Compensation Committee determined that NNACV should remain a fundamental component of our short- and long-term incentive programs for 2019 and 2020. In making this determination, the Compensation Committee sought to ensure that NNACV would result in different payouts to the Named Executive Officers under each program.

Specifically, for PRSUs, which comprise 80% of the 2019 LTI program, which is significantly above peer and broader technology industry practice, 2019 achievement is determined solely on the basis of NNACV booked in 2019, but each Named Executive Officer must remain with us for three years to realize the full value of the award. In contrast, for the 2019 Cash Incentive, NNACV comprises only a portion of the overall funding. Achievement against the three metrics under the bonus plan will fund the bonus pool, subject to the initial funding threshold of 80% achievement against the NNACV target. Also, as mentioned above, 50% of each Named Executive Officer’s payout under the bonus plan is determined by achievement of individual performance objectives approved by the Compensation Committee. The Compensation Committee believes that this structure appropriately recognizes NNACV as a very important driver of future success, but also ensures that the Named Executive Officers do not automatically receive duplicative payouts under our short- and long-term incentive programs.

A one-year performance period for NNACV is the best measurement period to drive shareholder value and motivate our Named Executive Officers

Based on shareholder feedback received in 2018 and 2019, the Compensation Committee has thought carefully about the continued appropriateness of a one-year performance period for the LTI program. For 2019, the Compensation Committee concluded that, given the Company’s fast-paced growth as well as our industry’s dynamic, highly-competitive and fast-moving nature and the difficulty of predicting future performance in such an environment, the one-year performance period was appropriate for the Company in order to incentivize in-demand, high-caliber employees and retain the flexibility to properly reward performance.

A one-year performance period is in line with peer practices in our industry and allows us to set more aggressive targets. Because our annual total revenue growth rates range from the high 20s to mid 30s, utilizing a three-year performance period would require us to be more conservative in setting targets that would be viewed as reasonably achievable by the employees we are trying to motivate in a very challenging and constantly changing environment. This means that implementing a three-year performance period could result in setting less aggressive goals and potentially resulting in lower performance. As such, we believe our one-year period best motivates the Named Executive Officers to perform against aggressive targets and provides better alignment with our shareholders than would a longer period. By establishing NNACV targets for a one year period (which typically represents a revenue stream for three years or more), we feel comfortable in setting very aggressive targets that we believe will properly motivate and reward our leadership team for taking the bold actions today that will create value for our stakeholders for years to come.

Additionally, the time-based vesting after the one-year performance is met (for a total vesting period of three years) is an additional motivator for the Named Executive Officers who have earned their compensation to remain at the Company and to continue driving value. A three-year total vesting period paired with NNACV means that the Named Executive Officers will generate shareholder value in one year that in practice lasts for three years or more, which is why we consider NNACV a true long-term performance measure.

Multi-Year Evolution of Compensation Program

The below graphic illustrates the year-over-year changes and evolution of our executive compensation program. The compensation program design is not static and the Compensation Committee is committed to continual refinement and ongoing shareholder engagement.

Pay Element	2018 Design	2019 Design	2020 Design
Base Salary	• Conservative to market, consistent with emphasis on performance-based compensation	• Conservative to market, consistent with emphasis on performance-based compensation	• Conservative to market, consistent with emphasis on performance-based compensation
Performance-Based Cash Incentive	• Metrics: – 25%: G2K Net Adds – 25%: Net New Customers >$1M – 25%: Net Expansion Rate – 25%: Renewal Rate • Payout: – Quarterly	• Metrics: – 70%: Net New ACV – 20%: Free Cash Flow Margin – 10%: Net Expansion Rate • Payout: – Annual – 50% Company performance – 50% of payout based on individual performance objectives approved by the Compensation Committee	• Metrics: – 70%: Net New ACV – 20%: Free Cash Flow Margin – 10%: Net Expansion Rate • Payout: – Annual – 75% Company performance – 25% of payout based on individual performance objectives approved by the Compensation Committee
Performance-Based Long-Term Incentive	• 100% PRSUs earned based on Net New ACV – One-year performance followed by 24-month additional time-based vesting period	• 80% in PRSUs earned based on Net New ACV: – One-year performance period followed by 24-month additional time-based vesting period • 20% RSUs with four-year total vesting period	• 80% in PRSUs earned based on Net New ACV: – One-year performance period followed by 24-month additional time-based vesting period • 20% RSUs with four-year total vesting period
Mid-Year Review	• Formal review; may be modified at the discretion of the Board	• Formal review; may be modified at the discretion of the Board	• Formal review; may be modified only if conditions warrant, such as to reflect a significant corporate transaction or other extraordinary macro economic event

Section 4 - Compensation Governance Highlights and Elements of our 2019 Executive Compensation Program

Our executive compensation program is designed to align with our pay-for-performance philosophy, drive achievement of our strategic and financial goals and continue to incentivize shareholder value creation. To ensure our executive compensation program is effective in aligning shareholder and Named Executive Officer interests, we adhered to the following best practices in 2019:

What We Do		What We Don’t Do
☑	Conduct annual executive compensation review	☒	Offer retirement plans other than standard 401(k) offered to all employees
☑	Maintain an independent compensation advisor	☒	Offer significant perquisites
☑	Place a significant amount of targeted compensation at-risk (77% for CEO)	☒	Provide Section 280G tax gross-ups
☑	Target a significant portion of total compensation in equity (86% for CEO)	☒	Allow hedging or pledging
☑	Maintain stock ownership guidelines for executive officers and directors (3x base salary for CEO)
☑	Maintain a “clawback” policy
☑	Multi-year vesting requirements for all equity awards

Elements of our 2019 Compensation Program

The compensation program for our Named Executive Officers for 2019 consists of a mix of variable and fixed compensation in order to align compensation with short- and long-term shareholder value creation. These 2019 compensation elements include:

Pay Component	Rationale and Value to Shareholders
Base Salary
• Conservative to market and determined based on experience, skills and responsibilities and internal pay equity
• Small portion of overall compensation to maintain program’s focus on performance-based pay

Performance-Based Cash Incentive	• Aligned to growth plan strategy and encourages achievement of defined corporate performance objectives • A diversified mix of metrics to drive efficient growth and shareholder value creation
Performance- and Time-Based Restricted Stock Units	• Incentivizes long-term shareholder value creation and strong financial performance • Aligns to shareholder interests • Provides retention incentive

Section 5 - 2019 Compensation Decisions

Base Salary

The Compensation Committee sets the base salaries of our Named Executive Officers at levels which allow us to attract and retain key talent, taking into consideration each individual Named Executive Officer’s role and scope of responsibilities, experience, past performance and expected future contributions, as well as the base salary levels of our other Named Executive Officers. Consistent with our focus on performance-based pay, the Compensation Committee determined to set the base salaries of our Named Executive Officers at or below market median, as reflected by our compensation peer group and determined by our independent compensation consultant. The Compensation Committee reviews the base salaries of our Named Executive Officers at the beginning of each year within this framework and makes adjustments as it determines to be necessary or appropriate. The Compensation Committee does not apply specific formulas to determine base salary adjustments.

Following its January 2019 salary review and taking into account the factors described above, the Compensation Committee determined to adjust the base salaries of our Named Executive Officers for 2019 as set forth in the table below. These increases bring their salaries more in line with market practice and take into consideration scope of responsibilities and individual contributions. Mr. McDermott’s base salary was determined in connection with his initial employment agreement in October 2019, and his 2019 actual salary was pro-rated based on the number of days he was employed in 2019.

Named Executive Officer	2018 Base Salary	2019 Base Salary
Mr. McDermott	—	$1,000,000
Mr. Donahoe	$750,000	$900,000
Mr. Scarpelli	$450,000	$525,000
Mr. Desai	$500,000	$600,000
Mr. Schneider	$450,000	$550,000
Ms. Wadors	$375,000	$450,000

Performance-Based Cash Incentive

Our Cash Incentive is a short-term incentive program that provides an opportunity to earn cash bonuses for the achievement of pre-defined corporate performance objectives and to reward those executives who significantly impact our corporate results. The 2019 Cash Incentive was measured and payable annually. The Compensation Committee believed that an annual structure was appropriate to balance the dynamic, fast-moving nature of our business with sustained, continuous performance throughout the fiscal year for executives to achieve performance objectives directly connected to our growth plan.

For the 2019 Cash Incentive, with the goal of encouraging achievement of three strategic corporate performance objectives aligned to our growth plan, the Compensation Committee selected three Company performance metrics. However, no funding of the 2019 Cash Incentive would occur unless the Company achieved at least 80% of the NNACV target. Once the pool is funded, payout of the 2019 Cash Incentive is determined as follows: 50% based on achievement of the three Company performance metrics and 50% based on achievement of individual strategic priorities established by the Compensation Committee in January 2019.

As described under “—Shareholder Engagement and Evolving Compensation Program-Changes to 2019 Compensation Program”, in late 2018, the Compensation Committee reviewed our business strategy in connection with the feedback shareholders provided during our 2018 outreach to assess the Cash Incentive metrics. In response to shareholder feedback, the Compensation Committee selected new metrics for the 2019 Cash Incentive that consist of a mix of top- and bottom-line metrics to provide balanced incentives that drive efficient growth.

The three Company performance metrics for the 2019 Cash Incentive funding and 50% of the Named Executive Officers’ payout are NNACV, Net Expansion Rate and FCF Margin. For 2019, the Compensation Committee established target levels for each performance measure consistent with those set forth in our Board approved annual operating plan. The weighting, rationale, calculation and targets for each metric are summarized below.

2019 Company performance metrics

Metric	Weighting	Rationale	Calculation	Targets for 2019
NNACV (gate to funding)	70%
A very effective indicator of our performance and growth over both short- and long term as it represents new and incremental bookings from both new and existing customers and has a significant impact on subsequent years’ revenue given the multi-year duration of customer contracts and the opportunity for expansion revenues over time.

NNACV is calculated by adding the annual value of all new contracts and subtracting from that number the annual value of all contracts that have either been allowed to expire or reduced in size or scope.
				$1,005 million
FCF Margin	20%	Profitability metric intended to best represent cash generated and added in response to shareholder feedback.	FCF margin is calculated by dividing non-GAAP free cash flow by GAAP total revenues.	29%
Net Expansion Rate	10%	Indicator of the percentage growth of our existing customers, measured by growth within our existing customer base. This metric focuses on customer success, and our ability to build a consistent and expanding revenue stream.	Net Expansion Rate is calculated by dividing ACV for the current period by the total ACV for the prior period using consistency in customers from the start of the period and excluding ACV from new customers.	129%

In approving the metrics for the 2019 Cash Incentive, the Compensation Committee considered that our Global 2000 customer count, a metric that had been used for 2018, represented only large companies whose stock is publicly traded; it did not include large private companies, government agencies and education organizations, which now represent a growing portion of our customer base. Consequently, we no longer disclose this metric in our financial reports, and the Compensation Committee determined not to include the metric in the 2019 Cash Incentive. In addition, given our strategic focus on expanding our existing customer relationships to drive our growth going forward and our commitment to customer success, the Compensation Committee determined that Net Expansion Rate would be the most appropriate customer growth metric for our 2019 Cash Incentive.

The Compensation Committee established a bonus pool funding and payout schedule that requires a high level of performance to receive threshold payout. No bonus pool funding is earned with respect to all performance measures if we achieve less than 80% of the target NNACV, and no payout is earned with respect to each performance measure if we achieve less than 80% of the target performance level for such measure. For 2019, the maximum amount that could have been funded was 120% of each Named Executive Officer’s aggregate target cash bonus opportunity.

	Percentage of Performance Measure Achieved	Payout Level (performance measure weighting x percentage of target bonus)(1)
Below Threshold	<80%	0
Threshold	80%	80%
Target	100%	100%
Maximum	120%	120%
___________
(1) With respect to each performance measure, for performance between the threshold and target performance levels and between the target and maximum performance levels, the payout level was to be determined on a straight-line basis proportional to the extent to which the pre-established performance objective had been achieved.

The Cash Incentive program targets and metrics are subject to a formal mid-year review by the Compensation Committee. This mid-year review allows for discretion to adjust the targets or metrics, which the Compensation Committee may exercise in response to material changes such as a significant acquisition or macroeconomic conditions impacting the Company’s business.

2019 Individual goals

In January 2019, the Compensation Committee approved individual goals aligned with key strategic priorities for each of the Named Executive officers as described below, which account for 50% of the 2019 Cash Incentive payout after the bonus pool is funded as described above. The individual goals were hurdles above and beyond the Company performance metrics. Payment for this element would be made only if: (i) the Company performance metrics were met; and (ii) the individual goals were met.

2019 Cash Incentive Target Opportunity

The Compensation Committee set the 2019 Cash Incentive opportunities for each of our Named Executive Officers as set forth in the table below. The Committee determined to maintain the target opportunity as a percentage of salary from 2018 for each Named Executive Officer as it aligned and was competitive with the market following a comprehensive review of peer practices. Mr. McDermott’s target opportunity was determined in connection with his initial employment agreement in October 2019.

Named Executive Officer	Annual Cash Incentive Target	Annual Cash Incentive Target (as a percentage of base salary)
Mr. McDermott	$1,500,000	150%
Mr. Donahoe	$1,125,000	125%
Mr. Scarpelli	$525,000	100%
Mr. Desai	$600,000	100%
Mr. Schneider	$550,000	100%
Ms. Wadors	$337,500	75%

2019 Cash Incentive Results

The following table provides the payout level based on actual performance against the target level for the three performance metrics for the year. As contemplated by the 2019 Cash Incentive program, the Compensation Committee reviewed the targets mid-year, and did not make any discretionary adjustments to the targets or the annual bonuses paid. Due to the CEO transition in 2019, the Compensation Committee decided not to apply the individual performance component because the Named Executive Officers came together as a singular team to successfully manage the transition. As such, the following table provides the actual annual cash bonuses earned by the Named Executive Officers during 2019 based on the Company’s achievement of the three metrics at approximately 98.4%:

Named Executive Officer	Actual Cash Incentive Bonus
Mr. McDermott(1)	$190,081
Mr. Donahoe(2)	$0
Mr. Scarpelli(2)	$0
Mr. Desai	$590,464
Mr. Schneider	$541,258
Ms. Wadors	$332,136
______________

(1)	Mr. McDermott was appointed CEO in November 2019 and his 2019 Cash Incentive was prorated.

(2)	Messrs. Donahoe and Scarpelli were ineligible to receive their 2019 Cash Incentive because they resigned prior to the end of fiscal 2019.

Long-Term Incentive-80% Performance-Based

Our LTI is designed to incentivize strong sustained financial performance and drive long-term shareholder value creation while also acting as a retention tool given the multi-year vesting requirements. We believe this focus on long-term Company performance also discourages employees from taking actions that focus only on our short-term success. Since 2014, our LTI grants have included PRSUs and starting in 2019, a portion in RSUs. As discussed with shareholders during our outreach process and in order to enhance the longer-term alignment of our executive officer compensation and shareholder interests, for 2019, 80% of LTI grants were awarded in PRSUs and 20% were awarded in RSUs, as shown below.

2019 PRSUs-80% of 2019 LTI

As discussed under “—Section 3–Shareholder Engagement and Evolving Compensation Program”, the Compensation Committee decided to retain NNACV as the corporate performance measure for the 2019 PRSU awards. The Compensation Committee selected NNACV following an extensive review of other potential performance measures. This review confirmed the Compensation Committee’s view that NNACV is a very effective indicator of the successful execution of our growth strategy because it directly aligns with our annual operating plan. NNACV is particularly important because new subscriptions and expansion contracts entered into during a period can generally be expected to generate revenue for the duration of the subscription term, which is typically three years. Therefore, NNACV achieved in one year can generally be expected to generate revenue for future years given the multiple-year terms of our contracts. As a result, one year of NNACV is generally a superior long-term measure to, for example, revenue, as revenue can be largely predicted based on NNACV from prior periods.

For 2019, the NNACV target, as set forth in our annual operating plan, was $1,005 million (i.e., net new contracts which on average represent an expected revenue stream of $1,005 million each year for the duration of the contract period). Shares under the PRSUs are earned based on the achievement of target NNACV as outlined below (“Eligible Shares”). The Compensation Committee established a payout schedule that requires a high level of performance to receive payout. No payout is earned if we achieve less than 80% of the target NNACV for the year. One-third of the Eligible Shares vest after the first year and the remaining Eligible Shares vest over the following 24 months subject to continued service.

Percentage of Target NNACV Earned	Percentage of Eligible Shares (as a percentage of target number of shares)(1)
x < 80%	0
80% ≤ x < 100%	50% - 100%
100% < x ≤ 120%	100% - 180%
x > 120%	180%
______________
(1) For performance between the threshold and target performance levels and between the target and maximum performance levels, the payout level was to be determined on a straight-line basis proportional to the extent to which the pre-established performance objective had been achieved.

As contemplated by the LTI program, the Compensation Committee reviewed the NNACV target mid-year, and did not make any discretionary adjustments to the target for 2019. In January 2020, the Compensation Committee determined that achievement of the 2019 PRSU awards was 97.7%, with a payout multiplier of approximately 94.32%. Accordingly, the number of Eligible Shares pursuant to the PRSU awards for 2019 performance for each of the Named Executive Officers is provided below. All unearned shares were automatically forfeited upon the determination of achievement by the Compensation Committee.

Named Executive Officer	Performance-Based Restricted Stock Unit Award (target number of shares)(1)	Performance-Based Restricted Stock Unit Award (grant date fair value)(2)	Performance-Based Restricted Stock Unit Award (actual number of Eligible Shares)
Mr. McDermott(3)	0	$0	0
Mr. Donahoe(4)	62,228	$14,601,800	58,694
Mr. Scarpelli(5)	32,118	$7,536,489	0
Mr. Desai	32,118	$7,536,489	30,294
Mr. Schneider	32,118	$7,536,489	30,294
Ms. Wadors	16,059	$3,768,244	15,147

______________
(1) All awards were granted effective as of February 12, 2020.
(2) The amounts reported represent the grant date fair value of the PRSUs, as computed in accordance with FASB ASC Topic 718, which excludes the impact of estimated forfeitures related to service-based and performance-based vesting conditions. The amounts reported reflect the accounting cost for the equity awards and do not correspond to the actual economic value that may be received by the Named Executive Officers from the equity awards.
(3) Mr. McDermott was appointed CEO in November 2019 and did not receive a 2019 PRSU award. Mr. McDermott received a new-hire award, as described above under “—New Executive Compensation to Ensure a Smooth Transition”.
(4) Due to his term as a director expiring at the 2020 Annual Meeting, Mr. Donahoe is expected to forfeit 34,329 of the 58,694 Eligible Shares for the 2019 PRSU award.
(5) Due to his resignation, effective August 2019, Mr. Scarpelli forfeited all 30,294 Eligible Shares for the 2019 PRSU award.

As discussed above, the Eligible Shares earned pursuant to the 2019 PRSU awards contain an additional time-based vesting requirement following the achievement of performance metrics, with one-third of the shares vesting on February 12, 2020 and the remaining shares vesting in eight equal quarterly installments thereafter, subject to the Named Executive Officer’s continued service on each such vesting date.

2019 RSUs-20% of 2019 LTI

The following RSUs were granted to the Named Executive Officers under the 2019 LTI.

Named Executive Officer	Restricted Stock Unit Award (number of shares)	Restricted Stock Unit Award (grant date fair value)(1)
Mr. McDermott(2)	0	$0
Mr. Donahoe(3)	15,557	$3,650,450
Mr. Scarpelli(4)	8,030	$1,884,240
Mr. Desai	8,030	$1,884,240
Mr. Schneider	8,030	$1,884,240
Ms. Wadors	4,015	$942,120
______________
(1) The amounts reported represent the grant date fair value of the RSUs, as computed in accordance with FASB ASC Topic 718, which excludes the impact of estimated forfeitures related to service-based vesting conditions. The amounts reported reflect the accounting cost for the equity awards and do not correspond to the actual economic value that may be received by the Named Executive Officers from the equity awards.
(2) Mr. McDermott was appointed CEO in November 2019 and did not receive a 2019 RSU award. Mr. McDermott received a new-hire award, as described above under “—New Executive Compensation to Ensure a Smooth Transition”.
(3) Due to his term as a director expiring at the 2020 Annual Meeting, Mr. Donahoe is expected forfeit 10,696 of the 15,557 RSUs for the 2019 RSU award.
(4) Due to his resignation, effective August 2019, Mr. Scarpelli forfeited 7,027 of the 8,030 RSUs for the 2019 RSU award.

2020 Long-Term Incentive

For 2020, taking into consideration shareholder feedback, the Compensation Committee determined to maintain the same LTI program as 2019. In January 2020, the Compensation Committee approved equity awards with a total 2020 LTI value of $16,000,000 for Mr. McDermott, $9,500,000 for Mr. Desai, $8,500,000 for Mr. Schneider and $4,750,000 for Ms. Wadors. The Compensation Committee also approved a 2020 LTI equity award value of $6,000,000 for Ms. Mastantuono, who was appointed our CFO effective January 2020. Pursuant to our standard equity grant practices, the equity awards were granted on February 18, 2020 and the LTI values were converted to a number of shares, calculated based on the 20-trading day average closing price of our stock ending on the third trading day prior to the grant date (“20-Trading Day Price”), which is in line with peer and market practice. The 20-Trading Day Price methodology resulted in a grant date fair value that was approximately 9% higher than the LTI equity award value that the Compensation approved in January 2020. As a result, the following PRSUs and RSUs were granted to the Named Executive Officers and Ms. Mastantuono under the 2020 LTI:

Named Executive Officer	Performance-Based Restricted Stock Unit Award (target number of shares)(1)	Performance-Based Restricted Stock Unit Award (grant date fair value)(2)	Restricted Stock Unit Award (number of shares)(1)	Restricted Stock Unit Award (grant date fair value)(2)
Mr. McDermott	39,137	$13,991,086	9,785	$3,498,040
Mr. Donahoe(3)	0	$0	0	$0
Mr. Scarpelli(4)	0	$0	0	$0
Mr. Desai	23,238	$8,307,353	5,810	$2,077,017
Ms. Mastantuono	14,677	$5,246,881	3,670	$1,311,988
Mr. Schneider	20,792	$7,432,932	5,198	$1,858,233
Ms. Wadors	11,619	$4,153,676	2,905	$1,038,508
______________
(1) All awards were granted effective as of February 18, 2020.
(2) The amounts reported represent the grant date fair value of the PRSUs and RSUs, as computed in accordance with FASB ASC Topic 718, which excludes the impact of estimated forfeitures related to service-based and performance-based vesting conditions. The amounts reported reflect the accounting cost for the equity awards and do not correspond to the actual economic value that may be received by the Named Executive Officers from the equity awards. The amounts reported assume the probable outcome of the applicable performance conditions at the grant date (i.e., based on 100% of target level performance for the PRSUs granted on February 18, 2020).
(3) Mr. Donahoe resigned as CEO effective November 2019.
(4) Mr. Scarpelli resigned as CFO effective August 2019.

Section 6 - Other Compensation Policies and Information

Peer Group

In connection with its broader engagement, the Compensation Committee annually engages Compensia to assist it in a review and revision of our compensation peer group. As described below, for 2019 this recommended list consisted of technology companies with similar business models that Compensia and the Compensation Committee determined compete with us for executive talent, that are located in the Bay Area or other key technology hubs and that have similar revenues, market capitalization and number of employees. While the Compensation Committee takes into account compensation practices of peer companies, the Compensation Committee uses this information as one of many factors in its deliberations on compensation matters and does not benchmark set compensation levels to meet specific percentiles.

In October 2018, Compensia, at the direction of the Compensation Committee, evaluated our then-existing compensation peer group. Following this evaluation, Compensia recommended, and the Compensation Committee approved, the following compensation peer group consisting of 19 publicly-traded companies (the “2019 Peer Group”). The 2019 Peer Group was used by the Compensation Committee in connection with its compensation deliberations through January 2020.

2019 Peer Group
Adobe Systems	Intuit	Symantec(1)
Akamai Technologies	Palo Alto Networks	Twitter
Arista Networks	PayPal Holdings	VeriSign
Autodesk	Red Hat	VMware
Check Point Software	salesforce.com	Workday
Citrix Systems	Splunk
eBay	Square
______________
(1) Symantec changed its name to NortonLifeLock in November 2019.

In January 2020, Compensia, at the direction of the Compensation Committee, evaluated our 2019 Peer Group. Following this evaluation, Compensia recommended, and the Compensation Committee approved, an updated peer group consisting of 17 publicly-traded companies (the “2020 Peer Group”).

2020 Peer Group
Adobe Systems	Intuit	Square
Akamai Technologies	NortonLifeLock(1)	Twitter
Arista Networks	Palo Alto Networks	VeriSign
Autodesk	PayPal Holdings	VMware
Check Point Software	salesforce.com	Workday
eBay	Splunk
______________
(1) Symantec changed its name to NortonLifeLock in November 2019.

Red Hat and Citrix Systems were removed from the peer group due to acquisition (Red Hat) and for no longer meeting the targeted selection criteria for market capitalization (Citrix). The 2020 Peer Group was used by the Compensation Committee in connection with its compensation deliberations beginning January 2020.

Compensation Setting Process

Role of the Compensation Committee

The Compensation Committee, which is comprised entirely of independent directors, is responsible for reviewing and approving the compensation of our Named Executive Officers, subject to any approval of our Board that the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the rules of the NYSE. Specifically, the Compensation Committee oversees our compensation and benefit plans and policies, administers our equity compensation plans and reviews and approves the compensation of our Named Executive Officers.

The Compensation Committee operates under a written charter adopted by our Board. A copy of the charter is posted on the Investor Relations section of our website located at http://investors.servicenow.com.

The Compensation Committee reviews the compensation data drawn from the compensation peer group, in combination with industry-specific compensation survey data, to develop a subjective representation of the “competitive market” with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluates how our pay practices and the compensation levels of our Named Executive Officers compare to the competitive market. As part of this evaluation, the Compensation Committee also reviews the performance measures and performance goals generally used within the competitive market to reward performance.

Role of our Chief Executive Officer

Each year, our CEO evaluates the performance of our Named Executive Officers and makes recommendations to the Compensation Committee with respect to base salary adjustments, target cash bonus opportunities, actual bonus payments and equity awards for each Named Executive Officer (other than himself). While the Compensation Committee takes these recommendations into consideration in its deliberations, it exercises its own independent judgment in approving the executive compensation of our Named Executive Officers.

Role of Compensation Consultant

For 2019, the Compensation Committee retained Compensia, a national independent compensation consulting firm, to assist in developing and overseeing our executive compensation program. Pursuant to this engagement, Compensia performed the following projects for the Compensation Committee:

•	Assisted in reviewing and updating the compensation peer group;

•	Provided compensation data and analysis for similarly-situated Named Executive Officers at our compensation peer group companies;

•	Reviewed the short-term and long-term incentive compensation program practices for similarly-situated companies;

•	Advised regarding CEO pay ratio analysis and disclosure;

•	Advised regarding non-employee director compensation, including compensation data and analysis for our peer group companies and compensation limits;

•	Advised us in connection with our new CEO compensation package;

•	Advised us in connection with our shareholder outreach; and

•	Updated the Compensation Committee on emerging trends and best practices in the area of executive compensation.

Compensia does not provide any other services to us. Compensia maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, the Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and concluded that no conflict of interest exists with respect to the work that Compensia performs for the Compensation Committee.

Compensation Governance

Stock Ownership Guidelines

The Compensation Committee has adopted stock ownership guidelines for the non-employee members of our Board and the Named Executive Officers. The non-employee directors are required to own shares of our common stock with a value equal to three times their annual cash retainer fee. The Named Executive Officers are required to own shares of our common stock with a value equal to a specific multiple of their base salary as indicated in the following table:

Executive Level	Market Value of Shares Owned as a Multiple of Base Salary
Chief Executive Officer	Three Times (3x)
Other Executive Officers	One Times (1x)

The non-employee members of our Board and the Named Executive Officers are required to meet these guidelines within five years of becoming subject to them. All of our Named Executive Officers and directors who are required to have met these guidelines as of the date of filing have met their applicable stock ownership requirement.

Compensation Recovery Policy (“Clawback”)

The Compensation Committee has adopted a policy that grants the Board the authority to demand the repayment of any performance-based cash or equity compensation paid to our executive officers where the payments were predicated upon the achievement of financial results that were subsequently found to be based on fraud or intentional misconduct and that lead to a financial restatement. This policy applies to current and former executive officers subject to the reporting requirements of Section 16 of the Exchange Act who were involved in the fraud or misconduct, and the amount that is required to be repaid is the amount erroneously paid or earned in excess of what would have been paid or earned under the accounting restatement. In addition to the foregoing, our CEO and CFO are subject to the compensation recovery provisions of Section 304 of the Sarbanes-Oxley Act.

Hedging and Pledging Prohibition

Our insider trading policy prohibits our executive officers, the non-employee members of our Board and our employees from purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for any purpose. Our insider trading policy also prohibits such individuals from engaging in any hedging transaction with respect to our securities.

Other Compensation Practices

Retirement Plans and Other Employee Benefits

We have established a tax-qualified retirement plan under Section 401(k) of the Code for all of our U.S. employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service. Beginning in 2019, we began matching 50% of every dollar contributed to the plan by our employees, including our executive officers, up to a maximum of $2,000 per year. We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

In addition, we provide other benefits to our executive officers on the same basis as all of our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees’ needs.

Perquisites and Other Personal Benefits

We provide a tax gross-up in connection with attendance at an annual Company-sponsored trip, as set forth in the “2019 Summary Compensation Table” below. Typically, we do not provide any other perquisites or other personal benefits to our executive officers.

Employment and Change in Control Agreements

We have entered into employment agreements with the Named Executive Officers. Each of these agreements provides for “at will” employment and sets forth the initial terms and conditions of employment of each Named Executive Officer, including base salary, target annual bonus opportunity, standard employee benefit plan participation, a recommendation for an initial grant of an option to purchase shares of our common stock or other equity awards, opportunities for post-employment compensation and vesting acceleration terms. These agreements also set forth the rights and responsibilities of each party and protect both parties’ interests in the event of a termination of employment by providing for certain payments and benefits under specified circumstances, including following a change in control of the Company. These offers of employment were each subject to execution of a standard proprietary information and invention assignment agreement and proof of identity and work eligibility in the United States.

Each of these agreements was approved on our behalf by the Compensation Committee or our Board at the recommendation of the Compensation Committee. We believe that these agreements were necessary to induce these individuals to forego other employment opportunities or leave their then-current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

In filling our executive positions, the Compensation Committee was aware that, in some situations, it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a unique market niche. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, the Compensation Committee was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.

For a summary of the material terms and conditions of our employment and change in control agreements with the Named Executive Officers, see “Employment Arrangements” below.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to their chief executive officer and up to three other executive officers whose compensation is required to be disclosed to their shareholders under the Securities Exchange Act of 1934 because they are the corporation’s most highly-compensated executive officers. The 2017 Tax Cuts and Jobs Act (the “Tax Act”) enacted on December 22, 2017 repealed an exemption from the $1 million disallowance for certain performance-based compensation. Due to the repeal of the performance-based compensation exemption, remuneration in excess of $1 million is exempt from this deduction limit if it qualifies as “performance-based compensation” within the meaning of Section 162(m) only with respect to remuneration paid or payable pursuant to a binding written agreement in effect on or before November 2, 2017 for taxable years beginning on or before January 1, 2017. Thus, options to purchase shares of our common stock, stock appreciation rights that may be exercised for shares of our common stock, restricted stock units granted before April 1, 2015 and other performance-based equity awards (such as our PRSU awards) granted in 2017 or earlier and outstanding on November 2, 2017 pursuant to a binding written agreement may be exempt from the deduction limit if the conditions of Section 162(m) prior to the Tax Act are satisfied.

In approving the amount and form of compensation for the Named Executive Officers, the Compensation Committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m). The Compensation Committee believes, however, that our shareholder interests are best served by retaining its discretion and flexibility in awarding compensation, even though some compensation awards may result in non-deductible compensation expense. Therefore, the Compensation Committee has approved base salaries and other cash and equity compensation awards for our executive officers that are not deductible in 2019 or in future taxable years.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and members of our Board who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any Named Executive Officers with a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 of the Code during 2019, and we have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement payment.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers, other employees and members of our Board. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards.

ASC Topic 718 requires us to measure and record in our consolidated statement of operations all share-based payments to our executive officers, other employees and members of our Board, including grants of stock options, RSU awards and PRSU awards, based on their grant date fair values.

ASC Topic 718 also requires us to recognize the compensation cost of these share-based payments in our consolidated statement of operations over the requisite service period, which is the period that an employee or member of our Board is required to render service in exchange for the option or other award (which, generally, will correspond to the award’s vesting schedule). We recognize compensation cost related to stock options and RSU awards on a straight-line basis over the requisite service period. For PRSUs, the compensation cost is recognized on a graded vesting basis over the vesting period, after assessing the probability of achieving the requisite performance criteria and applying judgment in determining the periods when, and if, it becomes probable that we will meet the related performance targets. This has the impact of greater compensation cost during the initial years of the vesting period as compensation cost is recognized over the requisite service period for each separately vesting tranche of the award as though the award were, in substance, multiple awards.

These calculations are performed for accounting purposes and reported in the compensation tables below as of the grant date, even though our Named Executive Officers and members of our Board may never realize any value from their awards or may actually realize a value substantially different from the estimated and herein reported value.

Employment Arrangements

Employment Arrangements with Named Executive Officers

We have entered into employment agreements with each of the Named Executive Officers below in connection with his or her commencement of employment with us. Each of these arrangements was negotiated on our behalf by the Compensation Committee or our Chief Executive Officer (and in each case approved by the Compensation Committee).

Typically, these arrangements provide for “at will” employment and set forth the initial terms and conditions of employment, including base salary, target annual bonus opportunity, standard employee benefit plan participation, a recommendation for an equity award, and the circumstances, if applicable, under which post-employment compensation or vesting acceleration terms might apply. These offers of employment were each subject to execution of a standard proprietary information and invention agreement and proof of identity and work eligibility in the United States.

Mr. McDermott

On October 21, 2019, after an extensive search for a world-class chief executive with deep experience in growing a global business at scale, the Board appointed Mr. McDermott as our President and Chief Executive Officer. In hiring Mr. McDermott, our Board of Directors approved an employment agreement with an initial term of five years. In setting forth the principal terms and conditions of his employment, the Board considered his over 30 years of management experience, extensive track record of scaling global companies, and proven ability to drive innovation and drive revenue growth, as well as the very aggressive compensation package Mr. McDermott could receive from competitors.

The Board approved the following compensation terms:

•	an initial annual base salary of $1,000,000 (subject to review by the Compensation Committee at least annually);

•	a target annual cash bonus opportunity of 150% of his base salary (based on his performance relative to one or more performance objectives established each year by the Compensation Committee); and

•	a fiscal year 2020 LTI award, granted at the same time that it grants fiscal year 2020 equity awards to other senior executives of the company, which consisted of:

▪
a PRSU award to acquire 39,137 shares of our common stock, which has a one-year performance period that ends on December 31, 2020 (subject to the same performance metrics as the PRSUs granted to our other executive officers). One-third of such award, to the extent earned, shall vest on February 17, 2021 and the remaining shall vest quarterly in equal installments over eight quarters commencing on May 17, 2021, subject to Mr. McDermott’s continued employment as our CEO on the applicable time-based vesting dates (the “2020 PRSU”).

▪
an RSU award to acquire 9,785 shares of our common stock, which shall vest quarterly in equal installments over 16 quarters commencing on May 17, 2020, subject to Mr. McDermott’s continued employment as our CEO on the applicable time-based vesting dates (the “2020 RSU”).

Additionally, in order to attract Mr. McDermott to the role and establish alignment with shareholders’ interests, including incentivizing growth in shareholder returns, the Board approved the following one-time equity awards and payments in conjunction with hiring Mr. McDermott:

•
New Hire Equity Award: an RSU award representing 63,925 shares of common stock, of which one-fifth of the shares subject to the RSU award shall vest on November 15, 2020, and the remaining shares subject to the RSU award shall vest in equal quarterly installments over the subsequent 16 quarters, subject to Mr. McDermott’s continued employment as our CEO on the applicable time-based vesting dates (the “New-Hire RSU”);

•
Additional RSU Award: in connection with Mr. McDermott’s purchase of $1,000,000 worth of shares of our common stock on the public market (the “Stock Purchase”), an RSU award representing 9,989 shares of common stock that vests 100% on November 15, 2020, subject to Mr. McDermott’s continued employment as our CEO on the applicable time-based vesting date (the “Additional RSU”);

•
Performance-Based Stock Options: a stock option to purchase 160,646 shares of our common stock, which shall vest over five years only upon satisfaction of aggressive performance targets followed by additional time-based vesting requirements (the “New-Hire Option”). In order for this performance-based New-Hire Option to vest fully, the Company would need to create and maintain at least $25.1 billion in shareholder value (measured by market capitalization), raising the market capitalization from approximately $50.2 billion to approximately $75.3 billion.

Subject to the performance conditions being met, 20% of the shares subject to the New-Hire Option shall vest on November 15, 2020 and the remaining shares subject to the New-Hire Option shall vest in equal monthly installments over the subsequent 48 months, provided that (i) on each vesting date on or prior to May 13, 2022, no shares shall vest unless the average of the daily closing prices of our common stock on the NYSE for the 20-business day period prior to the applicable vesting date (the “Average Stock Price”) is at least 25% higher than $266.31, the exercise price of the New-Hire Option (thus raising the required market capitalization of the Company from approximately $50.2 billion to approximately $62.8 billion), and (ii) on each vesting date from May 13, 2020 until November 15, 2024, no shares shall vest unless the Average Stock Price is at least 50% higher than $266.31 (thus raising the required market capitalization of the Company from approximately $62.8 billion to approximately $75.3 billion) (the conditions in clauses (i) and (ii), the “Performance Conditions”). To the extent any shares subject to the New-Hire Option do not vest on any vesting date as a result of the Performance Conditions not being satisfied, such shares will roll forward and all accrued shares will vest on the next vesting date on which the applicable Performance Condition is satisfied. In the event that, as of the final vesting date, the applicable Performance Condition is not satisfied with respect to any shares subject to the New-Hire Option and such shares have been rolled forward, such accrued roll forward shares shall vest on the date the applicable Performance Condition is satisfied during the remaining term of the New-Hire Option, provided that Mr. McDermott remains employed as our CEO through such date, subject to the acceleration provisions described in his employment agreement;

•
LTIP Make-Whole Payments: Mr. McDermott has vested in the right, and expects to receive certain payments under a long-term incentive plan from his previous employer over the next four years. Mr. McDermott’s previous employer is obligated to make such payments in annual installment over the four-year period. Should Mr. McDermott’s previous employer not make the required payments within thirty (30) days, after a formal demand by Mr. McDermott to ServiceNow for payment, ServiceNow shall pay Mr. McDermott a cash amount equal to the difference between the specific payments required to be made to Mr. McDermott and the amount actually received by Mr. McDermott, such payments not to exceed $21,115,498 in the aggregate;

•
Additional Payment: an aggregate cash payment of approximately $1,554,332 as compensation for benefits Mr. McDermott forgone by leaving his employment with his previous employer prior to December 31, 2019 and commencing his employment with us prior to January 1, 2020; and

•
Non-competition Make-Whole Payment: a payment of $3,900,000 to restore the benefit to Mr. McDermott of a payment that his prior employer refused to make as compensation for certain non-competition undertakings. Pursuant to the Amendment, the Company agreed to the Non-competition Make-Whole Payment in the interest of avoiding the distraction of Mr. McDermott trying to resolve this situation with his prior employer, so that he could continue to devote his time and attention to aggressively pursue the Company’s growth strategy. The Amendment provides the total of the Non-competition Make-Whole Payment and any and all LTIP Make-Whole Payments will not exceed $21,115,498 in the aggregate. For avoidance of doubt, in the event that there is a shortfall on the LTIP Make-Whole Payments from Mr. McDermott’s prior employer and the Company is required to make LTIP Make-Whole Payments, the total of such payments, together with the Non-Competition Make-Whole Payment shall not exceed $21,115,498.

Mr. Donahoe

On April 3, 2017, the Board appointed Mr. Donahoe as our President and Chief Executive Officer. On November 18, 2019, Mr. Donahoe’s resignation as President and Chief Executive Officer was effective. In hiring Mr. Donahoe, our Board of Directors approved an employment agreement with an initial term of five years, including an initial annual base salary of $625,000 (subject to review by the Compensation Committee at least annually); a target annual cash bonus opportunity of 100% of his base salary (based on his performance relative to one or more performance objectives established each year by the Compensation Committee); and a long-term incentive PRSU award to acquire 100,313 shares of our common stock, which had a one-year performance period that ended on December 31, 2017 (subject to the same performance metrics as the PRSUs granted to our other executive officers) and further subject to time-based vesting in equal installments over four quarters commencing in August 2018, subject to Mr. Donahoe’s continued employment as our CEO on the applicable time-based vesting dates, and certain one-time equity awards to attract Mr. Donahoe to the role and establish alignment with shareholders’ interests.

Mr. Scarpelli

On August 15, 2011, Mr. Scarpelli joined us as our Chief Financial Officer. In hiring Mr. Scarpelli, our Compensation Committee approved an employment agreement with a period of three years, setting forth the principal terms and conditions of his employment, including an initial annual base salary of $275,000 (subject to review by our Chief Executive Officer and the Compensation Committee at least annually), a target annual cash bonus opportunity of $175,000 (based on his performance relative to one or more performance objectives established each year by our Chief Executive Officer and the Compensation Committee), a time-based stock option award to purchase 1,379,044 shares of our common stock, and a fully-vested stock option award to purchase 275,808 shares of our common stock. Mr. Scarpelli’s employment agreement was amended in 2014 and in 2017 to extend the term for an additional three years. Mr. Scarpelli resigned effective August 2019.

 Mr. Desai

On December 12, 2016, Mr. Desai joined us as our Chief Product Officer. In hiring Mr. Desai, our Compensation Committee approved an offer letter setting forth the principal terms and conditions of his employment, including an initial annual base salary of $450,000, a target bonus opportunity of $300,000 (based on performance measures set and being satisfied as determined by the Compensation Committee), a time-based stock option award to purchase 150,000 shares of our common stock and an RSU award representing 150,000 shares of our common stock. On October 31, 2017, we entered into a confirmatory employment letter agreement with Mr. Desai that confirms the current terms and conditions of Mr. Desai’s employment with us and provides for certain additional benefits upon termination or change in control.

Mr. Schneider

On June 6, 2011, Mr. Schneider joined us as our Senior Vice President of Worldwide Sales. In hiring Mr. Schneider, our Compensation Committee approved an employment agreement with a period of three years, setting forth the principal terms and conditions of his employment, including an initial annual base salary of $250,000 (subject to review by our Chief Executive Officer and the Compensation Committee at least annually), a target annual cash bonus opportunity of $250,000 (based on his performance relative to one or more performance objectives established each year by our Chief Executive Officer and the Compensation Committee), a time-based stock option award to purchase 1,379,044 shares of our common stock, and a performance-based stock option award to purchase 275,808 shares of our common stock. Mr. Schneider’s employment agreement was amended in 2014 and in 2017 to extend the term for an additional three years.

Ms. Wadors

On September 11, 2017, Ms. Wadors joined us as our Chief Talent Officer. In hiring Ms. Wadors, our Compensation Committee approved an offer letter setting forth the principal terms and conditions of her employment, including an initial annual base salary of $325,000, a sign-on bonus of $1,000,000, a target bonus opportunity of $175,000 (based on performance measures set and being satisfied as determined by the Compensation Committee), RSU awards representing 77,417 shares of our common stock and 17,204 shares of our common stock, and a PRSU award representing 10,323 shares of our common stock (subject to the same performance metrics as the PRSUs granted to our other executive officers). On December 30, 2017, we entered into a confirmatory employment letter agreement with Ms. Wadors that confirms the current terms and conditions of Ms. Wadors’ employment with us and provides for certain additional benefits upon termination or change in control.

In the case of each of the Named Executive Officers above, such officer’s employment agreement and/or equity award agreements also contains provisions that provide for certain payments and benefits upon (i) a change in control of the Company, (ii) an involuntary termination, or (iii) an involuntary termination in connection with a change in control of the Company. For a summary of the material terms and conditions of these provisions, as well as an estimate of the potential payments and benefits payable to these Named Executive Officers under their employment arrangements and/or equity award agreements, see “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” below.

Potential Payments upon Termination or Change in Control

The Named Executive Officers below (other than Messrs. Donahoe and Scarpelli, who resigned in 2019) are eligible to receive certain payments and/or benefits, including acceleration of vesting of outstanding equity awards, in connection with (i) a change in control of the Company, (ii) an involuntary termination (as defined below), or (iii) an involuntary termination in connection with a change in control of the Company. The estimated potential payments and amounts payable to these individuals in connection with a hypothetical triggering event as of December 31, 2019 are described below.

The actual amounts that would be paid or distributed to an eligible Named Executive Officer upon the occurrence of a triggering event occurring in the future may be different from those presented below as many factors will affect the amount of any payments and benefits to be distributed. For example, some of the factors that could affect the amounts payable include a Named Executive Officer’s base salary and the market price of our common stock. Although we have entered into a written agreement to provide severance payments and benefits in connection with a triggering event under particular circumstances, we, or an acquirer, may mutually agree with any Named Executive Officer to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, a Named Executive Officer would also be able to exercise any previously-vested stock options that such individual held. For more information about the Named Executive Officers’ outstanding equity awards as of December 31, 2019, see “Executive Compensation Tables—2019 Outstanding Equity Awards at Fiscal Year-End ” above. Finally, the Named Executive Officers are eligible to receive any benefits accrued under our broad-based benefit plans, in accordance with the terms of those plans and policies.

Mr. McDermott’s Post-Employment Compensation

Termination of Employment not in Connection with a Change in Control

If Mr. McDermott’s employment with us is terminated after his employment agreement’s initial five-year term as a result of non-renewal by us, then, if the Performance Conditions (as defined above; see “Employment Arrangements with Named Executive Officers”) are achieved on or within two years after the initial five-year term, Mr. McDermott will receive immediate acceleration of the number of then-unvested shares subject to the New-Hire Option that are subject to such conditions. Receipt of these severance benefits is conditioned on execution (without subsequent revocation) by Mr. McDermott of a release of claims in favor of the Company.

If Mr. McDermott’s employment with us is terminated without “Cause” or for “Good Reason” other than in connection with a “Change in Control” (each as defined in his employment agreement), then Mr. McDermott will be entitled to receive a lump sum payment equal to 12 months of his then current base salary, a lump sum payment equal to his “Actual Bonus” (as defined in his employment agreement) for the then-current fiscal year based on actual achievement of Company performance objectives and deemed 100% achievement of personal performance objectives (if any), 12 months of continued medical benefits, 15 months acceleration of any then-unvested shares subject to the New-Hire RSU, acceleration in full of any then-unvested shares subject to the Additional RSU, and acceleration of a number of then-unvested shares subject to any additional outstanding equity awards, excluding any future PRSU awards, equal to the number of shares that would have vested during the next 15 month period following termination if Mr. McDermott had remained employed as our CEO through such period, subject to any performance goal having been achieved on or prior to his termination. In addition, if the Performance Conditions are achieved on or within two years of his termination date, then Mr. McDermott will also be entitled to receive acceleration of any then-unvested shares subject to the New-Hire Option that are subject to such conditions and that would have time-vested during the 15-month period following his termination. Receipt of these severance benefits is conditioned on execution (without subsequent revocation) by Mr. McDermott of a release of claims in favor of the Company.

Termination of Employment in Connection with a Change in Control

If Mr. McDermott’s employment with us is terminated without Cause or for Good Reason within the period beginning three months prior to and ending 12 months following a change in control, then Mr. McDermott will be entitled to receive a lump sum payment equal to 24 months of his then-current base salary, a lump sum payment equal to 100% of his Target Bonus (as defined in his employment agreement) for the then-current fiscal year, 18 months of continued medical benefits, acceleration in full of any then-unvested shares subject to the New-Hire RSU, acceleration in full of any then-unvested shares subject to the Additional RSU, acceleration in full of any then-unvested shares subject to the New-Hire Option to the extent the Performance Conditions have been achieved upon the change in control or are achieved during any post-change in control period prior to his termination, acceleration in full of any then-unvested shares subject to the 2020 PRSU to the extent of achievement of the performance metric from the first date of the fiscal year in which the change in control occurs through the last completed quarter, and acceleration in full of any then-unvested shares subject to any additional outstanding equity awards, excluding any future PRSU awards unless otherwise provided by the terms of such grants. Receipt of these severance benefits is conditioned on execution (without subsequent revocation) by Mr. McDermott of a release of claims in favor of the Company.

Treatment upon a Change in Control

In addition to the rights described above, in the event of a change in control, if the New-Hire RSU, the Additional RSU, the New-Hire Option or the 2020 PRSU are not assumed, continued or substituted in the change in control, then the vesting of the New-Hire RSU and the additional RSU will accelerate in full immediately prior to the change in control, the New-Hire Option will accelerate in full immediately prior to the change in control to the extent the Performance Conditions have been achieved upon the change in control, and the 2020 PRSU will be treated in the same manner as the 2020 PRSUs granted to the other executive officers.

Mr. Schneider’s Post-Employment Compensation

Involuntary Termination of Employment not in Connection with a Change in Control

In the event of an involuntary termination of employment by us without “Cause” (as defined in the relevant employment agreement or employment offer letter) or a termination of employment by Mr. Schneider for “Good Reason” (as defined in the relevant employment agreement or employment offer letter)) at any time other than during the period that begins three months prior to and ends 12 months following the effective date of a change in control of the Company (as defined in the relevant employment agreement or employment offer letter) (the “Change in Control Period”), Mr. Schneider is eligible to receive the following payments and benefits:

•	a lump sum payment equal to his then-annual base salary for a period of six months from the date of termination;

•
any portion of his annual target bonus opportunity that he would have received had he been employed on the last day of the fiscal year in which the termination of employment occurs pro-rated for a six-month period; and

•
health insurance premiums for himself and his eligible dependents under our group health insurance plans as provided under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, until the earliest of (i) the close of the six-month period commencing on the date of his termination of employment, (ii) the expiration of his eligibility for continued coverage under COBRA or (iii) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

The receipt of any termination-based payments or benefits is subject to the Named Executive Officer executing (and not subsequently revoking) a waiver and release of claims in our favor and his continued compliance during the period in which he is receiving severance payments and benefits with certain post-termination non-solicitation and non-disparagement covenants.

Involuntary Termination of Employment in Connection with a Change in Control

In the event of an involuntary termination of employment (a termination of employment by us without Cause or by the Named Executive Officer for Good Reason) during the Change in Control Period, Mr. Schneider is eligible to receive the following payments and benefits:

•	a lump-sum payment equal to his then-annual base salary for a period of six months from the date of termination;

•	his annual target bonus opportunity without regard to achievement of any corporate performance goals; and

•
health insurance premiums for himself and his eligible dependents under our group health insurance plans as provided under COBRA until the earliest of (i) the close of the six-month period commencing on the date of his termination of employment, (ii) the expiration of his eligibility for continued coverage under COBRA or (iii) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

The receipt of any termination-based payments or benefits is subject to the Named Executive Officer executing (and not subsequently revoking) a waiver and release of claims in favor of us (or if applicable, our successor) and continued compliance during the period in which he is receiving severance payments and benefits with certain post-termination non-solicitation and non-disparagement covenants.

Acceleration of Vesting upon a Change in Control

In addition to the rights described above, in the event of a change in control of the Company, 100% of the total number of shares of our common stock subject to outstanding and unvested equity awards held by Mr. Schneider will immediately vest. In the case of PRSUs, (i) the number of earned shares under PRSUs for which achievement has not yet been determined will be calculated based on the actual achievement of the applicable performance condition from January 1 through the last completed quarter compared to the plan amounts covered in those completed quarters and (ii) any shares earned under the PRSUs that remain subject to time-based vesting will immediately vest.

Mr. Desai’s and Ms. Wadors’ Post-Employment Compensation

If Mr. Desai’s or Ms. Wadors’ employment with us is terminated without “Cause” or Mr. Desai or Ms. Wadors resigns, his or her employment for “Good Reason” other than in connection with a “Change in Control” (each as defined in his employment agreement), then Mr. Desai or Ms. Wadors will be entitled to receive a lump sum payment equal to six months of his or her then current base salary, a lump sum payment equal to 50% of his or her Actual Bonus (as defined in his or her employment agreement), and six months continued medical benefits. If Mr. Desai’s or Ms. Wadors’ employment with us is terminated without Cause or Mr. Desai or Ms. Wadors resigns his or her employment for Good Reason within the period three months prior to or 12 months following a Change in Control, then Mr. Desai or Ms. Wadors will be entitled to receive a lump sum payment equal to six months of his or her then current base salary, a lump sum payment equal to 50% of his or her Target Bonus (as defined in his employment agreement), six months continued medical benefits, and acceleration of 100% of the number of then-unvested shares subject to equity grants. Receipt of these severance benefits is conditioned on execution (without subsequent revocation) by Mr. Desai or Ms. Wadors of a release of claims in favor of the Company.

Death Benefits

In the event of a termination by reason of death, all of our employees, including the Named Executive Officers, are eligible to receive the following payments and benefits:

•	a lump-sum payment equal to his or her then-annual base salary for a period of six months from the date of death;

•	a lump-sum payment equal to 100% of his or her then-annual bonus target, prorated for death, less any payouts already earned and received in that bonus period;

•
a lump-sum payment equal to 100% of the greater of either his or her then-annual (1) target, or (2) actual commission earnings, prorated for date of death; provided, if target commission has already been earned for the year, no additional commissions will be paid;

•
health insurance premiums for the employee’s eligible dependents under our group health insurance plans as provided under COBRA (or similar programs for employees based outside of the United States) for 12 months following the date of the employee’s death; and

•
the immediate vesting of the employee’s then-unvested shares of our common stock subject to outstanding equity awards, up to maximum value of $5,000,000, calculated as the fair market value per share minus the exercise price per share (if any), multiplied by the number of shares being accelerated.

REPORT OF THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

The information contained in the following report of the Leadership Development and Compensation Committee is not considered to be “soliciting material” and shall not be deemed “filed” or incorporated by reference in any past or future filing by ServiceNow under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that ServiceNow specifically incorporates it by reference.

The Leadership Development and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Leadership Development and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019.

Submitted by the Leadership Development and Compensation Committee:

Jeffrey A. Miller (Chair)
Susan L. Bostrom
Dennis M. Woodside

EXECUTIVE COMPENSATION TABLES

2019 Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the Named Executive Officers for services rendered in all capacities for 2019, 2018, and 2017.

Name and Principal Position	Year		Salary ($)		Stock Awards(1) ($)		Option Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)		All Other Compensation(3) ($)		Total ($)
William R. McDermott, President and Chief Executive Officer(4)	2019		128,846		19,684,037		20,125,039	(5)	190,081		1,554,332	(6)	41,682,335

John J. Donahoe, Former President and Chief Executive Officer	2019		900,000	(7)	18,252,250	(8)	—		—	(9)	1,302,465	(10)	20,454,715
	2018		750,000		15,017,246		—		905,203		10,195		16,682,644
	2017	(11)	525,641		24,150,866		16,102,635		727,910		8,593		41,515,645

Michael P. Scarpelli, Former Chief Financial Officer	2019		315,625	(12)	9,420,728	(13)	—		—	(9)	—		9,736,353
	2018		450,000		6,436,050		—		434,498		—		7,320,548
	2017		450,000		6,006,584		—		464,895		6,520		6,927,999

Chirantan “CJ” Desai, Chief Product Officer	2019		600,000		9,420,728		—		590,464		10,232		10,621,424
	2018		500,000		6,436,050		—		482,774		—		7,418,824
	2017		450,000		17,492,601		4,567,243		398,482		—		22,908,326

David L. Schneider, President, Global Customer Operations	2019		550,000		9,420,728		—		541,258		3,029		10,515,015
	2018		450,000		6,436,050		—		434,498		5,098		7,325,646
	2017		450,000		6,006,584		—		464,895		4,297		6,925,776

Patricia Wadors, Chief Talent Officer(14)	2019		450,000		4,710,364		—		332,136		2,000		5,494,500
	2018		375,000		3,861,569		—		271,560		10,195		4,518,324

___________________

(1)
The amounts reported in the Stock Awards and Option Awards columns represent the grant date fair value of the RSUs, PRSUs and stock options to purchase shares of our common stock, respectively, granted to the Named Executive Officers, as computed in accordance with FASB ASC Topic 718. The fair value of our common stock on the date of grant is used to calculate the fair value of RSUs and PRSUs, the Black-Scholes options pricing model is used to calculate the fair value of stock option grants with only service-based vesting conditions and a Monte Carlo simulation is used to calculate the fair value of stock option grants with both service- and market-based vesting conditions as disclosed in Notes 2 and 14 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based and performance-based vesting conditions, reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the Named Executive Officers from the equity awards. The amounts reported for the PRSUs assume the probable outcome of the applicable performance conditions at the grant date (i.e. based on 100% of target level performance). If the PRSUs were instead valued based on the maximum outcome of the applicable performance condition (i.e. based on 120% of target level performance), the total amount for the PRSU awards reported in this column for 2019 would increase as follows: Mr. Donahoe, from $14,601,800 to $26,283,381; Mr. Scarpelli, from $7,536,489 to $13,565,820; Mr. Desai, from $7,536,489 to $13,565,820; Mr. Schneider, from $7,536,489 to $13,565,820; and Ms. Wadors, from $3,768,244 to $6,783,028. Based on a 97.7% achievement as determined by the Compensation Committee in January 2020, the total amount for the PRSU awards received versus reported in this column for 2019 decreased as follows: Mr. Donahoe, from $14,601,800 to $13,772,547; Mr. Scarpelli, from $7,536,489 to $7,108,487; Mr. Desai, from $7,536,489 to $7,108,487; Mr. Schneider, from $7,536,489 to $7,108,487; and Ms. Wadors, from $3,768,244 to $3,554,244.

(2)
The amounts reported in the Non-Equity Incentive Plan Compensation column for 2018 and 2017 represent the annual sum of the quarterly cash bonuses paid to the Named Executive Officers under our bonus plan. The amounts reported in the Non-Equity Incentive Plan Compensation column for 2019 represent annual cash bonuses paid to the Named Executive Officers as described under “Compensation Discussion and Analysis—2019 Cash Incentive Results” above.

(3)
Amounts reported for 2017 include a tax gross-up received by each of Messrs. Donahoe, Scarpelli, and Schneider in connection with such executive officer’s attendance at a Company-sponsored trip in the amount of $8,593, $6,520, and $4,297, respectively. Amounts reported for 2018 include a tax gross-up received by each of Messrs. Donahoe and Schneider and Ms. Wadors in connection with such executive officer’s attendance at a Company-sponsored trip in the amount of $10,195, $5,098 and $10,195, respectively. Amounts reported for 2019 include (i) a tax gross-up received by Messrs. Donahoe, Desai and Schneider in connection with such executive officer’s attendance at a Company-sponsored trip in the amount of $4,116, $8,232, and $1,029, respectively, and (ii) for each Named Executive Officer other than Mr. McDermott, matching contributions under our 401(k) Plan in the amount of $2,000.

(4)
Mr. McDermott became our President and CEO effective November 15, 2019 and was not a Named Executive Officer in 2018 and 2017. Please see “Compensation Discussion and Analysis—New Executive Compensation to Ensure a Smooth Transition” above for more information about Mr. McDermott’s new-hire compensation components disclosed herein.

(5)
As described under “Compensation Discussion and Analysis—New Executive Compensation to Ensure a Smooth Transition” above, these options will vest only if challenging performance metrics are met. During the first 30 months of Mr. McDermott’s employment, the options will vest only if the average closing stock price is 25 percent higher than $266.31 for the 20-business day period before the time-based vesting date. This would represent an increase of over $12.6 billion to the Company’s market capitalization from the date of grant. During the second 30 months of Mr. McDermott’s employment, the options will vest only if the average closing stock price is 50 percent higher than $266.31 for the 20-business day period before the time-based vesting date. This would represent an increase of over $25.1 billion to the Company’s market capitalization from the date of grant.

(6)
This amount represents the aggregate of additional cash payments made to Mr. McDermott for foregoing certain payments from his previous employer in connection with his early termination of such previous employment and commencement of his employment with us prior to January 1, 2020, which includes the following forfeited payments or equity, as applicable: (i) $62,500 pro-rated base salary, (ii) $316,455 cash bonus target, (iii) $1,055,732 in RSUs and PRSUs and (vi) $119,645 executive capital accumulation plan.

(7) This represents the amount paid to Mr. Donahoe for his services as our President and Chief Executive Officer until he resigned effective November 18, 2019 and as an advisor to the Chief Executive Officer through December 31, 2019.

(8)
Due to Mr. Donahoe’s decision to not stand for re-election at the Annual Meeting, he is expected to forfeit an aggregate grant date fair value of $10,543,998 of his 2019 LTI Eligible Shares as determined by the Compensation Committee in January 2020 and his 2019 RSU award.

(9)	Messrs. Donahoe and Scarpelli were ineligible to receive their 2019 Cash Incentive because they resigned prior to the end of fiscal 2019.

(10)
Amount also includes $1,296,349, which represents the value between the exercise price and the fair value as of December 31, 2019 of the portion of Mr. Donahoe’s new-hire option award granted March 6, 2017 that continued to vest in December 2019. In November 2019, the Compensation Committee clarified that for vesting purposes under Mr. Donahoe’s new-hire option and new-hire RSU, Mr. Donahoe’s continuing employment with the Company until December 31, 2019 as a special advisor to the CEO shall be deemed to be continued employment as CEO. No additional shares vested under Mr. Donahoe’s new-hire RSU. As of December 31, 2019, all unvested shares under both his new-hire option and new-hire RSU were forfeited as a result of his resignation as CEO in November 2019.

(11)	Mr. Donahoe was appointed as our CEO on April 3, 2017. The amounts reported for Mr. Donahoe have been pro-rated to reflect his period of employment during 2017.

(12)	Mr. Scarpelli resigned as our CFO, effect August 15, 2019. The amount reported for Mr. Scarpelli have been pro-rated to reflect his period of employment during 2019.

(13)
Mr. Scarpelli was ineligible to receive his 2019 LTI Eligible Shares because of his resignation effective August 15, 2019. Mr. Scarpelli forfeited an aggregate grant date fair value of $8,757,373 of his 2019 LTI Eligible Shares as determined by the Compensation Committee in January 2020 and 2019 RSU award.

(14)	Ms. Wadors joined ServiceNow in 2017 and was not a Named Executive Officer in 2017.

2019 Grant of Plan Based Awards

The following table presents, for each of the Named Executive Officers, information concerning each grant of a cash or equity award made during 2019. This information supplements the information about these awards set forth in the “2019 Summary Compensation Table.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Target) ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (Target) (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Named Executive Officer	Grant Date	Approval Date	Thres-hold ($)	Target ($)	Maxi-mum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)
Mr. McDermott	—	10/21/2019	151,233	189,041	226,849
	11/18/2019	11/15/2019							63,925			17,023,867
	11/18/2019	11/15/2019							9,989			2,660,171
	11/18/2019	11/15/2019								160,646	266.31	20,125,039

Mr. Donahoe	2/12/2019	1/28/2019				31,114	62,228	112,011				14,601,800
	2/12/2019	1/28/2019							15,557			3,650,450
	—	1/28/2019	900,000	1,125,000	1,350,000

Mr. Desai	2/12/2019	1/28/2019				16,059	32,118	57,813				7,536,489
	2/12/2019	1/28/2019							8,030			1,884,240
	—	1/28/2019	480,000	600,000	720,000

Mr. Scarpelli	2/12/2019	1/28/2019				16,059	32,118	57,813				7,536,489
	2/12/2019	1/28/2019							8,030			1,884,240
	—	1/28/2019	420,000	525,000	630,000

Mr. Schneider	2/12/2019	1/28/2019				16,059	32,118	57,813				7,536,489
	2/12/2019	1/28/2019							8,030			1,884,240
	—	1/28/2019	440,000	550,000	660,000

Ms. Wadors	2/12/2019	1/28/2019				8,030	16,059	28,907				3,768,244
	2/12/2019	1/28/2019							4,015			942,120
	—	1/28/2019	270,000	337,500	405,000

______________________

(1)
Represents the amounts that the Named Executive Officers were eligible to receive under our 2019 Cash Incentive upon the achievement of performance targets established by the Compensation Committee. Mr. McDermott’s eligible bonus under the 2019 Cash Incentive was pro-rated based on the number of days he was employed in 2019. For more information, see “Compensation Discussion and Analysis—2019 Compensation Decisions—Performance-Based Cash Incentive.” The actual amounts earned by and paid to the Named Executive Officers for 2019 are set forth in the “2019 Summary Compensation Table” in the column titled “Non-Equity Incentive Plan Compensation.”

(2)
Represents the number of shares of common stock subject to PRSUs granted to the Named Executive Officers during 2019. The columns show the number of shares of common stock that would have been eligible to vest at threshold, target and maximum levels of performance. At the threshold level of performance, 50% of the total shares of common stock subject to the PRSU awards would have been eligible to vest; at the target level of performance, 100% of the shares of common stock subject to the PRSU awards would have been eligible to vest; and at the maximum level of performance, 180% of the shares of common stock subject to the PRSU awards would have been eligible to vest. As further described in the section titled “Compensation Discussion and Analysis—2019 Compensation Decisions—2019 PRSUs-80% of 2019 LTI,” in January 2020, the Compensation Committee determined the actual number of shares eligible to vest pursuant to the PRSU awards based on our 2019 performance. Such eligible shares remain subject to time-based vesting through February 2022.

(3)
The amounts reported in this column represent the grant date fair value of the RSUs, target PRSUs and options granted to the Named Executive Officers, as computed in accordance with FASB ASC Topic 718. The fair value of our common stock on the date of grant is used to calculate the fair value of RSUs and PRSUs, the Black-Scholes options pricing model is used to calculate the fair value of stock option grants with only service-based vesting conditions and a Monte Carlo simulation is used to calculate the fair value of stock option grants with both service- and market-based vesting conditions as disclosed in Notes 2 and 14 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based and performance-based vesting conditions, reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the Named Executive Officers from the awards.

2019 Outstanding Equity Awards at Fiscal Year End

The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and other equity awards held as of December 31, 2019.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Mr. McDermott			160,646	(2)	266.31	11/18/2029
							63,925	(3)	18,047,306
							9,989	(4)	2,820,094

Mr. Donahoe	224,808		—	(5)	86.26	3/6/2027
							12,641	(6)	3,568,807
							60,158	(7)	16,983,807
										112,011	(8)	31,622,946

Mr. Scarpelli

Mr. Desai	24,590	(9)	37,500		81.41	1/17/2027
							6,525	(6)	1,842,138
							25,782	(7)	7,278,774
							46,875	(10)	13,233,750
										57,813	(8)	16,321,766

Mr. Schneider	2,750	(11)	—		29.42	2/7/2023
							6,525	(6)	1,842,138
							25,782	(7)	7,278,774
							20,000	(12)	5,646,400
										57,813	(8)	16,321,766

Ms. Wadors							3,263	(6)	921,210
							15,470	(7)	4,367,490
							19,355	(13)	5,464,304
							1,148	(14)	324,103
										28,907	(8)	8,161,024
_____________________

(1)	The market value of shares is based on the closing price of our common stock on December 31, 2019 of $282.32.

(2)
This stock option award was granted on November 18, 2019 and vests as to 20% of the shares on November 15, 2020, and the remaining shares subject to the award will vest in equal monthly installments over the subsequent 48 months, subject to continued service as our CEO on the applicable time-based vesting dates and the satisfaction of the performance conditions described in the section above titled “Employment Arrangements with Named Executive Officers.”

(3)
This RSU award was granted on November 18, 2019 and vests as to 20% of the shares on November 15, 2020 and in equal quarterly installments over the subsequent 16 quarters, subject to continued employment as CEO on the applicable vesting dates.

(4)
This RSU award was granted on November 18, 2019 in connection with the purchase of $1,000,000 worth of shares of our common stock on the public market, and vests as to 100% of the shares on November 15, 2020, subject to continued employment as CEO on such date.

(5)
This stock option award was granted on March 6, 2017 and vested as to 20% of the shares on February 17, 2018. The remaining shares subject to the award were subject to vesting in equal monthly installments over the subsequent 48 months, subject to continued service as our CEO on the applicable time-based vesting dates and the satisfaction of the performance conditions. Due to Mr. Donahoe’s termination of employment effective December 31, 2019, Mr. Donahoe forfeited all remaining unvested shares as of such date.

(6)	This RSU award was granted on February 12, 2019 and vests quarterly over 4 years, with the first 6.25% of the shares vesting on May 12, 2019, subject to continued service with us on each such date.

(7)
This PRSU award was granted on February 7, 2018 and represents the shares eligible to vest following the Compensation Committee’s final determination in January 2019 of performance against the applicable NNACV target for 2018. The Eligible Shares underlying this award vested as to 33.3% of the shares on February 7, 2019, with the remaining shares vesting in equal quarterly installments thereafter through February 7, 2021, subject to continued service with us on each such date.

(8)
This PRSU award was granted on February 12, 2019 and represents the maximum number of shares subject to PRSUs outstanding as of December 31, 2019. In January 2020, the Compensation Committee determined the actual number of Eligible Shares to vest based on our 2019 performance as follows: Mr. Donahoe: 58,694 Eligible Shares; each of Messrs. Desai and Schneider: 30,294 Eligible Shares; and Ms. Wadors: 15,147 Eligible Shares. Mr. Scarpelli forfeited all shares due to his termination in 2019. Due to Mr. Donahoe’s termination as a director as of the 2020 Annual Meeting, Mr. Donahoe will forfeit 34,239 Eligible Shares. For additional information, see “Compensation Discussion and Analysis—2019 Compensation Decisions” above. The Eligible Shares underlying this award vested as to 33.3% of the shares on February 12, 2020, with the remaining shares vesting in equal quarterly installments thereafter through February 12, 2022, subject to continued service with us on each such date.

(9)
This stock option was granted on January 17, 2017 and vested as to 25% of the shares on December 12, 2017. The remaining shares subject to the award will continue to vest monthly thereafter over the next three years, subject to continued service with us on each such vesting date.

(10)
This RSU award was granted on January 17, 2017 and vested as to 25% of the shares on February 17, 2018, with the remaining shares subject to the award to vest quarterly thereafter over the next three years, subject to continued service with us on each such vesting date.

(11)	This stock option was granted on February 7, 2013 and is fully vested.

(12)
This RSU award was granted on August 12, 2016 and vests quarterly over 3.75 years, with the first 6.25% of the shares vesting on the date of grant, subject to continued service with us on each such date.

(13)	This RSU award was granted on September 18, 2017 and vests quarterly over three years beginning on November 17, 2017, subject to continued service with us on each such date.

(14)
This PRSU award was granted on September 18, 2017 and represents the shares eligible to vest following the Compensation Committee’s final determination in January 2018 of performance against the applicable NNACV target for 2017. The eligible shares underlying this award vested as to 33.3% of the shares on February 17, 2018, and quarterly thereafter over the next eight quarters, subject to continued service with us on each such date.

2019 Option Exercises and Stock Vested Table

The following table presents, for each of the Named Executive Officers, the shares of our common stock that were acquired upon the exercise of stock options and vesting of RSU and PRSU awards and the related value realized during 2019.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Mr. McDermott	—	—	—	—
Mr. Donahoe	—	—	188,898	46,797,382
Mr. Scarpelli	—	—	105,156	26,313,389
Mr. Desai	28,662	5,054,904	102,382	25,562,347
Mr. Schneider	12,750	2,747,395	120,814	30,207,487
Ms. Wadors	—	—	52,805	13,163,917
___________________

(1)
The value realized on exercise is calculated as the difference between the closing price of the shares of our common stock underlying the options when exercised and the applicable exercise price of those options.

(2)	The value realized on vesting is calculated as the number of shares of common stock issued upon vesting of RSUs and PRSUs multiplied by the closing price of our common stock on the vesting date.

Pension Benefits

 We did not sponsor any defined benefit pension or other actuarial plan for our executive officers during 2019.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our executive officers during 2019.

Potential Payments upon Termination or Change in Control

The following table sets forth the estimated payments that would be received by the Named Executive Officers (other than Messrs. Donahoe and Scarpelli, who resigned in 2019) if a hypothetical change in control of the Company, termination of employment without cause or following a resignation for good reason, or termination of employment without cause or following a resignation for good reason in connection with a change in control of the Company had occurred on December 31, 2019. The table below reflects amounts that would have been payable to each Named Executive Officer (other than Messrs. Donahoe and Scarpelli, who resigned in 2019) assuming that the applicable triggering event occurred on December 31, 2019.

	Change in Control Alone	Upon Termination without Cause or Resignation for Good Reason - No Change in Control					Upon Termina-tion for Non-Renewal		Upon Termination without Cause or Resignation for Good Reason - Change in Control
Name	Value of Acceler-ated Vesting ($)(1)(2)	Cash Severance ($)	Contin-uation of Medical Benefits ($)	Value of Acceler-ated Vesting ($) (1)		Total ($)	Value of Acceler-ated Vesting ($) (1)		Cash Severance ($)	Contin-uation of Medical Benefits ($)	Value of Acceler-ated Vesting ($) (1)		Total ($)
Mr. McDermott	—	2,500,000	26,875	7,331,850	(3)	9,858,725	—	(3)	2,500,000	40,313	20,867,400	(3)	23,407,713
Mr. Desai	—	600,000	13,438	—		613,438	—		600,000	13,438	38,956,341		39,569,779
Mr. Schneider	23,834,866	550,000	13,438	—		563,438	—		825,000	13,438	23,834,866		24,673,304
Ms. Wadors	324,103	295,313	13,438	—		308,751	—		295,313	13,438	15,610,884		15,919,635
_____________________

(1)
The value of accelerated vesting is calculated based on the closing price of our common stock on the NYSE as of December 31, 2019, which was $282.32, less, if applicable, the exercise price of each outstanding stock option. The value of accelerated vesting for PRSUs for which achievement had not yet been determined is calculated based on achievement at target levels.

(2)
Assumes that awards are substituted, continued or assumed in connection with the change in control. Pursuant to our equity plan, an outstanding award held by a service provider will accelerate in full if it is not continued, assumed or substituted with an equivalent award in connection with a change in control. If Mr. McDermott’s New-Hire RSU, Additional RSU and/or New-Hire Option are not assumed in a change in control, then the vesting of the New-Hire RSU and the Additional RSU will accelerate in full, the New-Hire Option will accelerate in full to the extent the applicable Performance Conditions are achieved upon the change in control. For a complete discussion of Mr. McDermott post-employment compensation, see section titled “Mr. McDermott’s Post-Employment Compensation.”

(3)	Based on Performance Conditions not being achieved as of December 31, 2019 for the New-Hire Option.

Potential Payments upon Involuntary Termination by Reason of Death

The following table sets forth the estimated payments that would be received by each Named Executive Officer (other than Messrs. Donahoe and Scarpelli, who resigned in 2019) assuming a hypothetical involuntary termination by reason of his or her death occurred on December 31, 2019.

	Upon Involuntary Termination by Reason of Death
Name	Cash Severance ($)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)	Total ($)
Mr. McDermott	2,000,000	26,875	5,000,000	7,026,875
Mr. Desai	900,000	26,875	5,000,000	5,926,875
Mr. Schneider	825,000	26,875	5,000,000	5,851,875
Ms. Wadors	562,500	26,875	5,000,000	5,589,375

CHIEF EXECUTIVE OFFICER PAY RATIO

Our CEO to median employee pay ratio for 2019 is 96:1 on an annualized basis, as adjusted pursuant to Item 402(u) of Regulation S-K. The total 2019 compensation of Mr. Donahoe, who was our CEO as of the employee population determination date, was $21,561,715 on an annualized basis, as adjusted pursuant to Item 402(u) of Regulation S-K and as further described below. The total 2019 compensation of our median employee was $223,554. In selecting the median employee under Item 402(u), reporting companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee and our CEO to median employee pay ratio may not be directly comparable to similar disclosure by other reporting companies.

Identification of Median Employee

We identified the employee with annual total compensation at the median of the compensation of all of our employees (the “median employee”) by considering our employee population as of October 31, 2019 (the “employee population determination date”). We considered all individuals, excluding our CEO, who were employed by us (including our consolidated subsidiaries) on the employee population determination date, whether employed in the United States or outside the United States, or on a full-time, part-time, seasonal or temporary basis, including employees on a leave of absence. Contractors and other non-employees were not included in our employee population.

Compensation for purposes of identifying the median employee included the following: (1) annual base salaries as in effect as of November 12, 2019, (2) actual cash bonus compensation paid between January 1, 2019 and November 12, 2019, which reflects quarterly cash bonus compensation earned for the fourth fiscal quarter of 2018 and the midyear bonus advance under the 2019 bonus program, (3) actual commissions paid between January 1, 2019 and November 12, 2019 which reflects quarterly commissions earned for the trailing four quarters through the third fiscal quarter of 2019, and (4) the grant date fair value of equity awards granted between January 1, 2019 and November 12, 2019, calculated using the same methodology that we use for our named executive officers in our “2019 Summary Compensation Table”, which reflects all new hire and “refresh” equity awards granted in 2019 to our employees who were employed as of the employee population determination date. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using FX rates in effect as of December 31, 2019 as provided in our system of record for compensation information. We did not make any cost-of-living adjustments for employees outside of the United States. We believe our methodology represents a consistently applied compensation measure because it strikes a balance in terms of administrative burden while consistently treating all the primary compensation components for our worldwide workforce and capturing a full year of each of such primary compensation components.

Using this approach, we determined the median employee of our employee population, who was a senior analyst in our finance department and based in the United States. After identifying the median employee based on the methodology above, we calculated the annual total compensation for such median employee using the same methodology we use to calculate the amount reported for our Named Executive Officers in the “Total” column of the “2019 Summary Compensation Table.”

Annualization of Former CEO Total Compensation

As disclosed elsewhere in this proxy statement, our former CEO, John Donahoe, resigned as CEO in November 2019. As a result, Mr. Donahoe’s total compensation for 2019, as disclosed in our “Summary Compensation Table,” excludes a 2019 Cash Incentive payment as he was not eligible to receive his 2019 Cash Incentive due to his resignation in 2019. When Mr. Donahoe’s total compensation is annualized in accordance with Item 402(u) of Regulation S-K to include a 2019 Cash Incentive payment, his compensation increases from $20,454,715, as disclosed in our “2019 Summary Compensation Table,” to $21,561,715.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise or settlement of stock options, RSU and PRSU awards and rights under all of our existing equity compensation plans as of December 31, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (Column A)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Column B) ($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (Column C)(3)
Equity compensation plans approved by security holders	9,886,219	77.7	39,837,171
Equity compensation plans not approved by security holders	—	—	—
Total	9,886,219	77.7	39,837,171
___________________

(1)
This number includes 352,415 shares of common stock subject to stock options outstanding and no shares of common stock subject to RSU awards outstanding under our 2005 Stock Plan, and 801,207 shares of common stock subject to stock options outstanding and 8,732,597 shares of common stock subject to RSU and PRSU awards outstanding under our 2012 Equity Incentive Plan. The number of shares subject to PRSU awards outstanding in the table above reflects shares eligible to vest based on actual achievement for PRSU awards for which the performance achievement had been determined as of December 31, 2019, and shares that would be eligible to vest at 100% of target for PRSU awards for which the performance achievement had not yet been determined as of December 31, 2019. This number excludes purchase rights accruing under our 2012 Employee Stock Purchase Plan.

(2)	The weighted-average exercise price relates solely to shares subject to outstanding stock options because shares subject to RSU and PRSU awards have no exercise price.

(3)
Represents 29,640,757 shares remaining available for future issuance under our 2012 Equity Incentive Plan and 10,196,414 shares remaining available for future issuance under our 2012 Employee Stock Purchase Plan, including shares subject to purchase during the current purchase period. The number of shares reserved for issuance under our 2012 Employee Stock Purchase Plan will increase automatically on January 1 of each year, from January 1, 2013 through January 1, 2022, by the lower of 1% of the total number of shares of the common stock outstanding on December 31 of the preceding year or such lower number as determined by our Board of Directors. There are no longer any automatic increase provisions under the 2012 Equity Incentive Plan. No shares are available for future issuance under our 2005 Stock Plan.

TRANSACTIONS WITH RELATED PARTIES

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation,” the following is a description of transactions since January 1, 2019 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest or such other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, which we collectively refer to as “related parties.”

Relationship with T. Rowe Price Associates, Inc.

T. Rowe Price Associates, Inc. (“T. Rowe Price”) has been our customer since 2012 and made payments to us of approximately $11.0 million in 2019. Our agreement with T. Rowe Price was negotiated in the ordinary course of business. T. Rowe Price reported that it was the beneficial owner of 5% or more of the outstanding shares of our common stock during 2019 and as of December 31, 2019.

Relationship with Vanguard Group, Inc.

Vanguard Group, Inc. (“Vanguard”) has been our customer since 2015 and made payments to us of approximately $4.6 million in 2019. Our agreement with Vanguard was negotiated in the ordinary course of business. Vanguard reported that it was the beneficial owner of 5% or more of the outstanding shares of our common stock during 2019 and as of December 31, 2019.

Relationship with BlackRock, Inc.

BlackRock, Inc. (“BlackRock”) has been our customer since 2017 and made payments to us of approximately $1.4 million in 2019. Our agreement with BlackRock was negotiated in the ordinary course of business. BlackRock reported that it was the beneficial owner of 5% or more of the outstanding shares of our common stock during 2019 and as of December 31, 2019.

Relationship with Deloitte LLP

Through August 2019, Ms. Briggs was the Vice Chair and West Region Managing Partner of Deloitte LLP (“Deloitte”). Deloitte and entities affiliated with Deloitte have been a customer, partner or consultant of us since 2011 and made payments to us of approximately $20.5 million in 2019. We have been a customer of Deloitte since 2015 and made payments to Deloitte of approximately $3.1 million in 2019. Our agreements with Deloitte were negotiated in the ordinary course of business.

Relationship with Slack Technologies, Inc.

Ms. Yehoshua is currently the Chief Product Officer of Slack Technologies, Inc. (“Slack”). We have been a customer of Slack since 2016 and made payments to Slack of approximately $2.6 million in 2019, and we have agreements with Slack with respect to product integrations and marketing. Our agreements with Slack were negotiated in the ordinary course of business.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our indemnification agreements and Bylaws also require us to advance certain expenses incurred by our directors and officers.

Review, Approval or Ratification of Transactions with Related Parties

The charter of the Audit Committee requires that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by the Audit Committee. The Audit Committee has adopted a related party transactions policy to set forth the procedures for the identification, review, consideration and approval or ratification of these transactions. In approving or rejecting any such proposal, our Audit Committee will consider the relevant and available facts and circumstances, including, but not limited to, the extent of the related person’s interest in the transactions, the material facts of the proposed transaction, including the proposed aggregate value of such transaction and whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of ServiceNow’s Audit Committee is not considered to be “soliciting material” and shall not be deemed “filed” or incorporated by reference in any past or future filing by ServiceNow under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that ServiceNow specifically incorporates it by reference.

Role of the Audit Committee

The Audit Committee operates under a written charter adopted by our Board of Directors, which provides that its functions include the oversight of the quality of our financial reports and other financial information provided to shareholders. In carrying out these functions, the Audit Committee reviews critical accounting policies and estimates and the application of U.S. GAAP, reviews our compliance with legal and regulatory requirements, and has responsibility for the appointment, compensation and oversight of our independent registered public accounting firm, PricewaterhouseCoopers LLP (the “Independent Auditor”), including reviewing the Independent Auditor’s independence, reviewing and approving the planned scope of the annual audit, reviewing and pre-approving any audit and non-audit services that may be performed by the Independent Auditor, and reviewing with management and the Independent Auditor the adequacy of our internal financial controls. A more detailed description of the functions and responsibilities of the Audit Committee can be found in ServiceNow’s Audit Committee Charter, published on the corporate governance section of ServiceNow’s website at http://investors.servicenow.com.

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. The Independent Auditor is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Year ended December 31, 2019

The Audit Committee has reviewed and discussed with ServiceNow’s management and our Independent Auditor the audited consolidated financial statements of ServiceNow for the year ended December 31, 2019. The Audit Committee has also discussed with our Independent Auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received and reviewed the written disclosures and the letter from our Independent Auditor required by applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence, and has discussed with our Independent Auditor its independence from ServiceNow.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in ServiceNow’s annual report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Submitted by the Audit Committee
Jonathan C. Chadwick, Chair
Teresa Briggs
Paul E. Chamberlain
Anita M. Sands

ADDITIONAL INFORMATION

Shareholder Proposals to be Presented at Next Annual Meeting

The Company’s Bylaws provide that, for shareholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, shareholders must give timely notice thereof in writing to the Corporate Secretary at ServiceNow, Inc., 2225 Lawson Lane, Santa Clara, California 95054, Attn: Corporate Secretary.

To be timely for the 2021 annual meeting of shareholders, a shareholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of the Company not earlier than 5:00 p.m. Pacific Time on March 4, 2021 and not later than 5:00 p.m. Pacific Time on April 3, 2021. A shareholder’s notice to the Corporate Secretary must set forth, as to each matter the shareholder proposes to bring before the annual meeting, the information required by our Bylaws.

Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at ServiceNow’s 2021 annual meeting of shareholders must be received by the Company not later than December 25, 2020 in order to be considered for inclusion in ServiceNow’s proxy materials for that meeting.

In addition, our Bylaws contain “proxy access” provisions that permit a shareholder or group of shareholders to include director candidates that they intend to nominate in our annual meeting proxy statement and on our proxy card, provided that the shareholder ownership, notice and other requirements set forth in our Bylaws are satisfied.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, certain officers and any persons who own more than 10% of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to the Company and written representations from the directors and executive officers, other than a Form 4/A that was filed late for Fay Sien Goon, the Company believes that all Section 16(a) filing requirements were timely met in 2019.

Available Information

We will mail to any shareholder, without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Investor Relations
ServiceNow, Inc.
2225 Lawson Lane
Santa Clara, California 95054

The Annual Report is also available on the Investor Relations section of our website, which is located at http://investors.servicenow.com. Please help us reduce the impact on the environment and reduce our administrative costs by taking advantage of this method of obtaining our Annual Report.

“Householding” — Shareholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of ServiceNow shareholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call the Company’s Investor Relations department at 2225 Lawson Lane, Santa Clara, California 95054, Attn: Investor Relations, telephone number (408) 501-8550. Shareholders who hold shares of our common stock in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Any shareholders who share the same address and currently receive multiple copies of the Company’s Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or the Company’s Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, the proxy holders will vote the proxies on these matters in accordance with their best judgment.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
SERVICENOW, INC.

ServiceNow, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”) does hereby certify as follows:
FIRST: The name of this corporation is ServiceNow, Inc. This corporation was originally incorporated pursuant to the General Corporation Law on February 16, 2012.
SECOND: The following amendment to the Corporation’s Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law:
1.Article VI, Section 3 of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

3. Board. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, prior to the 2021 annual meeting of stockholders, the directors shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of one class expiring each year. Commencing with the 2021 annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the next annual meeting of stockholders after their election. Notwithstanding anything to the contrary in the foregoing provisions of this Article VI, Section 3, each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

2.Article VI, Section 4 of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

4. Term and Removal. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws. Subject to the rights of the holders of any series of Preferred Stock, except as otherwise provided by law, each director serving in a class of directors for a term expiring at the third annual meeting of stockholders following the election of such class may be removed from the Board only for cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors voting together as a single class, and all other directors may be removed from the Board with or without cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors voting together as a single class.

3.Article VI, Section 5 of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

5. Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall, if elected to fill a vacancy not created by a newly created directorship, be elected to serve for the remainder of the term of the director being replaced or until such director’s earlier death, resignation or removal. Any director elected to fill a vacancy created by a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this ____ day of June, 2020 and the foregoing facts stated herein are true and correct.

SERVICENOW, INC.

By:___________________________________
William R. McDermott,
President and Chief Executive Officer

SERVICENOW, INC.
2225 LAWSON LANE
SANTA CLARA, CA 95054

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NOW2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D11805-P34635

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SERVICENOW, INC.

The Board of Directors recommends you vote FOR each of the Nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4.

1. Election of the directors listed below:

Nominees:	**For**	**Against**	**Abstain**
1a. William R. McDermott	☐	☐	☐
1b. Anita M. Sands	☐	☐	☐
1c. Dennis M. Woodside	☐	☐	☐

	For	**Against**	**Abstain**
2. To approve, on an advisory basis, the compensation of our Named Executive Officers ("Say-on-Pay").	☐	☐	☐
3. Ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2020.	☐	☐	☐
4. To approve an amendment to our Restated Certificate of Incorporation to declassify our Board of Directors.	☐	☐	☐

NOTE: The proxies may vote in their discretion upon any and all other matters that may properly come before the meeting or any adjournment or postponement thereof.

For address changes/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

D11806-P34635

SERVICENOW, INC.
Annual Meeting of Shareholders
June 17, 2020 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) William R. McDermott and Gina Mastantuono or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SERVICENOW, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, PDT on June 17, 2020, at www.virtualshareholdermeeting.com/NOW2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side